As filed with the Securities and Exchange Commission on January 12, 1999
                                                      Registration No. 333-
================================================================================
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ---------------
                                    Form S-3
                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
           First Union Corporation            The Money Store, Inc.
          (Exact name of registrant          (Exact name of registrant
         as specified in its charter)       as specified in its charter)

        North Carolina       56-0898180         New Jersey       22-2293022
       (State or other   (I.R.S. Employer    (State or other  (I.R.S. Employer
       jurisdiction of  Identification No.)  jurisdiction of   Identification
      incorporation or                      incorporation or        No.)
        organization)                         organization)

          One First Union Center               3301 C Street, Suite 100-M
    Charlotte, North Carolina 28288-0013       Sacramento, California 95816
            (704) 374-6565                           (916) 446-5000
    (Address, including zip code, and       (Address, including zip code, and
  telephone number, including area code,  telephone number, including area code,
    of registrant's principal executive    of registrant's principal executive
                 offices)                                offices)

                                ---------------
                          Marion A. Cowell, Jr., Esq.
            Executive Vice President, Secretary and General Counsel
                            First Union Corporation
                             One First Union Center
                      Charlotte, North Carolina 28288-0013
                                 (704) 374-6828
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                        William J. Williams, Jr., Esq.
                              Sullivan & Cromwell
                               125 Broad Street
                           New York, New York 10004
                                 (212) 558-3722
                                ---------------
        Approximate date of commencement of proposed sale to the public:
     From time to time after the effective date of this Registration Statement, as determined in the light of market and other conditions.
                                ---------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                ---------------
                        CALCULATION OF REGISTRATION FEE

====================================================================================================
     Title of Each Class                        Proposed Maximum   Proposed Maximum     Amount of
      of Securities to          Amount to be     Offering Price    Aggregate Offer-   Registration
        be Registered            Registered       Per Unit (1)       ing Price (1)       Fee (1)
----------------------------------------------------------------------------------------------------
Debt Securities of First
  Union Corporation ........
Debt Securities of The
  Money Store, Inc. ........
Guarantees of Debt
  Securities of The Money
  Store, Inc. by First Union
  Corporation(2) ...........
Total ...................... $2,294,000,000     (1)                (1)               $100
====================================================================================================

(1) This Registration Statement pertains to offers and sales of previously registered debt securities guaranteed or assumed by First Union Corporation related to market-making transactions by and through Wheat First Securities, Inc., an affiliate of the Registrant. Because registration fees with respect to these debt securities were paid previously in connection with the registration of the initial offerings of these debt securities to the public, the amount of the registration fee payable with respect to this Registration Statement is the minimum fee of $100.
(2) First Union Corporation is also registering under this Registration Statement all other obligations that it may have with respect to the Debt Securities of The Money Store, Inc.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any State.

                 SUBJECT TO COMPLETION, DATED JANUARY 12, 1999


                            First Union Corporation
[FIRST UNION LOGO]


     First Union Corporation has acquired certain financial services institutions which issued unsecured debt securities consisting of Senior Debt Securities and Subordinated Debt Securities. As a result of these acquisitions, the Corporation has either assumed the Debt Securities as obligations or has guaranteed the payment of the obligations on the Debt Securities, as indicated below and discussed herein.


                            FIRST UNION CORPORATION
                            Assumed Debt Securities



Senior                                                Subordinated
---------------------------------------------------   --------------------------------------------------------
$150,000,000 of 6 5/8% Notes of Meridian Bancorp,     $75,000,000 of 9 7/8% Capital Notes of Florida National
 Inc. due June 15, 2000                               Banks of Florida, Inc. due May 15, 1999
$35,000,000 of 6.186% Medium-Term Notes of            $100,000,000 of 9 5/8% Notes of Signet Banking
 CoreStates Capital Corp. due October 2, 2000         Corporation due June 1, 1999
$49,000,000 of 5.75% Medium-Term Notes of             $75,000,000 of 9 5/8% Capital Notes of Dominion
 CoreStates Capital Corp. due January 15, 2001        Bankshares Corporation due June 15, 1999
$35,000,000 of 5.625% Medium-Term Notes of            $150,000,000 of 9 5/8% Notes of First Fidelity
 CoreStates Capital Corp. due February 12, 2001       Bancorporation due August 15, 1999
                                                      $150,000,000 of 9 5/8% Notes of CoreStates Capital
                                                      Corp. due February 15, 2001
                                                      $100,000,000 of 7 7/8% Debentures of Meridian
                                                      Bancorp, Inc. due July 15, 2002
                                                      $100,000,000 of 9 3/8% Notes of CoreStates Capital
                                                      Corp. due April 15, 2003
                                                      $150,000,000 of 6.80% Notes of First Fidelity
                                                      Bancorporation due June 15, 2003
                                                      $200,000,000 of 5 7/8% Notes of CoreStates Capital
                                                      Corp. due October 15, 2003
                                                      $175,000,000 of 6 5/8% Notes of CoreStates Capital
                                                      Corp. due March 15, 2005
                                                      $200,000,000 of 6.75% Medium-Term Notes of
                                                      CoreStates Capital Corp. due November 15, 2006

                             THE MONEY STORE, INC.
             Debt Securities guaranteed by First Union Corporation



Senior                                              Subordinated
-------------------------------------------------   -------------------------------------------------
$175,000,000 of 8.05% Notes due April 15, 2002      $150,000,000 of 7.30% Notes due December 1, 2002
$125,000,000 of 8.375% Notes due April 15, 2004     $100,000,000 of 7.95% Notes due December 1, 2007

                               ----------------
     Neither the Securities and Exchange Commission nor any other regulatory body has approved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.
                               ----------------
     This Prospectus has been prepared in connection with the Debt Securities and will be used by First Union Capital Markets, a division of Wheat First Securities, Inc., an affiliate of the Corporation and The Money Store, Inc., in connection with offers and sales related to market-making and other transactions in the Debt Securities. First Union Capital Markets may act as principal or agent in such transactions. Such sales may be made at prices related to prevailing market rates at the time of sale or otherwise.


                  The date of this Prospectus is       , 1999.

                              TABLE OF CONTENTS


Index to Defined Terms ................................................    2
Available Information .................................................    3
The Corporation .......................................................    5
Consolidated Ratios of Earnings to Fixed Charges ......................    5
General Information Regarding the Debt Securities .....................    6
  General .............................................................    6
  Subordination of the Subordinated Debt Securities Generally .........    7
  Book-Entry Debt Securities ..........................................    8
Summary of Assumed Senior Debt Securities .............................   10
  Meridian 6 5/8% Senior Notes ........................................   10
  CoreStates Senior Medium-Term Notes .................................   14
Summary of Assumed Subordinated Debt Securities .......................   19
  Florida National Subordinated Capital Notes .........................   19
  Signet 9 5/8% Subordinated Notes ....................................   23
  CoreStates Subordinated Debt Securities .............................   27
  First Fidelity Subordinated Notes ...................................   29
  Dominion Subordinated Capital Notes .................................   36
  Meridian 7 7/8% Subordinated Debentures .............................   41
Summary of TMS Debt Securities and Guarantees .........................   42
  TMS Senior Notes ....................................................   43
  TMS Subordinated Notes ..............................................   48
  The Guarantees ......................................................   50
Experts ...............................................................   51
Plan of Distribution ..................................................   51
Validity of Securities ................................................   51

                             INDEX TO DEFINED TERMS

Applicable Indenture .........................            6
Applicable Trustee ...........................            6
Book-Entry Debt Securities ...................            8
CCC ..........................................            6
Code .........................................           20
Commission ...................................            3
CoreStates ...................................            6
CoreStates 5.625% Senior MTN .................           14
CoreStates 5.75% Senior MTN ..................           14
CoreStates 5 7/8% Subordinated Notes .........           28
CoreStates 6.186% Senior MTN .................           14
CoreStates 6 5/8% Subordinated Notes .........           28
CoreStates 6.75% Subordinated MTN ............           28
CoreStates 9 3/8% Subordinated Notes .........           28
CoreStates 9 5/8% Subordinated Notes .........           28
CoreStates Indentures ........................           14
CoreStates Registered Debt Securities ........           27
CoreStates Senior Indenture ..................           14
CoreStates Senior MTN ........................           14
CoreStates Senior Trustee ....................           14
CoreStates Subordinated Debt Securities.......           27
CoreStates Subordinated Indenture ............           27
CoreStates Subordinated MTN Trustee ..........           27
CoreStates Subordinated Notes ................           27


CoreStates Subordinated Notes Trustee ........           27
CoreStates Subordinated Trustees .............           27
CoreStates Trustees ..........................           14
Corporation ..................................            5
Debt Securities ..............................            6
covenant defeasance ..........................           11
Default ......................................        31,38
Depositary ...................................            8
Discharged ...................................           48
Dominion .....................................            6
Dominion Subordinated Capital Notes ..........           37
Dominion Subordinated Indenture ..............           37
Dominion Subordinated Trustee ................           37
DTC ..........................................            8
Entitled Persons .............................           35
Event of Default .............................    11,15,20,
                                               24,29,30,31,
                                                37,42,45,49
Excess Proceeds ..............................           34
Exchange Act .................................            4
First Fidelity ...............................            6
First Fidelity 6.80% Subordinated Notes.......           30
First Fidelity 9 5/8% Subordinated Notes .....           30
First Fidelity Subordinated Indenture ........           30

First Fidelity Subordinated Notes ..........        30
First Fidelity Subordinated Trustee ........        30
Florida National ...........................         6
Florida National Subordinated Capital
   Notes ...................................        19
Florida National Subordinated Indenture.....        19
Florida National Subordinated Trustee ......        19
FUNB .......................................         5
FUNB-NC ....................................         5
Government Obligations .....................        35
Guarantees .................................        43
Guarantor Senior Indebtedness ..............        51
Indentures .................................         6
Issuer(s) ..................................         6
legal defeasance ...........................        11
legal defeasance option ....................        44
Major Constituent Bank .....................     17,40
Major Subsidiary Bank ......................        31
Meridian ...................................         6
Meridian 6 5/8% Senior Notes ...............        10
Meridian 7 7/8% Subordinated
   Debentures ..............................        42
Meridian Debt Securities ...................        10
Meridian Indentures ........................        10
Meridian Senior Indenture ..................        10
Meridian Senior Trustee ....................        10
Meridian Subordinated Indenture ............        42
Meridian Subordinated Trustee ..............        42
Meridian Trustees ..........................        10
Notice of Default ..........................        45
Other Financial Obligations ................        35
participants ...............................         8
Principal Subsidiary Bank ..................     14,26
Registration Statement .....................         6
Senior Debt Securities .....................        10


Senior Guarantee ...........................        43
Senior Indebtedness ........................ 23,27,29,
                                              34,40,42
Senior Indentures ..........................         6
Signet .....................................         6
Signet 9 5/8% Subordinated Notes ...........        23
Signet Subordinated Indenture ..............        23
Signet Subordinated Trustee ................        23
Subordinated Debt Securities ...............        19
Subordinated Guarantee .....................        48
Subordinated Indentures ....................         6
Subsidiary .................................        22
Systems ....................................         9
TIA ........................................        17
TMS ........................................         5
TMS 7.30% Subordinated Notes ...............        49
TMS 7.95% Subordinated Notes ...............        49
TMS 8.05% Senior Notes .....................        43
TMS 8.375% Senior Notes ....................        43
TMS Debt Securities ........................        43
TMS Indebtedness ...........................        50
TMS Indentures .............................        43
TMS Senior Indebtedness ....................        50
TMS Senior Indenture .......................        43
TMS Senior Notes ...........................        43
TMS Senior Trustee .........................        43
TMS Subordinated Indenture .................        48
TMS Subordinated Notes .....................        48
TMS Subordinated Trustee ...................        48
TMS Trustees ...............................        43
transfer ...................................        13
U.S. Government Obligations ................        48
Year 2000 ..................................         9

                             AVAILABLE INFORMATION

     The Corporation (as defined herein) files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Information filed with the Commission by the Corporation can be inspected and copied at the Public Reference Room maintained by the Commission and at the following Regional Offices of the Commission:


       Public Reference Room      New York Regional Office     Chicago Regional Office
     450 Fifth Street, N.W.         7 World Trade Center           Citicorp Center
           Room 1024                     Suite 1300            500 West Madison Street
     Washington, D.C. 20549         New York, N.Y. 10048              Suite 1400
                                                                  Chicago, IL 60621

     You may also obtain copies of this information by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Further information on the operation of the Commission's Public Reference Room in Washington, D.C. can be obtained by calling the Commission at 1-800-SEC-0330.

     The Commission also maintains an Internet site that contains reports, proxy statements and other information about issuers, such as the Corporation, who file electronically with the Commission. The address of that site is http://www.sec.gov.

     The Corporation's common stock is listed on the New York Stock Exchange, and reports, proxy statements and other information concerning the Corporation can also be inspected at the offices of such Exchange at 20 Broad Street, New York, N.Y. 10005. More information may be obtained by contacting the Corporation's Internet site. The address of that site is http://www.firstunion.com.

     This Prospectus is part of a registration statement that the Corporation has filed with the Commission. The full registration statement may be obtained from the Commission or the Corporation, as indicated below. Forms of the various Indentures and other documents establishing the terms of the Debt Securities are filed as exhibits to the registration statement. Statements in this Prospectus about such documents are summaries. You should refer to the actual documents for a more complete description of the relevant matters.

     The rules of the Commission allow the Corporation to "incorporate by reference" information into this Prospectus, which means that the Corporation can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be a part of this Prospectus, and later information that the Corporation files with the Commission will automatically update and supersede that information. This Prospectus incorporates by reference the following documents that have been previously filed with the Commission. These documents contain important information about the Corporation.

    o Annual Report on Form 10-K for the year ended December 31, 1997

    o Quarterly Reports on Form 10-Q for the periods ended:
        o March 31, 1998
        o June 30, 1998
        o September 30, 1998

     o Current Reports on Form 8-K dated:
        o January 22, 1998
        o April 15, 1998
        o April 23, 1998
        o May 7, 1998
        o May 26, 1998
        o June 8, 1998

     The Corporation is also incorporating by reference additional documents that will be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") between the date of this Prospectus and the termination of the offering of the Debt Securities.

     The Corporation will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning the Corporation at:

                               Corporate Relations
                               First Union Corporation
                               One First Union Center
                               Charlotte, N.C. 28288-0206
                               Telephone: (704) 374-6782

     The Corporation has not included or incorporated by reference any separate financial statements of TMS (as defined herein). The Corporation does not consider those financial statements would be material to holders of the TMS Debt Securities (as defined herein) and the Guarantees (as defined herein) because TMS is a wholly-owned subsidiary of the Corporation and the TMS Debt Securities are unconditionally guaranteed by the Corporation, as described in this Prospectus. Because of these reasons, TMS is no longer required to file periodic reports with the Commission.

                                THE CORPORATION

     First Union Corporation (the "Corporation") was incorporated under the laws of North Carolina in 1967 and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Pursuant to a corporate reorganization in 1968, First Union National Bank of North Carolina ("FUNB-NC") and First Union Mortgage Corporation, a mortgage banking firm acquired by FUNB-NC in 1964, became subsidiaries of the Corporation. FUNB-NC merged into First Union National Bank ("FUNB") in February 1998.

     The Corporation provides a wide range of commercial and retail banking and trust services through full-service banking offices in Connecticut, Delaware, Florida, Georgia, Maryland, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Virginia and Washington, D.C. Such offices are operated by FUNB, based in Charlotte, North Carolina, except the Delaware offices, which are operated by First Union Bank of Delaware. The Corporation also provides various other financial services, including mortgage banking, credit card, home equity lending, leasing, investment banking, insurance and securities brokerage services, through other subsidiaries.

     The Money Store, Inc. ("TMS") is a financial services company engaged, through its subsidiaries, in the business of originating, selling and servicing consumer and commercial loans of specified types and offering related services. Loans originated by TMS primarily consist of (i) fixed and adjustable rate loans secured by mortgages on residential real estate and loans which allow consumers to borrow up to 125 percent of the value of their homes, which include home improvement loans, (ii) loans guaranteed in part by the United States Small Business Administration and commercial loans generally secured by first mortgages, (iii) government-guaranteed student loans, and (iv) motor vehicle retail installment sale contracts purchased from automobile dealers.

     The Corporation has completed approximately 80 acquisitions of financial services institutions since 1985. Certain of those financial services institutions issued the Debt Securities prior to being acquired by the Corporation. Such financial services institutions either have been merged into the Corporation or are wholly-owned subsidiaries of the Corporation. See
   "General Information Regarding the Debt Securities".

     The Corporation's principal executive offices are located at One First Union Center, Charlotte, North Carolina 28288-0013 (telephone number: (704) 374-6565).


                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES



                                               Nine Months                       Years Ended December 31,*
                                                  Ended          ---------------------------------------------------------
                                            September 30, 1998      1997        1996        1995        1994        1993
                                           -------------------   ---------   ---------   ---------   ---------   ---------
Excluding interest on deposits .........          2.19X              2.50        2.58        2.87        3.47        4.07
Including interest on deposits .........          1.53X              1.57        1.56        1.58        1.72        1.74

     * Restated to reflect various pooling of interests transactions, including the Corporation's pooling of interests acquisition of CoreStates (as defined herein) completed on April 28, 1998.

     For purposes of computing these ratios, earnings represent income from continuing operations before extraordinary items and cumulative effect of a change in accounting principle plus income taxes and fixed charges (excluding capitalized interest). Fixed charges, excluding interest on deposits, represent interest (other than on deposits, but including capitalized interest), one-third (the proportion deemed representative of the interest factor) of rents and all amortization of debt issuance costs. Fixed charges, including interest on deposits, represent all interest (including capitalized interest), one-third (the proportion deemed representative of the interest factor) of rents and all amortization of debt issuance costs.

               GENERAL INFORMATION REGARDING THE DEBT SECURITIES

     The Debt Securities (which term includes the Senior Debt Securities and the Subordinated Debt Securities, each as defined herein) were issued by financial services institutions which were subsequently acquired by the Corporation.

   o The Corporation acquired Florida National Banks of Florida, Inc.
     ("Florida National") on January 29, 1990, by merging Florida National with and into a wholly-owned subsidiary of the Corporation. On June 23, 1995, such subsidiary corporation was merged with and into the Corporation.

   o The Corporation acquired Dominion Bankshares Corporation ("Dominion") on March 1, 1993, by merging Dominion with and into a wholly-owned subsidiary of the Corporation. On July 31, 1997, such subsidiary corporation was merged with and into the Corporation.

   o The Corporation acquired First Fidelity Bancorporation ("First Fidelity") on January 1, 1996, by merging First Fidelity with and into a wholly-owned subsidiary of the Corporation. On February 26, 1998, such subsidiary corporation was merged with and into the Corporation.

   o The Corporation acquired Signet Banking Corporation ("Signet") on November 30, 1997, by merging Signet with and into the Corporation.

   o The Corporation acquired CoreStates Financial Corp ("CoreStates") on April 28, 1998, by merging CoreStates with and into the Corporation. CoreStates had previously acquired Meridian Bancorp, Inc. ("Meridian") on April 9, 1996, by merging Meridian with and into CoreStates. CoreStates Capital Corp ("CCC") became a wholly-owned subsidiary of the Corporation as a result of the CoreStates acquisition, and was merged with and into the Corporation on May 15, 1998.

   o The Corporation acquired TMS on June 30, 1998, by merging a wholly-owned subsidiary of FUNB with and into TMS.

     As a result of these mergers, the Corporation, by operation of law, is responsible for the respective obligations of Florida National, Dominion, First Fidelity, Signet, CoreStates, Meridian and CCC with regard to their Debt Securities. In addition, the Corporation has guaranteed the payment of the obligations of TMS with respect to the Debt Securities issued by TMS. The Corporation and TMS, as the current obligors under the Debt Securities, are sometimes referred to herein individually as the "Issuer" and together as the "Issuers".

     The Debt Securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.


General

     The Senior Debt Securities have been issued under senior indentures (collectively, the "Senior Indentures"), between the Issuers and the Trustees named herein. The Subordinated Debt Securities have been issued under subordinated indentures (collectively, the "Subordinated Indentures" and together with the Senior Indentures, the "Indentures"), between the Issuers and the Trustees named herein. Copies of the Senior Indentures and the Subordinated Indentures are incorporated by reference as exhibits to the registration statement of which this Prospectus is a part (the "Registration Statement").

     The descriptions of the Debt Securities and the Indentures set forth in this Prospectus are brief summaries of certain terms and provisions thereof, do not purport to be complete, and are qualified in their entirety by reference to, all the provisions of the Indenture applicable to a particular series of Debt Securities (the "Applicable Indenture", and the Trustee thereunder, the "Applicable Trustee"), including the definitions therein of certain terms. Whenever particular provisions or defined terms in an Applicable Indenture are referred to, such provisions or defined terms are incorporated herein by reference. Section references used herein are references to the Applicable Indenture. Capitalized terms used but not defined herein shall have the meaning given to them in the Applicable Indenture.

     None of the Indentures limits the aggregate principal amount of Debt Securities or of any particular series of Debt Securities which may be issued thereunder and each provides that Debt Securities issued thereunder may be issued from time to time in one or more series, except that (i) the Dominion Subordinated Indenture (as defined herein) is limited to $75 million aggregate principal amount of Dominion Subordinated

Capital Notes (as defined herein), and (ii) the Florida National Subordinated Indenture (as defined herein) is limited to $75 million aggregate principal amount of Florida National Subordinated Capital Notes (as defined herein). None of the Indentures limits the amount of other debt that may be issued by the Issuers or contains financial or similar restrictive covenants relating to the Issuers. The Issuers expect from time to time to incur additional indebtedness.


     Because the Corporation is a holding company and a legal entity separate and distinct from its subsidiaries, the rights of the Corporation to participate in any distribution of assets of any subsidiary upon its liquidation of assets or reorganization or otherwise (and thus the ability of holders of Debt Securities to benefit indirectly from such distribution) would be subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation itself may be a creditor of that subsidiary with recognized claims. Claims on the Corporation's subsidiary banks by creditors other than the Corporation include indebtedness and substantial obligations with respect to deposit liabilities and federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations.

     Except as otherwise specified with respect to any of the Debt Securities, the Debt Securities are not (1) redeemable prior to maturity, (2) subject to repayment at the option of the registered holders thereof prior to maturity or
(3) entitled to the benefit of any sinking fund. The Corporation or its affiliates may at any time repurchase the Debt Securities at any price in the open market or otherwise and Debt Securities so purchased by the Corporation may be held or resold or, at the Corporation's discretion, may be surrendered to the Applicable Trustee for cancellation.

     Except as otherwise specified with respect to any of the Debt Securities, interest on the Debt Securities will be computed on the basis of a 360-day year of twelve 30-day months.


Subordination of the Subordinated Debt Securities Generally

     The following summary of the general subordination provisions of the Subordinated Debt Securities is subject to the terms of each Applicable Indenture. The obligations of the Issuers to make any payment on account of the principal of and interest on any Subordinated Debt Securities are, to the extent set forth in the Applicable Indenture, subordinate and junior in right of payment to all "Senior Indebtedness" of the Corporation, as defined in the Applicable Indenture with respect to any particular Subordinated Debt Securities. A description of the subordination provisions of each particular series of Subordinated Debt Securities, and of the definition of Senior Indebtedness with respect thereto, is included below under "Summary of Assumed Subordinated Debt Securities" and "Summary of TMS Debt Securities and Guarantees -- TMS Subordinated Notes".

     Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of an Issuer, the holders of all Senior Indebtedness (as defined in the Applicable Indenture with respect to any particular Subordinated Debt Securities) will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of such Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of or interest on such Subordinated Debt Securities. In the event of the acceleration of the maturity of any Subordinated Debt Securities, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due thereon before the holders of such Subordinated Debt Securities will be entitled to receive any payment upon the principal of or interest on such Subordinated Debt Securities.

     By reason of such subordination in favor of the holders of applicable Senior Indebtedness, in the event of insolvency, creditors of an Issuer who are not holders of applicable Senior Indebtedness or holders of the Subordinated Debt Securities may recover less, ratably, than the holders of applicable Senior Indebtedness and may recover more, ratably, than the holders of the Subordinated Debt Securities. Creditors of an Issuer other than holders of applicable Senior Indebtedness, as defined in each Subordinated Indenture, shall not be entitled to the benefits of the subordination provisions of such Subordinated Indenture. As a result of the differing definitions of Senior Indebtedness in the various Subordinated Indentures, in the event of insolvency, certain creditors of an Issuer (including the holders of certain of such Issuer's debt securities) may receive more or less than other creditors (including the holders of the Issuer's other debt securities).

     None of the Subordinated Indentures limits the amount of additional Senior Indebtedness that may be issued or other obligations that may be incurred by the applicable Issuer. The Corporation currently has an effective shelf registration statement pursuant to which it may issue debt securities that are senior to certain of the Subordinated Debt Securities. The Corporation and TMS expect from time to time to issue additional indebtedness and incur other obligations, some of which may constitute Senior Indebtedness under the Subordinated Indentures.


Book-Entry Debt Securities

     Except as otherwise specified with respect to any Debt Securities, the Debt Securities have been issued in permanent global form (hereinafter, "Book-Entry Debt Securities") under the Indentures. Upon issuance, all Book-Entry Debt Securities of like tenor and having the same date of issuance are represented by one or more permanent global Debt Securities. Each permanent global Debt Security representing Book-Entry Debt Securities has been deposited with, or on behalf of, The Depository Trust Company ("DTC" or the "Depositary"), as depositary, located in the Borough of Manhattan, The City of New York, and has been registered in the name of the Depositary or a nominee of the Depositary.

     Ownership of Book-Entry Debt Securities is limited to institutions that have accounts with the Depositary or its nominee ("participants") or persons that may hold interests through participants. In addition, ownership of Book-Entry Debt Securities by participants is only evidenced by, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee, as the case may be. Ownership of Book-Entry Debt Securities by persons that hold interests through participants will only be evidenced by, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer Book-Entry Debt Securities.

     The Depositary has advised the Corporation that the Depositary is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of such participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     The Depositary has advised the Corporation that upon the issuance of a permanent global Debt Security or Debt Securities, representing Book-Entry Debt Securities, and the deposit of such permanent global Debt Security or Debt Securities with the Depositary, the Depositary immediately credits, on its book-entry registration and transfer system, the respective principal amounts of the Book-Entry Debt Securities represented by such permanent global Debt Security or Debt Securities to the accounts of participants.

     Payments of principal of and any premium and interest on Book-Entry Debt Securities represented by any permanent global Debt Security or Debt Securities registered in the name of or held by the Depositary or its nominee, will be made to the Depositary or its nominee, as the case may be, as the registered owner and the holder of the permanent global Debt Security or Debt Securities representing such Book-Entry Debt Securities. Such payments to the Depositary or its nominee, as the case may be, will be made in immediately available funds at the offices of the applicable paying agent, in the Borough of Manhattan, The City of New York, provided that, in the case of payments of principal and any premium, the permanent global Debt Security or Debt Securities are presented to such paying agent in time for such paying agent to make such payments in such funds in accordance with its normal procedures. None of the Issuers, the Applicable Trustees or any agent of an Issuer or such Trustee will have any responsibility or liability for any aspect of the Depositary's records or any participant's records relating to or payments made on account of Book-Entry Debt Securities or for maintaining, supervising or reviewing any of the Depositary's records or any participant's records relating to such Book-Entry Debt Securities.

     The Depositary has advised the Corporation that upon receipt of any payment of principal of or any premium or interest in respect of a permanent global Debt Security, the Depositary will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such permanent global Debt Security as shown on the records of the Depositary. Payments by participants to owners of Book-Entry Debt Securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.

     No permanent global Debt Security may be transferred except as a whole by the Depositary for such permanent global Debt Security to a nominee of the Depositary or by a nominee of the Depositary.

     Book-Entry Debt Securities represented by a permanent global Debt Security are exchangeable for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount, only if (1) the Depositary notifies the applicable Issuer that it is unwilling or unable to continue as Depositary for such permanent global Debt Security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act,
(2) the applicable Issuer in its sole discretion determines that such Book-Entry Debt Securities shall be exchangeable for definitive Debt Securities in registered form, or (3) (except with respect to the Debt Securities originally issued by Meridian) any event shall have happened and be continuing which, after notice or lapse of time, or both, would become an event of default under the Applicable Indenture. Unless otherwise indicated below with respect to a particular Debt Security, any permanent global Debt Security representing Book-Entry Debt Securities that is exchangeable pursuant to the preceding sentence shall be exchangeable in whole for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. Such definitive Debt Securities shall be registered in the name or names of such person or persons as the Depositary shall instruct the registrar of such Debt Securities. It is expected that such instructions may be based upon directions received by the Depositary from its participants with respect to ownership of Book-Entry Debt Securities.

     Except as provided above, owners of Book-Entry Debt Securities will not be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the holders thereof for any purpose under the Indentures, and no permanent global Debt Security representing Book-Entry Debt Securities will be exchangeable, except for another permanent global Debt Security of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a Book-Entry Debt Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Applicable Indenture. The Indentures provide that the Depositary, as a holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the Applicable Indentures. The Issuers understand that under existing industry practices, in the event that an Issuer requests any action of holders or an owner of a Book-Entry Debt Security desires to give or take any action a holder is entitled to give or take under the Applicable Indenture, the Depositary would authorize the participants owning the relevant Book-Entry Debt Securities to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.


     The Depositary's Year 2000 Efforts

     The Depositary's management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000" problems. The Depositary has informed its participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within the Depositary, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, the Depostiary's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, the Depositary's ability to perform properly its services is also dependent upon other parties, including but not limited to the Issuers and their agents, as well as third party vendors from whom the Depositary licenses software and hardware, and third party vendors on whom the Depositary relies for information or the provision of services, including telecommunication and electrical utility servicer providers, among others. The Depositary has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom the Depositary acquires services to: (1) impress upon them the importance of such services being Year 2000 compliant; and (2) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, the Depositary is in the process of developing such contingency plans as it deems appropriate.

     According to the Depositary, the foregoing information with respect to the Depostiary has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.


                   SUMMARY OF ASSUMED SENIOR DEBT SECURITIES

     The following descriptions of certain terms of the particular series of Senior Debt Securities (which term includes the Debt Securities listed below as well as the TMS Senior Notes (as defined herein)) are summaries of the provisions thereof, do not purport to be complete and are qualified in their entirety by reference to the Applicable Indentures and the applicable series of Senior Debt Securities.



Securities                          Issue Dates           Interest Payment Dates        Regular Record Dates
---------------------------------   -------------------   ---------------------------   ------------------------
6 5/8% Notes of Meridian Bancorp,
 Inc. due June 15, 2000 .........   June 12, 1995         June 15 and December 15       June 1 and December 1
6.186% Medium-Term Notes of
 CoreStates Capital Corp. due
 October 2, 2000 ................   October 6, 1997       April 15 and October 15       April 1 and October 1
5.75% Medium-Term Notes of
 CoreStates Capital Corp. due
 January 15, 2001 ...............   January 12, 1996      January 15 and July 15        January 1 and July 1
5.625% Medium-Term Notes of
 CoreStates Capital Corp. due
 February 12, 2001 ..............   February 12, 1996     February 12 and August 12     February 1 and August 1

Meridian 6 5/8% Senior Notes

     CoreStates acquired Meridian on April 9, 1996. The Corporation acquired CoreStates on April 28, 1998. By operation of law, the Corporation is the successor to the assets and liabilities of Meridian, including the obligations of Meridian with regard to the Meridian Debt Securities (as defined herein).


     General

     The Meridian 6 5/8% Notes due June 15, 2000 (the "Meridian 6 5/8% Senior Notes", and together with the Meridian 7 7/8% Subordinated Debentures (as defined herein), the "Meridian Debt Securities"), were issued on June 12, 1995 and will mature June 15, 2000. The Meridian 6 5/8% Senior Notes were issued under an Indenture dated as of March 9, 1992 (the "Meridian Senior Indenture", and together with the Meridian Subordinated Indenture (as defined herein), the "Meridian Indentures"), between Meridian and The First National Bank of Chicago, as Trustee (the "Meridian Senior Trustee", and together with the Meridian Subordinated Trustee (as defined herein), the "Meridian Trustees"). The Meridian 6 5/8% Senior Notes are limited to $150 million aggregate principal amount.

     The Meridian 6 5/8% Senior Notes bear interest at the rate of 6 5/8% per annum, payable semiannually on June 15 and December 15 each year to the registered holders at the close of business on the June 1 and

December 1 preceding such June 15 or December 15, respectively, whether or not such day is a business day. The Meridian 6 5/8% Senior Notes are limited to $150 million aggregate principal amount.


     Meridian Indentures

     The following description of certain terms of the Meridian Indentures applies to the Meridian Senior Indenture and, except as expressly limited to the Meridian Senior Indenture, also applies to the Meridian Subordinated Indenture.

     Satisfaction, Discharge and Defeasance. The Meridian Indentures and the Meridian Debt Securities provide that with respect to Meridian Debt Securities of any series, the Corporation will at its option either (a) be deemed to have paid and discharged the entire indebtedness represented by its obligations under such Meridian Debt Securities (except for certain obligations to register the transfer or exchange of the Meridian Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Meridian Debt Securities, to maintain an office or agency in respect of the Meridian Debt Securities and to hold moneys for payment in trust) ("legal defeasance"), or (b) cease to be under any obligation to comply with certain terms, provisions or conditions of the Applicable Indenture (those terms, provisions or conditions described in the applicable Meridian Indenture under " -- Consolidation, Merger or Sale" (Article Seven), and " -- Limitation on Sale or Issuance of Capital Stock of a Principal Subsidiary Bank" (Section 905)) or the terms, provisions or conditions of the applicable Meridian Debt Securities ("covenant defeasance") in either case, on the 91st day after (1) the Corporation has paid or caused to be paid all other sums payable with respect to such Meridian Debt Securities and the Corporation has delivered to the Applicable Trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent relating to the satisfaction and discharge of the entire indebtedness on all of such Meridian Debt Securities have been complied with; (2) the Corporation has deposited or caused to be deposited irrevocably with the Applicable Trustee as a trust fund specifically pledged as security for the benefit of the holders of such Meridian Debt Securities, (x) dollars in an amount, or (y) obligations of, or obligations guaranteed by, the United States of America (which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than the due date of any payment of principal and interest, if any, under the Meridian Debt Securities money in an amount), or (z) a combination of (x) and (y), sufficient to pay and discharge each installment of principal of and interest, if any, on such Meridian Debt Securities on the dates such installments of interest or principal are due; and (3) no event of default or event which, with notice or the lapse of time or both, would become an event of default, under the Applicable Indenture has occurred and is continuing on the date of such deposit. Among the conditions of the Corporation's exercising any such option, the Corporation is required to deliver to the Applicable Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the applicable Meridian Debt Securities to recognize income, gain or loss for United States Federal income tax purposes and that the holders will be subject to United States Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such deposit and related defeasance had not occurred. (Section 403).

     Events of Default; Acceleration; Waiver. The following events are "Events of Default" under the Meridian Indentures with respect to Meridian Debt Securities of any series: (1) default for 30 days in the payment of any interest upon any Meridian Debt Security of such series when it becomes due and payable; or (2) default in the payment of the principal of any Meridian Debt Security of such series at its maturity; or (3) default for 60 days after written notice in the performance, or breach, of any covenant or warranty of the Corporation (other than a covenant or warranty included in the Applicable Indenture solely for the benefit of a series of Meridian debt securities other than those in respect of which the event of default is being determined); or
(4) certain events of bankruptcy, insolvency or reorganization of the Corporation. (Section 501). An Event of Default under one series of Meridian debt securities will not necessarily be an Event of Default with respect to any other series of Meridian debt securities.

     The Meridian Senior Indenture provides that if an Event of Default occurs and is continuing with respect to the outstanding Meridian 6 5/8% Senior Notes, then either the Meridian Senior Trustee or the holders of not less than 25 percent in principal amount of the outstanding Meridian 6 5/8% Senior Notes may declare the principal amount of all the Meridian 6 5/8% Senior Notes to be due and payable immediately. (Meridian Senior Indenture Section 502).

     At any time after a declaration of acceleration with respect to Meridian Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Applicable Trustee, the holders of a majority in principal amount of such Meridian Debt Securities, by written notice to the Corporation and the Applicable Trustee, may rescind and annul such declaration and its consequences if (1) the Corporation has paid to or deposited with the Applicable Trustee a sum sufficient to pay (a) all overdue interest on all such Meridian Debt Securities, (b) the principal of any Meridian Debt Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed for such Meridian Debt Securities, (c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed for such Meridian Debt Securities, and (d) all sums paid or advanced by the Applicable Trustee and the reasonable compensation, expenses, disbursements and advances of the Applicable Trustee, its agents and counsel; and (2) all Events of Default with respect to Meridian Debt Securities of such series, other than the nonpayment of the principal of Meridian Debt Securities of such series which have become due solely by such declaration of acceleration, have been cured or waived. No such rescission, annullment or waiver shall affect any subsequent default or impair any right consequent thereon. (Section 502).

     The Meridian Indentures also provide that no holder of any of the Meridian Debt Securities shall have any right to institute any proceeding with respect to the Applicable Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Applicable Indenture, unless such holder has previously given written notice to the Applicable Trustee of a continuing Event of Default with respect to the Meridian Debt Securities of such series, the holders of not less than 25 percent in principal amount of the outstanding Meridian Debt Securities of such series shall have made written request to the Applicable Trustee to institute proceedings in its own name as Meridian Trustee, such holder or holders have offered to the Applicable Trustee reasonable indemnity against costs, expenses and liabilities, the Applicable Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding, and no direction inconsistent with such written request has been given to the Applicable Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Meridian Debt Securities of such series. (Section 506).

     In addition, the Meridian Indentures provide that the holders of not less than a majority in principal amount of the outstanding Meridian Debt Securities of any series may on behalf of all holders of such series waive any past default with respect to such series, and its consequences, except a default in the payment of principal or interest on any Meridian Debt Securities of such series, or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding Meridian Debt Security of such series affected thereby. (Section 511).

     Modification of the Meridian Indentures. Each Meridian Indenture provides that the Corporation and the Applicable Trustee may, without the consent of any holders of any Meridian Debt Securities issued thereunder, enter into supplemental indentures for purposes, among other things, of: (1) evidencing the succession of another person to the Corporation and the assumption by any such successor of the covenants of the Corporation; (2) adding to the Corporation's covenants or surrendering any of the Corporation's rights or powers; (3) adding any additional events of default; (4) adding to or changing any of the provisions of the Applicable Indenture to such extent as shall be necessary to permit or facilitate the issuance of Meridian debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons or to provide for uncertificated Meridian Debt Securities; (5) changing or eliminating any of the provisions of the Applicable Indenture, provided that any such change or elimination shall become effective only when there is no outstanding Meridian debt security created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision; (6) securing any of the Meridian debt securities issued thereunder; (7) establishing the form or terms of any of the Meridian debt securities issued thereunder; (8) evidencing and providing for the acceptance of appointments by a successor Meridian Trustee with respect to the Meridian debt securities of one or more series issued thereunder and to add to or change any of the provisions of the

Applicable Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Meridian Trustee; or
(9) curing any ambiguity, correcting or supplementing any provision which may be inconsistent with any other provision, or making any other provisions with respect to matters or questions arising under the Applicable Indenture, provided that such action shall not adversely affect the interests of the holders of Meridian debt securities of any series issued thereunder in any material respect. (Section 801).

     Each Meridian Indenture also contains provisions permitting the Corporation and the Applicable Trustee, with the consent of the holders of not less than a majority in principal amount of the Meridian Debt Securities of the affected series, to enter into supplemental indentures for the purpose of adding any provisions to or changing or eliminating any of the provisions of the Applicable Indenture or of modifying in any manner the rights of the holders of the Meridian Debt Securities issued under the Applicable Indenture, except that no supplemental indenture shall, without the consent of the holder of each outstanding Meridian Debt Security affected thereby, among other things, (1) change the maturity of the principal of, or any installment of principal of or interest on, any such Meridian Debt Security, or reduce the principal amount thereof, or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency of payment, or impair the right to institute suit for the enforcement of any such payment on or after the applicable maturity date; or (2) reduce the percentage in principal amount of the outstanding Meridian Debt Securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver; or (3) change any obligation of the Corporation to maintain an office or agency in the places and for the purposes specified in the Applicable Indenture; or (4) with certain exceptions and provisions, modify the foregoing requirements. (Section 802).

     Control by Holders. The Meridian Indentures provide that the holders of a majority in principal amount of the Meridian Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding or power conferred on the Applicable Trustee with respect to the Meridian Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Applicable Indenture. Each Meridian Trustee may take any other action deemed proper by such Trustee which is not inconsistent with such direction. (Section 510).

     Reports by the Corporation. The Meridian Indentures provide that the Corporation must deliver to the Meridian Trustees, within 120 days after the end of each fiscal year, a certificate as to the Corporation's compliance with all conditions and covenants under the Applicable Indenture and, within ten business days of the Corporation's becoming aware of any default or event of default, written notice of the occurrence thereof, unless such default or event of default shall have been cured within such ten-day period. (Section 907).

     Consolidation, Merger or Sale. The Meridian Indentures provide that the Corporation will not merge or consolidate with any other Person or sell, lease, transfer or otherwise dispose of all or substantially all of its assets to any Person, except that the Corporation may merge or consolidate, or sell, lease, transfer or dispose of all or substantially all of its assets, provided that
(1) either (a) the Corporation is the surviving or successor Person, or (b) the successor Person is organized under the laws of the United States, any state thereof or the District of Columbia and shall assume all of the obligations of the Corporation under the Meridian Indentures and under the Meridian Debt Securities issued thereunder, and (2) after giving effect to the transaction, the Corporation or the successor Person, as the case may be, shall not be in default under any of such obligations. (Section 701).

     Upon any consolidation by the Corporation with or merger by the Corporation into any other Person or any conveyance, transfer or lease of the properties and assets of the Corporation substantially as an entirety in accordance with the preceding paragraph, the Person formed by such consolidation or into which the Corporation is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under the Applicable Indenture, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under the Applicable Indenture and the Meridian debt securities issued thereunder and may be liquidated and dissolved. (Section 702).

     Limitation on Sale or Issuance of Capital Stock of a Principal Subsidiary Bank. Each Meridian Indenture contains a covenant that, subject to the provisions described under the caption " -- Consolidation, Merger or

Sale", above, the Corporation will not, directly or indirectly, sell, assign, transfer or otherwise dispose of (collectively, "transfer"), or permit the issuance of, capital stock of any Principal Subsidiary Bank (as defined below with respect to the Meridian Indentures). The foregoing restrictions do not apply to (1) any transfer or issuance of directors' qualifying shares (shares required by law to be owned by a person in order for that person to qualify to serve as a director); (2) any transfer or issuance for not less than fair market value, if, after giving effect to such transfer (and to conversion of any shares or securities convertible into capital stock of a Principal Subsidiary Bank), the Corporation would own directly or indirectly not less than 80 percent of each class of the capital stock of such Principal Subsidiary Bank; (3) any transfer or issuance made in compliance with an order of a court or regulatory authority; (4) any sale at any price by a Principal Subsidiary Bank of (a) additional shares of its capital stock to its stockholders, or (b) additional securities convertible into shares of its capital stock to its stockholders, or (c) additional options, warrants or rights to purchase shares of its capital stock to its stockholders, so long as prior to any such sale, the Corporation owns shares of the same class, securities convertible into shares, or options, warrants or rights to purchase shares, whichever the case may be, of capital stock, and immediately after any such sale, the Corporation owns at least as great a percentage of such shares, convertible securities, or options, warrants or rights, whichever the case may be, as it owned prior to such sale; (5) any issuance of shares of capital stock, or securities convertible into, or options, warrants or rights to purchase, shares of capital stock, of a Principal Subsidiary Bank or any subsidiary which owns shares of capital stock, or securities convertible into, or options, warrants or rights to acquire capital stock of any Principal Subsidiary Bank to the Corporation or another wholly owned subsidiary; or (6) any merger or consolidation of a Principal Subsidiary Bank or sale of substantially all of the assets of a Principal Subsidiary Bank to any other bank subsidiary of the Corporation, 80 percent of each class of the capital stock of which is owned directly or indirectly by the Corporation. (Section 905).

     "Principal Subsidiary Bank" is defined in the Meridian Indentures as any subsidiary bank the total assets of which as set forth in the most recent statement of condition of such subsidiary bank equal more than 20 percent of the total consolidated assets of the Corporation and its subsidiaries as determined from the most recent consolidated balance sheet of the Corporation and its subsidiaries. As of the date of this Prospectus, the term Principal Subsidiary Bank includes FUNB.


CoreStates Senior Medium-Term Notes

     The Corporation acquired CoreStates on April 28, 1998 through a merger of CoreStates into the Corporation. On May 15, 1998, CCC, a wholly-owned subsidiary, was merged into the Corporation.


     General

     The CoreStates Senior MTN (which term includes the CoreStates 6.186% Senior MTN, the CoreStates 5.75% Senior MTN and the CoreStates 5.625% Senior MTN, each as defined herein) were issued pursuant to a medium-term notes program established by CoreStates and CCC. The CoreStates Senior MTN were issued under an Indenture, dated as of December 1, 1990 (as amended and supplemented, the "CoreStates Senior Indenture", and together with the CoreStates Subordinated Indenture (as defined herein), the "CoreStates Indentures"), between CoreStates, CCC and The Bank of New York, as senior trustee (the "CoreStates Senior Trustee", and together with the CoreStates Subordinated Trustee (as defined herein), the "CoreStates Trustees"), and successor to NationsBank of Georgia, N.A., successor to Wachovia Bank of Georgia, N.A. (formerly the First National Bank of Atlanta, N.A.).


     CoreStates 6.186% Senior MTN

     The CoreStates 6.186% Senior Medium-Term Notes due October 2, 2000 (the "CoreStates 6.186% Senior MTN") were issued on October 6, 1997 and will mature on October 2, 2000. The CoreStates 6.186% Senior MTN bear interest at the rate of 6.186% per annum, payable semiannually on April 15 and October 15 each year to the registered holders thereof at the close of business on April 1 and October 1 preceding such April 15 and October 15, respectively. The CoreStates 6.186% Senior MTN are limited to $35 million aggregate principal amount.

 CoreStates 5.75% Senior MTN

     The CoreStates 5.75% Senior Medium-Term Notes due January 15, 2001 (the "CoreStates 5.75% Senior MTN") were issued on January 12, 1996 and will mature on January 15, 2001. The CoreStates 5.75% Senior MTN bear interest at the rate of 5.75% per annum, payable semiannually on January 15 and July 15 each year to the registered holders thereof at the close of business on January 1 and July 1 preceding such January 15 and July 15, respectively. The CoreStates 5.75% Senior MTN are limited to $49 million aggregate principal amount.


     CoreStates 5.625% Senior MTN

     The CoreStates 5.625% Senior Medium-Term Notes due February 12, 2001 (the "CoreStates 5.625% Senior MTN") were issued on February 12, 1996 and will mature on February 12, 2001. The CoreStates 5.625% Senior MTN bear interest at the rate of 5.625% per annum, payable semiannually on February 12 and August 12 each year to the registered holders thereof at the close of business on February 1 and August 1 preceding such February 12 and August 12, respectively. The CoreStates 5.625% Senior MTN are limited to $35 million aggregate principal amount.


     CoreStates Indentures

     The following description of certain terms of the CoreStates Indentures applies to the CoreStates Senior Indenture and, except as expressly limited to the CoreStates Senior Indenture, also applies to the CoreStates Subordinated Indenture.

     Satisfaction and Discharge. Upon the direction of the Corporation, the Applicable Indenture shall cease to be of further effect (except as to certain surviving rights, such as registration of transfer), and the Applicable Trustee shall execute proper instruments acknowledging satisfaction and discharge of the Applicable Indenture, when (1) either (a) all debt securities issued thereunder have been delivered to the Applicable Trustee for cancellation (or money has theretofore been deposited in trust or segregated and held in trust by the Corporation, as provided in the Applicable Indenture), or (b) all debt securities issued thereunder not theretofore delivered to the Applicable Trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or if redeemable at the option of the Corporation, are to be called for redemption within one year, and in each case under (b), the Corporation has deposited or caused to be deposited with the Applicable Trustee as trust funds in trust for such purpose, money (or obligations of, or obligations guaranteed by, the United States of America), which through the payment of interest and principal in respect thereof in accordance with their terms will provide money, or a combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the Applicable Trustee for cancellation; (2) the Corporation has paid or caused to be paid all other sums payable hereunder by it; and (3) the Corporation has delivered to the Applicable Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. (Section
501).

     The Corporation shall be deemed to have paid and discharged the entire indebtedness on all CoreStates Debt Securities of any series issued under the CoreStates Indentures, and the Applicable Trustee shall execute proper instruments acknowledging satisfaction and discharge of such indebtedness, when
(1) with respect to all CoreStates Debt Securities of such series, the Corporation has deposited or caused to be deposited with the Applicable Trustee, as trust funds in trust for such purpose, money (or obligations of, or obligations guaranteed by, the United States of America) in an amount sufficient to pay and discharge the entire indebtedness on all CoreStates Debt Securities of such series; and (2) the Corporation has paid or caused to be paid all other sums payable hereunder with respect to all CoreStates Debt Securities of such series; and (3) the Corporation has delivered to the Applicable Trustee a certificate signed by a nationally recognized firm of independent public accountants (who may be the independent public accountants regularly retained by the Corporation) certifying as to the sufficiency of the amounts deposited as described above, an officers' certificate and an cpinion of counsel, each stating that all conditions relating to the satisfaction and discharge of the entire indebtedness on all CoreStates Debt Securities of such series have been complied with; and (4) the Corporation has delivered to the Applicable Trustee (a) an opinion of independent counsel that the holders of the CoreStates Debt Securities of such series will have no federal income tax consequences as a result of such deposit and termination, and (b) if the CoreStates Debt Securities of such series are then listed on the New

York Stock Exchange, an opinion of counsel that the CoreStates Debt Securities of such series will not be delisted as a result of the exercise of this option. (Section 503).

     Upon the satisfaction of the conditions set forth in the preceding paragraph, the terms and conditions of the applicable series of CoreStates Debt Securities (other than certain provisions, such as registration of transfer and exchange, the right of holders of the CoreStates Debt Securities of such series to receive payments from the trust fund described above, and the rights, powers, duties and immunities of the Applicable Trustee), shall no longer be binding upon, or applicable to, the Corporation. (Section 503).

     Events of Default -- CoreStates Senior Indenture. The following are "Events of Default" under the CoreStates Senior Indenture with respect to the CoreStates Senior MTN of any series: (1) failure to pay principal of or premium, if any, on any CoreStates Senior MTN of that series when due; (2) failure to pay any interest, if any, or any additional amounts, if any, on any CoreStates Senior MTN of that series when due, and continuance of such default for 30 days; (3) failure to perform any other covenant of the Corporation in the CoreStates Senior Indenture, continued for 60 days after written notice as provided therein; (4) acceleration of indebtedness in principal amount in excess of $5 million for money borrowed by the Corporation or any Major Constituent Bank (as defined below) under the terms of the instrument under which such indebtedness is issued or secured, if such acceleration is not annulled, or such indebtedness is not discharged, within 30 days after written notice as provided in the CoreStates Senior Indenture; (5) certain events in bankruptcy, insolvency or reorganization of the Corporation or any Major Constituent Bank; and (6) any other Event of Default provided with respect to CoreStates Senior MTN of that series. (Section 601).

     Acceleration of Maturity. If any Event of Default with respect to CoreStates Debt Securities of any series shall occur and be continuing, then and in every such case the Applicable Trustee or the holders of not less than 25 percent in principal amount of the CoreStates Debt Securities of that series at the time outstanding may declare to be due and payable immediately by a notice in writing to the Corporation (and to the Applicable Trustee, if given by holders) the principal amount of all CoreStates Debt Securities of that series. However, at any time after such a declaration of acceleration with respect to CoreStates Debt Securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of CoreStates Debt Securities of that series at the time outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default (except, in the case of CoreStates Senior MTN, the non-payment of acceleration of principal) with respect to that series have been cured or waived as provided in the Applicable Indenture. No such rescission shall affect any subsequent default or impair any right consequent thereon. (Section 602).

     Modification and Waiver. Each CoreStates Indenture provides that modifications and amendments may be made by the Corporation and the Applicable Trustee with the consent of the holders of at least 66 2/3 percent in principal amount of the CoreStates Debt Securities of each series at the time outstanding affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each CoreStates Debt Security affected thereby, (1) change the stated maturity date of the principal of, or any installment of principal of or interest on, any CoreStates Debt Security,
(2) reduce the principal amount of, or the premium (if any) or interest (if any) on, or additional amounts, if any, in respect of, any CoreStates Debt Security, (3) change the place or currency of payment of principal of, or premium (if any) or interest (if any) on, any CoreStates Debt Security, (4) impair the right to institute suit for the enforcement of any payment on or with respect to any CoreStates Debt Security, (5) reduce the above-stated percentage of CoreStates Debt Securities of any series at the time outstanding the consent of the holders of which is required to modify or amend the Applicable Indenture, (6) reduce the percentage in principal amount of CoreStates Debt Securities of any series at the time outstanding the consent of the holders of which is required for waiver of compliance with certain provisions of the Applicable Indenture or for waiver of certain defaults, or
(7) modify (with certain exceptions) any provision of the Applicable Indentures relating to modification and amendment of such CoreStates Indenture or waiver of compliance with conditions and defaults thereunder. (Section 1002).

     The holders of a majority in principal amount of the CoreStates Debt Securities of any series at the time outstanding may, on behalf of the holders of all CoreStates Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Corporation with certain restrictive provisions of the Applicable Indenture. (Section 1110). The holders of a majority in principal amount of the CoreStates Debt Securities of any series at the time outstanding may on behalf of the holders of all CoreStates Debt Securities of that series waive any past default under the Applicable Indenture with respect to that series, except a default in the payment of the principal of (or premium, if any) or interest, if any, on any CoreStates Debt Security of that series or in respect of a provision which under the Applicable Indenture cannot be modified or amended without the consent of the holder of each CoreStates Debt Security of that series at the time outstanding affected thereby. (Section 613).

     Modification and amendment of the CoreStates Indentures may be made by the Corporation and the Applicable Trustee without the consent of any holder of CoreStates Debt Securities for any of the following purposes: (1) to evidence the succession of another corporation to the Corporation; (2) to add to the covenants of the Corporation for the benefit of the holders of all or any series of CoreStates debt securities issued thereunder; (3) to add events of default; (4) to add or change any provisions of the Applicable Indenture to facilitate the issuance of bearer securities; (5) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of CoreStates debt securities issued thereunder; (6) to establish the form or terms of applicable CoreStates debt securities of any series and any related coupons; (7) to provide for the acceptance of appointment by a successor CoreStates Trustee for the Applicable Indenture; (8) to cure any ambiguity, defect or inconsistency in the Applicable Indenture, provided such action does not adversely affect the interests of holders of CoreStates debt securities of any series or any related coupons in any material respect; (9) to modify, eliminate or add to the provisions of the Applicable Indenture to such extent as is necessary to effect qualification under the Trust Indenture Act of 1939, as amended (the "TIA"); or
(10) to effect the assumption by the Corporation of the obligations under the Applicable Indenture. (Section 1001).

     Consents of holders for modifications and amendments to the Applicable Indenture must be solicited by the Corporation, and waivers by holders of compliance with provisions under the Applicable Indenture must be obtained in accordance with, the terms of the Applicable Indenture. (Section 104). Any such modifications, amendments or waivers will be binding upon all future holders of CoreStates Debt Securities issued thereunder. To the extent that consents are properly obtained and all requirements for any changes, amendments or waivers are otherwise satisfied, there are no provisions in the CoreStates Indentures which allow remedies to holders who do not consent to changes or amendments to, or waivers of past defaults under, the Applicable Indenture.

     Control by Holders. The CoreStates Indentures provide that the CoreStates Trustees will be under no obligation, subject to the duty of such CoreStates Trustee during a default thereunder to act with the required standard of care, to exercise any of its rights or powers under the Applicable Indenture at the request or direction of any of the holders of any series of CoreStates Debt Securities issued thereunder, unless such holders shall have offered the Applicable Trustee reasonable indemnity. (Section 701). Subject to such provisions for indemnification of the Applicable Trustee, the holders of a majority in principal amount of the CoreStates Debt Securities of any series issued thereunder at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the the Applicable Trustee, or exercising any trust or power conferred on the Applicable Trustee, with respect to the CoreStates Debt Securities of such series; provided that such direction is not in conflict with any rule of law or with the Applicable Indenture, the Applicable Trustee may take any other action deemed proper by it which is not inconsistent with such directions, and such direction is not prejudicial to the rights of other holders of such series. (Section 612).

     Reports by the Corporation. The Corporation is required to furnish to each CoreStates Trustee annually a statement as to performance or fulfillment of certain of its obligations under the Applicable Indenture and as to any default in such performance or fulfillment. (Sections 1105 and 1106).

     Consolidation, Merger or Sale. The Corporation may consolidate with, merge into, or transfer substantially all of its properties to, any other corporation provided that the successor corporation assumes all obligations of the Corporation under the CoreStates Debt Securities and provided that certain other conditions are met. (Sections 901, 902, 903 and 904).

     Restrictive Covenants. The CoreStates Senior Indenture contains a covenant limiting the Corporation's ability to dispose of the voting stock of any Major Constituent Bank. Such covenant provides that, subject to certain exceptions, so long as any of the CoreStates Senior MTN are outstanding, the Corporation:
(1) will
not, nor will it permit any subsidiary to, sell, assign, transfer or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of the Major Constituent Bank, nor will the Corporation permit the Major Constituent Bank to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of the Major Constituent Bank, unless the Corporation will own, directly or indirectly, at least 80 percent of the issued and outstanding voting stock of such Major Constituent Bank after giving effect to such transaction; and (2) will not permit a Major Constituent Bank to either (a) merge or consolidate with or into any coporation (other than the Corporation), unless at least 80 percent of the surviving corporation's voting stock is, or upon consummation of the merger or consolidation will be, owned, directly or indirectly, by the Corporation and the assets of the Corporation are at least equal to what they were prior to such transaction, or (b) lease, sell or transfer all or substantially all of its properties or assets to any corporation or other person (other than the Corporation), unless 80 percent of the voting stock of such corporation or other person is owned, or will be owned upon such lease, sale or transfer, directly or indirectly, by the Corporation. (Section 1107).

     "Major Constituent Bank" is defined in the CoreStates Senior Indenture as any banking subsidiary of the Corporation whose assets constitute 20 percent or more of the Corporation's assets. As of the date of this Prospectus, the term Major Constituent Bank includes FUNB.

     Additional Provisions. No holder of any CoreStates Debt Securities of any series will have the right to institute any proceeding with respect to the Applicable Indenture for any remedy thereunder, unless: (1) such holder shall have previously given to the Applicable Trustee written notice of a continuing event of default with respect to the CoreStates Debt Securities of that series;
(2) the holders of not less than 25 percent in principal amount of any series of the CoreStates Debt Securities, at the time outstanding shall have made written request, and offered reasonable indemnity, to the Applicable Trustee to institute such proceeding as CoreStates Trustee; (3) the Applicable Trustee shall not have received from the holders of a majority in principal amount of the CoreStates Debt Securities at the time outstanding a direction inconsistent with such request; and (4) the Applicable Trustee shall have failed to institute such proceeding within 60 days after its receipt of such notice, request and offer of indemnity. (Section 607). However, the holder of any CoreStates Debt Security will have an absolute and unconditional right to receive payment of the principal of (and premium, if any) and interest, if any, on such CoreStates Debt Security on or after the due dates expressed in such CoreStates Debt Security and to institute suit for the enforcement of any such payment. (Section 608).

                SUMMARY OF ASSUMED SUBORDINATED DEBT SECURITIES

     The following descriptions of certain terms of the particular series of Subordinated Debt Securities (which term includes the Debt Securities listed below as well as the TMS Subordinated Notes (as defined herein)) are summaries of the provisions thereof, do not purport to be complete and are qualified in their entirety by reference to the Applicable Indentures and the applicable series of Subordinated Debt Securities.



Series                                                   Issue Dates        Interest Payment Dates     Regular Record Dates
---------------------------------------------------- ------------------- --------------------------- ------------------------
9 7/8% Subordinated Capital Notes of Florida
  National Banks of Florida, Inc. due
  May 15, 1999 ..................................... May 18, 1987        May 15 and November 15      May 1 and November 1
9 5/8% Subordinated Notes of Signet Banking
  Corporation due June 1, 1999 ..................... May 23, 1989        June 1 and December 1       May 15 and November 15
9 5/8% Subordinated Notes of CoreStates Capital
  Corp. due February 15, 2001 ...................... February 21, 1991   February 15 and August 15   February 1 and August 1
9 3/8% Subordinated Notes of CoreStates Capital
  Corp. due April 15, 2003 ......................... April 29, 1991      April 15 and October 15     April 1 and October 1
6 5/8% Subordinated Notes of CoreStates Capital
  Corp. due March 15, 2005 ......................... March 18, 1993      March 15 and September 15   March 1 and September 1
5 7/8% Subordinated Notes of CoreStates Capital
  Corp. due October 15, 2003 ....................... October 19, 1993    April 15 and October 15     April 1 and October 1
6.75% Subordinated Medium-Term Notes of
  CoreStates Capital Corp. due November 15, 2006     November 14, 1996   May 15 and November 15      May 1 and November 1
9 5/8% Subordinated Notes of First Fidelity
  Bancorporation due August 15, 1999 ............... August 22, 1989     February 15 and August 15   February 1 and August 1
6.80% Subordinated Notes of First Fidelity
  Bancorporation due June 15, 2003 ................. June 14, 1993       June 15 and December 15     June 1 and December 1
9 5/8% Subordinated Capital Notes of Dominion
  Bankshares Corporation due June 15, 1999 ......... June 24, 1987       June 15 and December 15     June 1 and December 1
7 7/8% Subordinated Debentures of Meridian
  Bancorp, Inc. due July 15, 2002 .................. July 22, 1992       January 15 and July 15      January 1 and July 1

Florida National Subordinated Capital Notes

     The Corporation acquired Florida National on January 29, 1990 by merging Florida National with and into a wholly-owned subsidiary of the Corporation. On June 23, 1995, such subsidiary was merged with and into the Corporation.


     General

     The Florida National 9 7/8% Subordinated Capital Notes Due 1999 (the "Florida National Subordinated Capital Notes") were issued on May 18, 1987 and will mature on May 15, 1999. The Florida National Subordinated Capital Notes were issued under an Indenture dated as of May 1, 1987 (the "Florida National Subordinated Indenture"), between Florida National and The First National Bank of Chicago, as Trustee (the "Florida National Subordinated Trustee").

     The Florida National Subordinated Capital Notes bear interest at the rate of 9 7/8% per annum payable semiannually on May 15 and November 15 each year to the registered holders at the close of business on May 1 and November 1 preceding such May 15 and November 15, respectively. The Florida National Subordinated Capital Notes are limited to $75 million aggregate principal amount.

     The Florida National Subordinated Capital Notes have been issued in fully registered form only, without coupons. Principal of and interest on the Florida National Subordinated Capital Notes is payable, and the transfer of the Florida National Subordinated Capital Notes is registrable, at an office or agency of the Corporation in St. Petersburg, Florida and in the Borough of Manhattan, The City of New York, maintained for such purpose and at any other office or agency maintained by the Corporation for such purpose, except that, at the option of the Corporation interest may be paid by mailing a check to the address of the person entitled thereto as it appears on the register for the Florida National Subordinated Capital Notes.


     Florida National Subordinated Indenture

     Redemption of Florida National Subordinated Capital Notes Upon Certain Events Relating to Federal Income Taxes. The Florida National Subordinated Capital Notes may not be redeemed prior to maturity, except that the Florida National Subordinated Capital Notes are subject to redemption for cash at any time, in whole but not in part, at the option of the Corporation at a redemption price equal to the entire principal amount thereof, together with accrued interest to the date fixed for redemption, upon not less than 30 days' prior notice if the Corporation shall determine that it is not, or there is a substantial probability that it will not be, allowed to deduct under Section 163(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or the corresponding provision of any future Internal Revenue Code, payments of interest to holders of the Florida National Subordinated Capital Notes as a result of (1) any change in or amendment to, or officially proposed change in or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States or any change in, or officially proposed change in, operation or official interpretation of such laws, rulings, or regulations (in any such case occurring on or after the date hereof and not officially proposed prior to the date hereof); (2) any action taken by a taxing authority of the United States on or after the date hereof, which action is generally applied or which is taken with respect to the Corporation; (3) a decision rendered by a court of competent jurisdiction in the United States on or after the date hereof, whether or not such decision was rendered with respect to the Corporation; or
(4) a technical advice memorandum or ruling issued on or after the date hereof by the United States Internal Revenue Service on substantially the same facts as those affecting the Corporation. Prior to the mailing of any notice of redemption pursuant to this paragraph, the Corporation shall deliver to the Florida National Subordinated Trustee an opinion of independent counsel that the conditions precedent to the right to so redeem have occurred.

     Events of Default and Limited Rights of Acceleration. The Florida National Subordinated Indenture defines an "Event of Default" as being certain events involving the bankruptcy, insolvency or reorganization of the Corporation. (Section 501). If an Event of Default occurs and is continuing, either the Florida National Subordinated Trustee or the holders of at least 25 percent in aggregate principal amount of the outstanding Florida National Subordinated Capital Notes may declare the principal amount of all the Florida National Subordinated Capital Notes to be due and payable immediately in cash. (Section
502). The foregoing provision would be subject as to enforcement to the broad equity powers of a Federal bankruptcy court and to the determination by that court of the nature of the rights of the holders of the Florida National Subordinated Capital Notes. At any time after a declaration of acceleration with respect to Florida National Subordinated Capital Notes has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of outstanding Florida National Subordinated Capital Notes may, under certain circumstances, rescind and annul such acceleration. No such rescission or annulment shall affect any subsequent default or impair any right consequent thereon. (Section 502).

     The Florida National Subordinated Indenture does not provide for any right of acceleration of the payment of principal of the Florida National Subordinated Capital Notes upon a default in the payment of principal or interest or in the performance of any covenant or agreement in the Florida National Subordinated Capital Notes or the Florida National Subordinated Indenture. In the event of a default in the payment (including the delivery of any Capital Securities then required to be delivered) of principal or accrued interest or the performance of any covenant or agreement in the Florida National Subordinated Capital Notes or the Florida National Subordinated Indenture, the Florida National Subordinated Trustee may, subject to certain limitations and conditions, seek to enforce payment of such principal or accrued interest or the performance of such covenant or agreement. (Section
503).

     Modification and Waiver. Modifications and amendments of the Florida National Subordinated Indenture may be made by the Corporation and the Florida National Subordinated Trustee with the consent of the holders of 66 2/3 percent in aggregate principal amount of the Outstanding Notes (as defined in the Florida National Subordinated Indenture); provided, however, that no such modification or amendment may, without the consent of all the holders of the Florida National Subordinated Capital Notes affected thereby: (1) change the stated maturity date of the principal of, or any installment of principal or interest on, any Florida National Subordinated Capital Note; (2) reduce the principal amount of or interest on, any Florida National Subordinated Capital Note; (3) change the place or currency of payment of principal of or interest on any Florida National Subordinated Capital Note; (4) impair the right to institute suit for the enforcement of any payment (including delivery of Capital Securities exchanged for Florida National Subordinated Capital Notes) on or with respect to any Florida National Subordinated Capital Note; (5) impair any rights to the delivery of Capital Securities in exchange for any Florida National Subordinated Capital Note; or (6) reduce the percentage in principal amount of outstanding Florida National Subordinated Capital Notes, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Florida National Subordinated Indenture or for waiver of certain default. (Section 902).

     The holders of 66 2/3 percent in aggregate principal amount of the outstanding Florida National Subordinated Capital Notes may, on behalf of all holders of Florida National Subordinated Capital Notes, waive compliance by the Corporation with certain restrictive provisions of the Florida National Subordinated Indenture. (Section 1010). The holders of a majority in aggregate principal amount of the outstanding Florida National Subordinated Capital Notes may, on behalf of all holders of Florida National Subordinated Capital Notes, waive any past default under the Florida National Subordinated Indenture with respect to Florida National Subordinated Capital Notes, except a default in the payment of principal or interest. (Section 513).

     Indemnification. In connection with any Secondary Offering (as defined in the Florida National Subordinated Indenture) of the Capital Securities issued in exchange for any Florida National Subordinated Capital Notes, the Corporation and the holders will indemnify each other from liability as follows:

     Each holder for whom Capital Securities are being offered in any Secondary Offering will agree to indemnify and hold harmless the Corporation, the Exchange Agent (as defined in the Florida National Subordinated Indenture), the Florida National Subordinated Trustee, any other holder, and any underwriter, agent, or other similar person from and against any and all losses, claims, damages and liabilities resulting from or based upon any untrue statement or alleged untrue statement of any material fact contained in any notice of exchange, any offering memorandum or selling document or registration statement relating to the Secondary Offering, any preliminary prospectus or prospectus contained therein, or any amendment thereof or supplement thereto, or resulting from or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement, alleged untrue statement, omission, or alleged omission is made therein (1) in reliance upon and in conformity with any written information furnished to the Corporation by or on behalf of such holder specifically for use in connection with the preparation thereof, or (2) because of such holder's failure to advise the Corporation in writing that any of the assumptions described in the notice of exchange is incorrect. (Section
1304).

     The Corporation will agree to indemnify and hold harmless, in connection with any Secondary Offering, each holder for whose account Capital Securities are being offered and sold and any underwriter, any agent, the Florida National Subordinated Trustee, the Exchange Agent or other similar person from and against any and all losses, claims damages, and liabilities resulting from or based upon any untrue statement or alleged untrue statement of any material fact contained in any notice of exchange, any offering memorandum or selling document or registration statement relating to the Secondary Offering, any preliminary prospectus or prospectus contained therein, or any amendment thereof or supplement thereto, or resulting from or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or resulting from the Corporation's failure to register the Capital Securities with or gain the approval for the sale of the Capital Securities of any appropriate governmental authority; provided, however, that the Corporation will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any such untrue statement, alleged untrue statement, omission, or alleged omission made therein (1) in reliance upon and in conformity with any written information furnished to the Corporation by or on behalf of such holder specifically for use in connection with the preparation thereof, or (2) because of such holder's failure to advise the Corporation in writing that any of the assumptions described in the notice of exchange is incorrect. In connection with any Secondary Offering, the Corporation agrees to obtain usual and appropriate indemnification of such holder for the account of whom Capital Securities are being offered and sold in any Secondary Offering from any underwriter, agent or other similar person. (Section 1308).

     Consolidation, Merger, and Sale of Assets. The Corporation, without the consent of the holders of any of the outstanding Florida National Subordinated Capital Notes, may consolidate or merge with or into, or transfer its assets substantially as an entirety to, any corporation organized under the laws of any domestic jurisdiction, provided that the successor corporation assumes the Corporation's obligations on the Florida National Subordinated Capital Notes and under the Florida National Subordinated Indenture, and that after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, has occurred and its continuing, and that certain other conditions are met. (Section 801).

     Restrictions on Disposition of Bank Stock. The Florida National Subordinated Indenture contains a covenant by the Corporation that it, together with its wholly-owned subsidiaries, will at all times own at least 80 percent of the issued and outstanding Voting Stock (as defined in the Florida National Subordinated Indenture) of FUNB free and clear of any liens, security interests or other encumbrances. For this purpose, a wholly-owned subsidiary of the Corporation is defined as a subsidiary all of the outstanding Voting Stock of which is owned directly or indirectly by the Corporation. The Corporation further covenants in the Florida National Subordinated Indenture that it will not sell, assign, transfer, grant a security interest in or otherwise dispose of any shares of Voting Stock of FUNB, nor will it permit FUNB or any other subsidiary to sell, assign, transfer, grant a security interest in or otherwise dispose of any Voting Stock of FUNB, except for fair market value on the date thereof, as determined by the Board of Directors of the Corporation (which determination shall be conclusive). (Section 1007).

     Liens on Certain Capital Stock. Except as described in the immediately preceding paragraph, the Florida National Subordinated Indenture prohibits the Corporation from creating, assuming, incurring or suffering to exist any mortgage, pledge, encumbrance or lien or charge of any kind upon the capital stock of FUNB (other than directors' qualifying shares) or the capital stock of a Subsidiary (as defined below) which owns directly or indirectly capital stock of FUNB, except liens for taxes not due or which are being contested in good faith by appropriate proceedings or the lien of any judgment which has not remained undischarged or unstayed for more than 60 days. (Section 1008). "Subsidiary" is defined in the Florida National Subordinated Indenture as any corporation at least a majority of whose outstanding Voting Stock shall at any time be owned by the Corporation or by one or more subsidiaries or by the Corporation and one or more subsidiaries. (Section 101).

     Control by Holders. Subject to the duty of the Florida National Subordinated Trustee during default to act with the required standard of care, the Florida National Subordinated Trustee will be under no obligation to exercise any of its rights or powers under the Florida National Subordinated Indenture at the request or direction of any of the holders unless such holders shall have offered to the Florida National Subordinated Trustee reasonable indemnity. (Section 603). Subject to such provisions for the indemnification of the Florida National Subordinated Trustee, the holders of a majority in aggregate principal amount of the outstanding Florida National Subordinated Capital Notes will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Florida National Subordinated Trustee or exercising any trust or power conferred on the Florida National Subordinated Trustee, provided that such action is not in conflict with any rule of law or with the Florida National Subordinated Indenture and provided that the Florida National Subordinated Trustee may take any action deemed proper by it which is not inconsistent with such direction. (Section
512).

     Reports by the Corporation. The Corporation is required to furnish to the Florida National Subordinated Trustee annually a statement as to the performance by the Corporation of certain of its obligations under the Florida National Subordinated Indenture and as to any default in such performance. (Section 1009)

     Subordination. Upon any distribution of assets of the Corporation upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on the Florida National Subordinated Capital Notes is to be subordinated to the extent provided in the Florida National Subordinated Indenture in right of payment to the prior payment in full of all Senior Indebtedness. In addition, no payment of principal or interest (in cash, property, securities, by set-off or otherwise) may be made on the Florida National Subordinated Capital Notes or in respect of any redemption, retirement, purchase or other acquisition of the Florida National Subordinated Capital Notes or any exchange or by exchange of the Capital Securities at any time when there is a default in the payment of principal of, premium, if any, interest or otherwise on any Senior Indebtedness. Except in these respects, the subordination of the Florida National Subordinated Capital Notes will not affect the obligation of the Corporation to make payment of principal or interest on the Florida National Subordinated Capital Notes. Subject to the payment in full of all Senior Indebtedness, the holders of the Florida National Subordinated Capital Notes shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or property. Such subordination will not prevent the occurrence of an Event of Default in respect of the Florida National Subordinated Capital Notes. See ";Events of Default and Limited Rights of Acceleration", above, for limitations on the rights of acceleration.

     "Senior Indebtedness" is defined in the Florida National Subordinated Indenture as the principal of, premium, if any, and unpaid interest on (1) indebtedness of the Corporation (including indebtedness of others guaranteed by the Corporation), other than the Florida National Subordinated Capital Notes, whether previously outstanding or thereafter created, incurred, assumed or guaranteed (a) for money borrowed, or (b) in connection with the acquisition by the Corporation or a Subsidiary, other than in the ordinary course of business, of assets of any kind, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not superior in right of payment to the Florida National Subordinated Capital Notes, and (2) renewals, extensions, modifications and refunding of any such indebtedness.

     As of      , 1998, the Corporation had approximately $    million
aggregate principal amount of indebtedness outstanding that qualified as Senior Indebtedness under the Florida National Subordinated Indenture. The Corporation expects from time to time to issue additional indebtedness and to incur other obligations that may constitute Senior Indebtedness under the Florida National Subordinated Indenture.


     Certain Federal Income Tax Consequences of Florida National Subordinated Capital Notes

     The United States Internal Revenue Service has issued a Revenue Ruling to the effect that "mandatory convertible debt" issued by a bank holding company under the circumstances described in the ruling is debt of the bank holding company for Federal income tax purposes. The Florida National Subordinated Capital Notes are substantially similar to the mandatory convertible debt described in the Revenue Ruling, and therefore should represent debt of the Corporation, with the result that interest payable on the Florida National Subordinated Capital Notes should be taxable as interest, rather than dividends, for Federal income tax purposes.

     A holder's basis in a Florida National Subordinated Capital Note will generally equal the amount paid for the Florida National Subordinated Capital Note. Upon the sale, redemption, or retirement of a Florida National Subordinated Capital Note, gain or loss will be recognized for Federal income tax purposes equal to the difference between the amount realized on such sale, redemption or retirement and the holder's tax basis in the Florida National Subordinated Capital Note.

     The tax effects of the purchase of Florida National Subordinated Capital Notes under state and local tax laws may vary. In addition, the preceding discussion of Federal income tax consequences in a summary of general information. Accordingly, purchasers are advised to consult their own tax advisors with respect to federal, state and local income tax effects. Purchasers of Florida National Subordinated Capital Notes who are non-resident alien individuals, foreign corporations, or other non-United States persons should also consult their own tax advisors with respect to the possible applicability of United States withholding and other taxes upon income realized in respect of the Florida National Subordinated Capital Notes.


Signet 9 5/8% Subordinated Notes

     The Corporation acquired Signet on November 28, 1998, by merging Signet into the Corporation.


     General

     The Signet 9 5/8% Subordinated Notes due June 1, 1999 (the "Signet 9 5/8% Subordinated Notes"), were issued on May 23, 1989 and will mature June 1, 1999. The Signet Subordinated Notes were issued under an Indenture dated as of April 1, 1986 (the "Signet Subordinated Indenture"), between Signet and The Bank of New York, as Trustee (the "Signet Subordinated Trustee"). The Signet 9 5/8% Subordinated Notes are limited to $100 million aggregate principal amount.

     The Signet 9 5/8% Subordinated Notes bear interest at the rate of 9 5/8% per annum, payable semiannually on June 1 and December 1 each year to the registered holders at the close of business on the May 15 and November 15 preceding such June 1 and December 1, respectively. Interest on the Signet
9 5/8% Subordinated Notes will be computed on the basis of the actual number of days for which interest is payable in the applicable interest period divided by 360 and rounding the resultant figure to the nearest cent (half a cent or more being rounded upward). The Signet 9 5/8% Subordinated Notes are limited to $100 million aggregate principal amount.

     The Signet 9 5/8% Subordinated Notes have been issued in fully registered form in denominations of $1,000 and any integral multiple thereof and may be transferred or exchanged without payment of any charge other than taxes or other governmental charges. Principal of and interest on the Signet 9 5/8% Subordinated

Notes are payable, and the transfer of the Signet 9 5/8% Subordinated Notes will be registrable, at the principal office of the Signet Subordinated Trustee in The City of New York, or at FUNB in Richmond, Virginia, except that interest may be paid at the option of the Corporation by check mailed to the address of the holder entitled thereto as it appears in the register.


     Signet Subordinated Indenture

     Satisfaction and Discharge. The Signet Subordinated Indenture shall, upon the request of the Corporation, cease to be of further effect (except as to ceratin surviving rights, such as registration of transfer or exchange), when
(1) either all debt securities issued under the Signet Subordinated Indenture have been delivered to the Signet Subordinated Trustee for cancellation or all such securities not delivered for cancellation have, or will within one year, become due and payable or are to be called for redemption within one year, and the Corporation has deposited or caused to be deposited with the Signet Subordinated Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on all such debt securities not delivered to the Signet Subordinated Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of securities which have become due and payable) or to the stated maturity date or redemption date, as the case may be; (2) the Corporation has paid all other sums payable under the Signet Subordinated Indenture by it; and (3) the Corporation has delivered to the Signet Subordinated Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Signet Subordinated Indenture relating to the satisfaction and discharge thereof have been complied with. (Section 301).

     Events of Default. The Signet Subordinated Indenture defines an "Event of Default" with respect to the Signet 9 5/8% Subordinated Notes as (1) default for a period of 30 days in the payment of any installment of interest on the Signet 9 5/8% Subordinated Notes, (2) default in the payment of any principal of the Signet 9 5/8% Subordinated Notes, (3) default by the Corporation in the performance of certain covenants in the Signet Subordinated Indenture which shall not have been remedied for a period of 90 days after written notice to the Corporation by the Signet Subordinated Trustee or to the Corporation and the Signet Subordinated Trustee by the holders of at least 25 percent of the principal amount of the Signet 9 5/8% Subordinated Notes then outstanding, and
(4) certain events involving the bankruptcy, insolvency or reorganization of the Corporation. The Signet Subordinated Indenture provides that if a default in respect of the Signet 9 5/8% Subordinated Notes shall have occurred and be continuing, the Signet Subordinated Trustee or the holders of not less than 25 percent in principal amount of the outstanding Signet 9 5/8% Subordinated Notes may declare the principal amount of all of the Signet 9 5/8% Subordinated Notes to be due and payable immediately. At any time after a declaration of acceleration with respect to the Signet 9 5/8% Subordinated Notes has been made, but before a judgment or decree for payment of money has been obtained by the Signet Subordinated Trustee, the holders of a majority in principal amount of the Signet 9 5/8% Subordinated Notes then outstanding may, under certain circumstances, rescind and annul such declaration. (Section 402).

     Acceleration. If an Event of Default with respect to the Signet 9 5/8% Subordinated Notes occurs and is continuing, the Signet Subordinated Trustee or the holders of not less than 25 percent in principal amount of the Signet
9 5/8% Subordinated Notes may declare the principal amount of all the Signet
9 5/8% Subordinated Notes to be due and payable immediately, by a notice in writing to the Corporation (and the Signet Subordinated Trustee, if given by holders), and upon any such declaration of acceleration, such principal amount shall become due and payable. At any time after such a declaration of acceleration with respect to the Signet 9 5/8% Subordinated Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Signet Subordinated Trustee, the holders of a majority in principal amount of the Signet 9 5/8% Subordinated Notes, by written notice to the Corporation and the Signet Subordinated Trustee, may rescind and annul such declaration of acceleration and its consequences if (1) the Corporation has paid or deposited with the Signet Subordinated Trustee a sum sufficient to pay all overdue interest on the Signet 9 5/8% Subordinated Notes, the principal of the Signet 9 5/8% Subordinated Notes that has become due otherwise than by declaration of acceleration and interest thereon, any legally enforceable interest upon overdue installments of interest, and all expenses incurred by the Signet Subordinated Trustee, its agents or counsel, and (2) all Events of Default, other than the nonpayment of the principal of Signet 9 5/8% Subordinated Notes that has become due solely by such declaration of acceleration, has been cured or waived. No such rescission or annullment shall affect any subsequent default or impair any right consequent thereon. (Section
402).

     Notice and Waiver. The Signet Subordinated Indenture provides that the Signet Subordinated Trustee will, within 90 days after the occurrence of a default in respect of the Signet 9 5/8% Subordinated Notes, give to the holders of the Signet 9 5/8% Subordinated Notes notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest on, any of the Signet 9 5/8% Subordinated Notes, the Signet Subordinated Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of such series; and provided, further, that in the case of an Event of Default not involving the bankruptcy, insolvency or reorganization of the Corporation, such notice shall not be given until at least 30 days after the occurrence of such event. For the purpose of this provision, the term "default" means any event which is, or after notice or lapse of time, or both, would become, a default with respect to the Signet 9 5/8% Subordinated Notes. (Section 502).

     The holders of a majority in principal amount of the Signet 9 5/8% Subordinated Notes may on behalf of the holders of all of the Signet 9 5/8% Subordinated Notes waive any past default under the Signet Subordinated Indenture with respect to such series and its consequences, except a default
(1) in the payment of the principal of (or premium, if any, on) or interest on the Signet 9 5/8% Subordinated Notes, or (2) in respect of a covenant or provision of the Signet Subordinated Indenture which, under the terms of the Signet Subordinated Indenture, cannot be modified or amended without the consent of the holders of all of the Signet 9 5/8% Subordinated Notes. (Section
413).

     Modification of the Signet Subordinated Indenture. The Signet Subordinated Indenture permits the Corporation and the Signet Subordinated Trustee, with the consent of the holders of not less than two-thirds in principal amount of the outstanding Signet 9 5/8% Subordinated Notes, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Signet Subordinated Indenture or modifying in any manner the rights of the holders of the Signet 9 5/8% Subordinated Notes, except that no such supplemental indenture may, without the consent of the holders of all of the Signet 9 5/8% Subordinated Notes, among other things, (1) change the stated maturity of the principal of, or any installment of principal of or interest on, any of the Signet 9 5/8% Subordinated Notes, (2) reduce the principal amount thereof or the rate of interest thereon, (3) change any place of payment where, or the coin or currency in which, any of the Signet 9 5/8% Subordinated Notes or any premium or the interest thereon is payable, (4) impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof, (5) modify the provisions of the Signet Subordinated Indenture with respect to subordination in a manner adverse to the holders of the Signet 9 5/8% Subordinated Notes, (6) reduce the percentage in principal amount of the Signet 9 5/8% Subordinated Notes the holders of which are required to consent to any such supplemental indenture or any waiver of compliance with certain provisions of, or of certain defaults under, the Signet Subordinated Indenture, or (7) with certain exceptions, modify the foregoing requirements. (Section 802).

     The Signet Subordinated Indenture permits the Corporation and the Signet Subordinated Trustee to execute supplemental indentures without the consent of the holders of the Signet 9 5/8% Subordinated Notes (1) to evidence the succession of another corporation to the Corporation and the assumption by such successor of the covenants of the Corporation contained in the Signet Subordinated Indenture or the Signet 9 5/8% Subordinated Notes, (2) to add to the covenants of the Corporation or to surrender any right or power conferred upon the Signet 9 5/8% Subordinated Notes by the Signet Subordinated Trustee,
(3) to cure any ambiguity, to correct or supplement any provision in the Signet Subordinated Indenture that is inconsistent with any other provision in the Signet Subordinated Indenture or to make any other provisions with respect to matters or questions arising under the Signet Subordinated Indenture which are not inconsistent with the provisions of the Signet Subordinated Indenture, provided such action shall not adversely affect the interests of the holders of the Signet 9 5/8% Subordinated Notes in any material respect, (4) to add to or change any of the provisions of the Signet Subordinated Indenture to permit or facilitate the issuance of subordinated debt securities in bearer form or the transfer of subordinated debt securities by book-entry procedures, (5) to add to or change any provision of the Signet Subordinated Indenture to permit the issuance of subordinated debt securities convertible into other securities of the Corporation, or (6) to add any additional defaults or events of default to the Signet Subordinated Indenture. (Section 801).

     Control by Holders. The Signet Subordinated Indenture provides that the holders of a majority in principal amount of the Signet 9 5/8% Subordinated Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Signet Subordinated Trustee, as applicable, or exercising any trust or power conferred on the Signet Subordinated Trustee with respect to the Signet 9 5/8% Subordinated Notes, provided that such direction is not in conflict with any rule of law or with the Signet Subordinated Indenture and provided that the Signet Subordinated Trustee may take any other action deemed proper by it which is not inconsistent with such direction. The Signet Subordinated Trustee may decline to follow any such direction with respect to the Signet 9 5/8% Subordinated Notes if it determines in good faith that the actions or forbearances so directed would be unduly prejudicial to the interests of the holders of the Signet 9 5/8% Subordinated Notes not joining in such direction or would involve the Signet Subordinated Trustee in personal liability. (Section 412).

     Reports by the Corporation. The Signet Subordinated Indenture requires the Corporation to deliver to the Signet Subordinated Trustee within 120 days after the end of each fiscal year of the Corporation, a certificate stating that no default has occurred under the Signet Subordinated Indenture or specifying each such default and the nature and status thereof. (Section 904).

     Limitation on Disposition of Stock or Assets. The Signet Subordinated Indenture provides that, so long as the Signet 9 5/8% Subordinated Notes remain outstanding, neither the Corporation nor any of its subsidiaries may sell or otherwise dispose of any shares of capital stock or any securities convertible into capital stock of a Principal Subsidiary Bank (as defined below) or permit any Principal Subsidiary Bank to issue any shares of its capital stock or any securities convertible into its capital stock, except for sales or other dispositions or issuances which (1) are to the Corporation or any of its subsidiaries, (2) are for the purpose of qualifying a person to serve as a director of such Principal Subsidiary Bank, (3) are in connection with a merger, consolidation or share exchange if, immediately after the merger, consolidation or share exchange, the Corporation will have at least the same proportionate ownership in the resulting or surviving entity which it had in such Principal Subsidiary Bank immediately before such transaction, (4) are made in compliance with an order of a court of regulatory authority of competent jurisdiction, (5) are for fair market value and, after giving effect to such disposition, the Corporation will own, directly or indirectly, not less than 80 percent of the shares of each class of capital stock (and of each class of securities convertible into capital stock) of such Principal Subsidiary Bank, or (6) are made in connection with, and are immediately followed by, transactions in which the Corporation acquires not less than 80 percent of the shares of each class of capital stock (and of each class of securities convertible into capital stock), or the assets, of a bank, bank holding company, savings bank, savings and loan association, industrial bank or other similar entity, the total assets of which, at the time of such acquisition, are at least equal to the total assets of such Principal Subsidiary Bank. (Section
908).

     "Principal Subsidiary Bank" is defined in the Signet Subordinated Indenture as any subsidiary bank having total assets equal to more than 25 percent of the consolidated total assets of the Corporation and its majority-owned subsidiaries. As of the date of this Prospectus, the term Principal Subsidiary Bank includes FUNB.

     The Signet Subordinated Indenture provides that, so long as the Signet
9 5/8% Subordinated Notes remain outstanding, the Corporation may not permit any Principal Subsidiary Bank to dispose of all or substantially all of its assets, except that a Principal Subsidiary Bank may (1) dispose of assets in the ordinary course of business, (2) dispose of assets no longer useful in the conduct of its business, or (3) convey assets to another bank subsidiary. (Section 908).

     Other Restrictions. The Corporation may not consolidate with or merge into any other corporation or convey or transfer all or substantially all of its assets unless the resulting or surviving corporation or the corporation that acquires such assets (if other than the Corporation) is incorporated under the laws of the United States, any state or the District of Columbia and assumes the Corporation's obligations on the Signet 9 5/8% Subordinated Notes and under the Signet Subordinated Indenture, and unless immediately after giving effect to such transaction no default or event of default shall have happened and be continuing under the Signet Subordinated Indenture. (Section 701).

     Subordination. The obligations of the Corporation to make any payment on account of principal (or premium, if any) or interest on the Signet 9 5/8% Subordinated Notes will be subordinate and junior in right of payment to all Senior Indebtedness of the Corporation. (Section 1401). No payment of principal (or premium, if any) or interest on the Signet 9 5/8% Subordinated Notes may be made and no holder of the Signet 9 5/8% Subordinated Notes will be entitled to demand or receive any such payment unless all amounts then due for principal (or premium, if any), and interest on all Senior Indebtedness of the Corporation shall have been paid in full or duly provided for and, at the time of such payment or immediately after giving effect thereto, there shall not exist with respect to any such Senior Indebtedness any event of default permitting the holders thereof (or a trustee on their behalf) to accelerate the maturity thereof or any event that, with the giving of notice or the passage of time or both, would become such an event of default. (Section 1402). Upon (1) the occurrence of any such event of default with respect to such Senior Indebtedness that has not been cured or waived, or (2) any payment or distribution of the assets of the Corporation upon dissolution, winding-up, liquidation, or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, conservatorship or other proceedings, the holders of Senior Indebtedness will be entitled to receive payment in full of all principal (and premium, if any), sinking fund payments and interest before any payment is made on the Signet 9 5/8% Subordinated Notes. (Section 1403). The failure to make a payment on the Signet 9 5/8% Subordinated Notes by reason of such subordination will not prevent the occurrence of a default with respect to the Signet 9 5/8% Subordinated Notes. "Senior Indebtedness", as defined in the Signet Subordinated Indenture, includes any obligation of the Corporation to its creditors, whether previously outstanding or subsequently incurred, except any obligation as to which, in the creating instrument, it is provided that such obligation is not Senior Indebtedness.

     As of    , 1998, the Corporation had approximately $ million aggregate principal amount of indebtedness outstanding that qualified as Senior Indebtedness under the Signet Subordinated Indenture. The Corporation expects from time to time to issue additional indebtedness and to incur other obligations that may constitute Senior Indebtedness under the Signet Subordinated Indenture.


CoreStates Subordinated Debt Securities

     The Corporation acquired CoreStates on April 28, 1998 through a merger of CoreStates into the Corporation. On May 15, 1998, CCC, a wholly-owned subsidiary, was merged into the Corporation.


     General

     The CoreStates Subordinated Notes (which term includes the CoreStates
9 5/8% Subordinated Notes, the CoreStates 9 3/8% Subordinated Notes, the CoreStates 5 7/8% Subordinated Notes, and the CoreStates 6 5/8% Subordinated Notes, each as defined herein) were issued under an Indenture, dated as of December 1, 1990 (as amended and supplemented, the "CoreStates Subordinated Indenture"), between CoreStates, CCC and Bank One, Columbus, N.A., as subordinated trustee (the "CoreStates Subordinated Notes Trustee"). The CoreStates 6.75% Subordinated MTN (as defined herein, and together with the CoreStates Subordinated Notes, the "CoreStates Subordinated Debt Securities") were issued under the CoreStates Subordinated Indenture, as supplemented, dated as of August 1, 1994, among CoreStates, CCC, the CoreStates Subordinated Notes Trustee and Citibank, N.A., as successor trustee for future issuances (the "CoreStates Subordinated MTN Trustee" and, together with the CoreStates Subordinated Notes Trustee, the "CoreStates Subordinated Trustees").

     The CoreStates 6.75% Subordinated MTN and the CoreStates 5 7/8% Subordinated Notes are represented by Book-Entry Debt Securities. See "General Information Regarding the Debt Securities -- Book-Entry Debt Securities". The remainder of the CoreStates Subordinated Debt Securities (the "CoreStates Registered Debt Securities") have been issued in registered form only, without coupons.

     The CoreStates Registered Debt Securities are in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the CoreStates Registered Debt Securities but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The principal, premium, if any, and interest, if any, of or on the CoreStates Registered Debt Securities will be payable, and transfer of the CoreStates Registered Debt Securities will be registrable, at an office to be maintained by the Corporation in the City of Philadelphia and in The City of New York, provided that payments of interest may be made at the option of the Corporation by check mailed to the address appearing in the security register of the person in whose name such CoreStates Registered Debt Security is registered at the close of business on the applicable record date for payment thereof. (Sections 305 and 307).

 CoreStates 9 5/8% Subordinated Notes

     The CoreStates 9 5/8% Subordinated Notes due February 15, 2001 (the "CoreStates 9 5/8% Subordinated Notes") were issued on February 21, 1991 and will mature on February 15, 2001. The CoreStates 9 5/8% Subordinated Notes bear interest at the rate of 9 5/8% per annum, payable semiannually on February 15 and August 15 of each year to the registered holders thereof at the close of business on the February 1 and August 1 preceding such February 15 and August 15, respectively. The CoreStates 9 5/8% Subordinated Notes are limited to $150 million aggregate principal amount.


     CoreStates 9 3/8% Subordinated Notes

     The CoreStates 9 3/8% Subordinated Notes due April 15, 2003 (the "CoreStates 9 3/8% Subordinated Notes") were issued on April 29, 1991 and will mature on April 15, 2003. The CoreStates 9 3/8% Subordinated Notes bear interest at the rate of 9 3/8% per annum, payable semiannually on April 15 and October 15 of each year to the registered holders thereof at the close of business on the April 1 and October 1 preceding such April 15 and October 15, respectively. The CoreStates 9 3/8% Subordinated Notes are limited to $100 million aggregate principal amount.


     CoreStates 6 5/8% Subordinated Notes

     The CoreStates 6 5/8% Subordinated Notes due March 15, 2005 (the "CoreStates 6 5/8% Subordinated Notes") were issued on March 18, 1993 and will mature on March 15, 2005. The CoreStates 6 5/8% Subordinated Notes bear interest at the rate of 6 5/8% per annum, payable semiannually on March 15 and September 15 of each year to the registered holders thereof at the close of business on the March 1 and September 1 preceding such March 15 and September 15, respectively. The CoreStates 6 5/8% Subordinated Notes are limited to $175 million aggregate principal amount.


     CoreStates 5 7/8% Subordinated Notes

     The CoreStates 5 7/8% Subordinated Notes due October 15, 2003 (the "CoreStates 5 7/8% Subordinated Notes") were issued on October 19, 1993 and will mature on April 15, 2003. The CoreStates 5 7/8% Subordinated Notes bear interest at the rate of 5 7/8% per annum, payable semiannually on April 15 and October 15 of each year to the registered holders thereof at the close of business on the April 1 and October 1 preceding such April 15 and October 15, respectively. The CoreStates 5 7/8% Subordinated Notes are limited to $200 million aggregate principal amount.


     CoreStates 6.75% Subordinated Medium-Term Notes

     The CoreStates 6.75% Subordinated Medium-Term Notes due November 15, 2006 (the "CoreStates 6.75% Subordinated MTN"), were issued under the CoreStates Subordinated Indenture pursuant to a medium-term note program established by CoreStates and CCC.

     The CoreStates 6.75% Subordinated MTN were issued on November 14, 1996 and will mature November 15, 2006. The CoreStates 6.75% Subordinated MTN bear interest at the rate of 6.75% per annum, payable semiannually on May 15 and November 15 each year to the registered holders at the close of business on the May 1 and November 1 preceding such May 15 and November 15, respectively. The CoreStates 6.75% Subordinated MTN are limited to $200 million aggregate principal amount.


     CoreStates Subordinated Indenture

     Except as expressly limited therein to the CoreStates Senior Indenture, the description of the CoreStates Indentures set forth under "Summary of Assumed Senior Debt Securities -- CoreStates Senior Medium-Term Notes; CoreStates Indentures", above, applies to the CoreStates Subordinated Indenture as well. Set forth below is a description of certain additional provisions of the CoreStates Subordinated Indenture.

     Events of Default. An "Event of Default" is defined under the CoreStates Subordinated Indenture with respect to CoreStates Subordinated Debt Securities of any series issued thereunder as certain events in bankruptcy, insolvency or reorganization of the Corporation or any Major Constituent Bank. (Section 601).


     The CoreStates Subordinated Indenture does not provide for any right of acceleration of the payment of the principal of a series of CoreStates Subordinated Debt Securities upon a default in the payment of principal or interest or a default in the performance of any covenant or agreement in the CoreStates Subordinated Debt Securities of a particular series or in the CoreStates Subordinated Indenture. In the event of a default in the payment of interest or principal, the holder of a CoreStates Subordinated Debt Security (or the CoreStates Subordinated Trustee on behalf of the holders of all of the series of CoreStates Subordinated Debt Securities so affected) may, subject to certain limitations and conditions, seek to enforce payment of such interest or principal. (Sections 602 and 603).

     Modification and Waiver. In addition to the circumstances described under "Summary of Assumed Senior Debt Securities -- CoreStates Senior Medium-Term Notes; CoreStates Indentures; Modification and Waiver", and subject to the limitations set forth therein, the Corporation and the CoreStates Subordinated Trustee may not modify or amend the CoreStates Subordinated Indenture to alter in any respect the provisions regarding the subordination of the debt securities issued thereunder without the consent of the holders of each CoreStates Debt Security affected thereby. (Section 1002).

     Subordination. During the continuance beyond any applicable grace period of any default with respect to Senior Indebtedness (as defined below), no payment of principal of and interest on the CoreStates Subordinated Debt Securities shall be made until payment in full of all principal of and premium and interest on such Senior Indebtedness. In addition, upon any distribution of assets of the Corporation, upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on the CoreStates Subordinated Debt Securities is to be subordinated to the extent provided in the CoreStates Subordinated Indenture in right of payment to the prior payment in full of principal, premium and interest on all Senior Indebtedness. (Article Sixteen).

     For purposes of the preceding paragraph, the term "Senior Indebtedness" means (1) with respect to the CoreStates 9 5/8% Subordinated Notes and the CoreStates 9 3/8% Subordinated Notes, all indebtedness and other obligations of the Corporation, whether previously outstanding or subsequently incurred or created, except such indebtedness or obligations as are by their terms expressly stated to be, or are identified in a resolution of the Corporation's Board of Directors as, subordinated in right of payment to, or to rank pari passu with, CoreStates Subordinated Debt Securities, and (2) with respect to the CoreStates 6 5/8% Subordinated Notes, the CoreStates 5 7/8% Subordinated Notes and the CoreStates 6.75% Subordinated MTN, indebtedness of the Corporation for money borrowed (including indebtedness secured by certain mortgages or other liens) evidenced by notes or other written obligations, indebtedness of the Corporation evidenced by notes, debentures, bonds or other securities sold by the Corporation for money, indebtedness of others of a similar type assumed or guaranteed by the Corporation through an agreement to purchase, contingent or otherwise, and renewals, extensions or refundings of any of the foregoing, unless the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that indebtedness is not superior in right of payment to the CoreStates Subordinated Debt Securities. (Section 1601).

     As of     , 1998, the Corporation had approximately $    million aggregate
principal amount of indebtedness outstanding that qualified as Senior Indebtedness under the CoreStates Subordinated Indenture. The Corporation expects from time to time to issue additional indebtedness and to incur other obligations that may constitute Senior Indebtedness under the CoreStates Subordinated Indenture.


First Fidelity Subordinated Notes

     The Corporation acquired First Fidelity on January 1, 1996 by merging First Fidelity into a wholly-owned subsidiary. On February 26, 1998, such subsidiary was merged into the Corporation.


     General

     The First Fidelity 9 5/8% Subordinated Notes (as defined herein) were issued under an Indenture, dated as of April 1, 1988 (as amended and supplemented, the "First Fidelity Subordinated Indenture"), between First Fidelity and The Chase Manhattan Bank, N.A., as Trustee (the "First Fidelity Subordinated Trustee"). The First Fidelity 6.80% Subordinated Notes (as defined herein, and together with the First Fidelity 9 5/8% Subordinated Notes, the "First Fidelity Subordinated Notes") were issued under the First Fidelity Subordinated Indenture.

     The First Fidelity Subordinated Notes have been issued in registered form only, without coupons. Principal and interest on the First Fidelity Subordinated Notes will be payable, and the First Fidelity Subordinated Notes will be transferable, at the corporate trust office maintained by the First Fidelity Subordinated Trustee in The City of New York, except that, at the option of the Corporation, interest may be paid by check mailed to the person entitled thereto.


     First Fidelity 9 5/8% Subordinated Notes

     The First Fidelity 9 5/8% Subordinated Notes due August 15, 1999 (the "First Fidelity 9 5/8% Subordinated Notes") were issued on August 22, 1989 and will mature on August 15, 1999. The First Fidelity 9 5/8% Subordinated Notes bear interest at the rate of 9 5/8% per annum, payable semiannually on February 15 and August 15 of each year to the registered holders at the close of business on the February 1 and August 1 preceding such February 15 and August 15, respectively. The First Fidelity 9 5/8% Subordinated Notes are limited to $150 million aggregate principal amount.

     All provisions of the First Fidelity Subordinated Indenture relating to defeasance, as described under ";Defeasance under the First Fidelity Subordinated Indenture", below, apply to the First Fidelity 9 5/8% Subordinated Notes.


     First Fidelity 6.80% Subordinated Notes

     The First Fidelity 6.80% Subordinated Notes due June 15, 2003 (the "First Fidelity 6.80% Subordinated Notes") were issued on June 14, 1993 and will mature on June 15, 2003. The First Fidelity 6.80% Subordinated Notes bear interest at the rate of 6.80% per annum, payable semiannually on June 15 and December 15 of each year to the registered holders at the close of business on the June 1 and December 1 preceding such June 15 and December 15, respectively. The First Fidelity 6.80% Subordinated Notes are limited to $150 million aggregate principal amount.


     First Fidelity Subordinated Indenture

     Satisfaction and Discharge. The First Fidelity Subordinated Indenture shall, upon the request of the Corporation, cease to be of further effect (except as to certain surviving rights, such as registration of transfer or exchange), when (1) either all debt securities issued under the First Fidelity Subordinated Indenture have been delivered to the First Fidelity Subordinated Trustee for cancellation or all such securities not delivered for cancellation have, or will within one year, become due and payable or are to be called for redemption within one year, and the Corporation has deposited or caused to be deposited with the First Fidelity Subordinated Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on all such debt securities not delivered to the First Fidelity Subordinated Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of securities which have become due and payable) or to the stated maturity date or redemption date, as the case may be; (2) the Corporation has paid all other sums payable under the First Fidelity Subordinated Indenture by it; and (3) the Corporation has delivered to the First Fidelity Subordinated Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for in the First Fidelity Subordinated Indenture relating to the satisfaction and discharge thereof have been complied with. (Section 401).

     Events of Default with respect to the First Fidelity 9 5/8% Subordinated Notes. The First Fidelity Subordinated Indenture defines "Event of Default" with respect to the First Fidelity 9 5/8% Subordinated Notes as any one of the following events: (1) default for 30 days in any payment of interest on the First Fidelity 9 5/8% Subordinated Notes; (2) default in the payment of principal on any First Fidelity 9 5/8% Subordinated Notes; (3) default in the performance or breach, for 90 days after appropriate notice, of any other covenant or warranty in the First Fidelity Subordinated Indenture (other than a covenant or warranty included therein solely for the benefit of a series of debt securities other than the First Fidelity 9 5/8% Subordinated Notes); (4) default in the payment of principal on, or acceleration of, any obligations for borrowed money of the Corporation, any subsidiary bank holding company or any Major Subsidiary Bank (as defined below) exceeding in the aggregate $10 million if such obligations have not been discharged or reduced to an aggregate amount of less than $10 million, or such acceleration is not annulled or rescinded, within ten days after written notice; or (5) certain events of bankruptcy, insolvency or reorganization. In case an Event of Default shall occur and be continuing with respect to the First Fidelity 9 5/8% Subordinated Notes, the First Fidelity Subordinated Trustee or the holders of not less than 25 percent in aggregate principal amount of First Fidelity 9 5/8% Subordinated Notes may declare the principal amount thereof to be due and payable immediately. (Sections 501 and 502).

     "Major Subsidiary Bank" is defined in the First Fidelity Subordinated Indenture as any subsidiary bank having total assets equal to 25 percent or more of the consolidated assets of the Corporation determined as of the date of the most recent audited financial statements of such entities. As of the date of this Prospectus, the term Major Subsidiary Bank includes FUNB.

     Events of Default with respect to the First Fidelity 6.80% Subordinated Notes. The First Fidelity Subordinated Indenture defines an "Event of Default" with respect to the First Fidelity 6.80% Subordinated Notes as certain events involving the bankruptcy, insolvency or reorganization of the Corporation. (Section 501). If any Event of Default occurs and is continuing, either the First Fidelity Subordinated Trustee or the holders of not less than 25 percent in principal amount of the outstanding First Fidelity 6.80% Subordinated Notes may declare the principal amount of all First Fidelity 6.80% Subordinated Notes to be due and payable immediately. At any time after a declaration of acceleration with respect to First Fidelity 6.80% Subordinated Notes has been made, but before a judgment or decree based on the acceleration has been obtained, holders of a majority in principal amount of the outstanding First Fidelity 6.80% Subordinated Notes of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502).

     The First Fidelity Subordinated Indenture does not provide for any right of acceleration of the payment of principal of the First Fidelity 6.80% Subordinated Notes upon a default in the payment of principal, premium, if any, or interest on or in the performance of any covenant or agreement applicable to, such First Fidelity 6.80% Subordinated Notes.

     In case a Default (as defined below) with respect to any series of First Fidelity 6.80% Subordinated Notes shall occur and be continuing, the First Fidelity Subordinated Trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of First Fidelity Subordinated Notes through appropriate judicial proceedings. The First Fidelity Subordinated Indenture defines a "Default" with respect to the First Fidelity 6.80% Subordinated Notes as any one of the following events: (1) an Event of Default;
(2) default for 30 days in any payment of interest on any First Fidelity 6.80% Subordinated Notes; (3) default in the payment of principal of or premium, if any, on any First Fidelity 6.80% Subordinated Notes when due; (4) default in the performance or breach for 90 days after appropriate notice, of any other covenant or warranty in the First Fidelity Subordinated Indenture (other than a covenant or warranty included in the First Fidelity Subordinated Indenture solely for the benefit of debt securities other than First Fidelity 6.80% Subordinated Notes); (5) default in the payment of principal on, or acceleration of, any obligations for borrowed money of any Major Subsidiary Bank exceeding in the aggregate $10 million if such obligations have not been discharged or reduced to an aggregate amount of less than $10 million, or such acceleration is not annulled or rescinded, within ten days after appropriate notice; or (6) certain events of bankruptcy, insolvency or reorganization of any Major Subsidiary Bank.

     Modification and Waiver. Certain modifications and amendments of the First Fidelity Subordinated Indenture may be made by the Corporation and the First Fidelity Subordinated Trustee only with the consent of the holders of not less than a majority in aggregate principal amount of the First Fidelity Subordinated Notes of each series at that time outstanding and affected by the modification or amendment, provided that no such modification or amendment may, without the consent of the holder of each outstanding First Fidelity Subordinated Note affected thereby, (1) change the stated maturity of the principal of, any installment of principal of or interest on, any such First Fidelity Subordinated Notes; (2) reduce the principal amount of, or the premium, if any, or the interest on, any such First Fidelity Subordinated Notes; (3) change the place of payment where, or the coin or currency in which, any principal of, or premium, if any, or interest on, any such First Fidelity Subordinated Note is payable; (4) impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof; (5) reduce the above-stated percentage of outstanding First Fidelity Subordinated Notes of any series the consent of the holders of which is necessary to modify or amend the First Fidelity Subordinated Indenture; or (6) modify the foregoing requirements or reduce the percentage of aggregate principal amount of First Fidelity Subordinated Notes of any series at that time outstanding necessary for waiver of compliance with certain provisions of the First Fidelity Subordinated Indenture or for waiver of certain defaults. (Section 902).

     The holders of not less than a majority in aggregate principal amount of the First Fidelity Subordinated Notes of any series at that time outstanding may on behalf of the holders of all First Fidelity Subordinated

Notes of that series waive, insofar as that series is concerned, compliance by the Corporation with certain provisions of the First Fidelity Subordinated Indenture. (Section 1010). The holders of not less than a majority in aggregate principal amount of the First Fidelity Subordinated Notes of any series at that time outstanding may on behalf of the holders of all First Fidelity Subordinated Notes of that series waive any past default under the First Fidelity Subordinated Indenture with respect to that series, except a default in the payment of the principal, or premium, if any, or interest on any First Fidelity Subordinated Notes of that series or in respect of a provision which under the First Fidelity Subordinated Indenture cannot be modified or amended without the consent of the holders of each of the First Fidelity Subordinated Notes at that time outstanding issued thereunder of the series affected. (Section 513).

     Reports by the Corporation. The First Fidelity Subordinated Indenture requires the Corporation to deliver annually to the First Fidelity Subordinated Trustee an officers' certificate as to the performance by the Corporation of certain of its obligations under the First Fidelity Subordinated Indenture and as to any defaults thereunder. (Section 1009). The First Fidelity Subordinated Indenture provides that the First Fidelity Subordinated Trustee thereunder may withhold notice to the holders of the First Fidelity Subordinated Notes of any series issued thereunder of any default (except in payment of principal or premium, if any, or interest or any sinking fund installment) if it considers such to be in the interest of the holders of First Fidelity Subordinated Notes of such series. (Section 602).

     Control by Holders. Subject to the provisions therein relating to the duties of the First Fidelity Subordinated Trustee under the First Fidelity Subordinated Indenture, if a Default (with respect to the First Fidelity 6.80% Subordinated Notes) or Event of Default (with respect to the First Fidelity
9 5/8% Subordinated Notes) shall occur and be continuing, the First Fidelity Subordinated Indenture provides that the First Fidelity Subordinated Trustee shall be under no obligation to exercise any of its rights or powers under the First Fidelity Subordinated Indenture at the request, order or direction of the holders of the First Fidelity Subordinated Notes of any series issued thereunder unless such holders shall have offered to the First Fidelity Subordinated Trustee reasonable indemnity. (Sections 601 and 603). Subject to such provisions for indemnification and certain other rights of the First Fidelity Subordinated Trustee under the First Fidelity Subordinated Indenture, the First Fidelity Subordinated Indenture provides that the holders of a majority in aggregate principal amount of the outstanding First Fidelity Subordinated Notes of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the First Fidelity Subordinated Trustee or exercising any trust or power conferred on the First Fidelity Subordinated Trustee with respect to the First Fidelity Subordinated Notes of such series, provided that such direction is not in conflict with any rule of law or with the First Fidelity Subordinated Indenture and provided that the First Fidelity Subordinated Trustee may take any other action deemed proper by it which is not inconsistent with such direction. (Sections 512 and 603).

     No holder of any First Fidelity Subordinated Notes of any series will have any right to institute any proceeding with respect to the First Fidelity Subordinated Indenture or for any remedy thereunder, unless (1) such holder shall have previously given to the First Fidelity Subordinated Trustee written notice of a Default (with respect to the First Fidelity 6.80% Subordinated Notes) or Event of Default (with respect to the First Fidelity 9 5/8% Subordinated Notes), as the case may be, (2) the holders of at least 25 percent in aggregate principal amount of the outstanding First Fidelity Subordinated Notes of that series shall have made written request to the First Fidelity Subordinated Trustee to institute such proceeding as Trustee under the First Fidelity Subordinated Indenture, (3) such holder or holders shall have offered to such First Fidelity Subordinated Trustee reasonable indemnity, (4) such First Fidelity Subordinated Trustee shall have failed to institute such proceeding for 60 days, and (5) such First Fidelity Subordinated Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding First Fidelity Subordinated Notes of that series a direction inconsistent with such request. (Section 507). However, the holder of any First Fidelity Subordinated Notes will have an absolute right to receive payment of the principal of and premium, if any, and interest on such First Fidelity Subordinated Notes on or after the due dates expressed in such First Fidelity Subordinated Notes and to institute suit for the enforcement of any such payment. (Section 508).

     Consolidation, Merger and Sale of Assets. The First Fidelity Subordinated Indenture provides that the Corporation may not consolidate with or merge into any other corporation or transfer its properties and assets substantially as an entirety to any Person unless (1) the corporation formed by such consolidation or into which the Corporation is merged or the Person to which the properties and assets of the Corporation are so transferred shall be a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by supplemental indenture the payment of the principal of and premium, if any, and interest on the First Fidelity Subordinated Notes and the performance of the other covenants of the Corporation under the First Fidelity Subordinated Indenture; (2) immediately after giving effect to such transaction, no Default, and no event which, after notice or lapse of time or both, would become a Default, shall have occurred and be continuing; and (3) certain other conditions are met. (Section 801).

     Restriction on Sale or Issuance of Stock of Major Subsidiary Banks and Subsidiaries Owning Major Subsidiary Banks. The First Fidelity Subordinated Indenture contains a covenant by the Corporation that it will not, and will not permit any subsidiary to, sell, assign, pledge, transfer or otherwise dispose of any shares of capital stock, or any securities convertible into shares of Capital Stock (as defined in the First Fidelity Subordinated Indenture), of any Major Subsidiary Bank or any subsidiary owning, directly or indirectly, any shares of Capital Stock of any Major Subsidiary Bank and that it will not permit any Major Subsidiary Bank or any subsidiary owning, directly or indirectly, any shares of Capital Stock of a Major Subsidiary Bank to issue any shares of its Capital Stock or any securities convertible into shares of its Capital Stock, except for issuances, sales, assignments, pledges, transfers or other dispositions which: (1) are for the purpose of qualifying a person to serve as a director; (2) are for fair market value (as determined by the Board of Directors of the Corporation) and, after giving effect to such disposition and to any potential dilution, the Corporation will own, directly or indirectly, not less than 80 percent of the shares of each class of Voting Stock (as defined in the First Fidelity Subordinated Indenture) of such Major Subsidiary Bank or any subsidiary owning, directly or indirectly, any shares of Capital Stock of such Major Subsidiary Bank; (3) are made (a) in compliance with an order of a court or regulatory authority of competent jurisdiction, or
(b) in compliance with a condition imposed by any such court or authority permitting the acquisition by the Corporation, directly or indirectly, of any other bank or entity the activities of which are legally permissible for a company such as the Corporation or a subsidiary thereof to engage in, or (c) in compliance with an undertaking made to such authority in connection with such an acquisition (provided that, in the case of clauses (b) and (c), the assets of the bank or entity being acquired and its consolidated subsidiaries equal or exceed 75 percent of the assets of such Major Subsidiary Bank or such subsidiary owning, directly or indirectly, any shares of Capital Stock of a Major Subsidiary Bank and its respective consolidated subsidiaries on the date of acquisition), or (4) are made to the Corporation or any wholly-owned subsidiary. (Section 1007).

     Restriction on Merger by or Sale of Assets of Major Subsidiary Banks. The First Fidelity Subordinated Indenture contains a covenant by the Corporation that it will not permit any Major Subsidiary Bank to merge into or consolidate with, or lease, sell or transfer all or substantially all of its properties and assets to, any other corporation except the Corporation or a corporation or person which is or upon consummation of the transaction will be, a subsidiary, not less than 80 percent of the Voting Stock of which is owned, directly or indirectly, by the Corporation. This covenant is subject to an exception comparable to the exception described in clause (3) of the immediately preceding paragraph. (Section 1008).

     Subordination. The payment of the principal of and premium, if any, and interest on First Fidelity Subordinated Notes will, to the extent set forth in the First Fidelity Subordinated Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined below) of the Corporation. As a result of an amendment to the First Fidelity Subordinated Indenture on June 14, 1993, there are significant differences between the rights of holders of the First Fidelity 6.80% Subordinated Notes and the holders of the First Fidelity 9 5/8% Subordinated Notes. In certain events of insolvency, the payment of the principal of, premium, if any, and interest on the First Fidelity 6.80% Subordinated Notes will, to the extent set forth in the First Fidelity Subordinated Indenture, also be subordinated in right of payment to the prior payment in full of all Other Financial Obligations (as defined below) of the Corporation.

     Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of the Corporation, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due before the holders of First Fidelity Subordinated Notes will be entitled to receive any payment in respect of the principal of or premium, if any, or interest on First Fidelity Subordinated Notes. In the event of the acceleration of the maturity of any First Fidelity Subordinated Notes, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due before the holders of First Fidelity Subordinated Notes will be entitled to receive any payment upon the principal of or premium, if any, or interest on First Fidelity Subordinated Notes. No payments on account of principal, premium, if any, or interest in respect of First Fidelity Subordinated Notes may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default. (Article Thirteen). "Senior Indebtedness" is defined in the First Fidelity Subordinated Indenture as the principal of and premium, if any, and interest on (1) all indebtedness of the Corporation (including indebtedness of others guaranteed by the Corporation) other than First Fidelity Subordinated Notes, whether previously outstanding or thereafter created, incurred or assumed, which is (a) for money borrowed, or
(b) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind, (2) obligations of the Corporation as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which the Corporation is a party, and (3) amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, unless in any case in the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not superior in right of payment to First Fidelity Subordinated Notes. (Section 101).

     The First Fidelity Subordinated Indenture does not limit or prohibit the incurrence of Senior Indebtedness or Other Financial Obligations, which may include indebtedness that is senior to the First Fidelity Subordinated Notes but subordinate to other obligations of the Corporation.

     Subordination Provisions Specific to First Fidelity 6.80% Subordinated Notes. If upon any payment or distribution of assets to creditors, there remains, after giving effect to such subordination provisions in favor of the holders of Senior Indebtedness, any amounts of cash, property or securities available for payment or distribution in respect of the First Fidelity 6.80% Subordinated Notes ("Excess Proceeds") and if, at such time, any Entitled Persons (as defined below) in respect of Other Financial Obligations have not received payment in full of all amounts due or to become due on or in respect of such Other Financial Obligations, then such Excess Proceeds shall first be applied to pay or provide for the payment in full of such Other Financial Obligations before any payment or distribution may be made in respect of the First Fidelity 6.80% Subordinated Notes.

     By reason of the obligation of the holders of First Fidelity Subordinated Notes to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations, in the event of the insolvency of the Corporation, holders of the First Fidelity 9 5/8% Subordinated Notes may recover less, ratably, than Entitled Persons in respect of Other Financial Obligations and may recover more, ratably, than the holders of the First Fidelity 6.80% Subordinated Notes. The Corporation's obligations under the First Fidelity Subordinated Notes shall rank pari passu in right of payment with each other, subject to the obligations of the holders of the First Fidelity 6.80% Subordinated Notes to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations as provided in the First Fidelity Subordinated Indenture.

     The First Fidelity Subordinated Indenture permits, at any time, the modification or elimination of the rights of Entitled Persons in respect of Other Financial Obligations described above without the consent of any Entitled Persons in respect of Other Financial Obligations.

     "Other Financial Obligations" is defined with respect to the First Fidelity 6.80% Subordinated Notes as (1) obligations of the Corporation under direct credit substitutes, (2) obligations of, or guaranteed by, the Corporation for purchased money or funds, (3) any deferred obligation of, or guaranteed by, the Corporation incurred in connection with the acquisition of any business, properties or assets not evidenced by a note or similar instrument given in connection therewith, and (4) all obligations of the Corporation to make payment pursuant to the terms of financial instruments, such as (a) securities contracts and foreign currency exchange contracts, (b) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts and commodity option contracts, and (c) financial instruments similar to those in (4)(a) and (b) above; provided that Other Financial Obligations do not include (A) obligations on account of Senior Indebtedness, and (B) obligations on account of indebtedness for money borrowed ranking pari passu with or subordinate to the First Fidelity Subordinated Notes.

     "Entitled Persons" is defined in the First Fidelity Subordinated Indenture as any person who is entitled to payment pursuant to the terms of Other Financial Obligations. (Section 101).

     As of     , 1998, the Corporation had approximately $    million aggregate
principal amount of indebtedness outstanding that qualified as Senior
Indebtedness, and $    million aggregate principal amount of indebtedness that
qualified as Other Financial Obligations, under the First Fidelity Subordinated Indenture. The Corporation expects from time to time to issue additional indebtedness and to incur other obligations that may constitute Senior Indebtedness or other Financial Obligations under the First Fidelity Subordinated Indenture.


     Defeasance under the First Fidelity Subordinated Indenture

     The First Fidelity 9 5/8% Subordinated Notes provide that the Corporation may discharge its indebtedness and its obligations or certain of its obligations under the First Fidelity Subordinated Indenture with respect to such series by depositing funds or Government Obligations (as defined below) with the First Fidelity Subordinated Trustee as set forth below. The First Fidelity 6.80% Subordinated Notes are not subject to the following defeasance provisions. The term "Government Obligations" as used herein means United States government securities or securities of government agencies backed by the full faith and credit of such government.

     Defeasance and Discharge. The First Fidelity Subordinated Indenture provides that, if so specified with respect to the debt securities of any series issued thereunder and the Corporation deposits or causes to be deposited with the First Fidelity Subordinated Trustee, irrevocably, in trust, money or Government Obligations, which through the payment of principal, premium, if any, and interest in respect thereof in accordance with their terms will provide money in an amount sufficient to pay and discharge in the same currency as such obligation (1) all principal and premium, if any, and interest on the outstanding debt securities of such series on the stated maturity of such principal and premium, if any, or interest (or on the redemption date of the outstanding debt securities of such series, if applicable), and (2) any mandatory (or, if applicable, optional) sinking fund payments or analogous payments applicable to the outstanding debt securities of such series on the day on which such payments are due and payable, then the First Fidelity Subordinated Indenture will cease to be of further effect with respect to such series (except for certain obligations to compensate, reimburse and indemnify the First Fidelity Subordinated Trustee, to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust), and the Corporation will be deemed to have satisfied and discharged the First Fidelity Subordinated Indenture with respect to such series. Such a trust may only be established if, among other things, (1) the Corporation has delivered to the First Fidelity Subordinated Trustee an opinion of counsel to the effect that the Corporation has received from, or there has been published by the United States Internal Revenue Service a ruling which in the opinion of such counsel establishes that, or to the effect that such counsel has otherwise determined that, the holders of debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and (2) if the debt securities of such series are then listed on any domestic or foreign securities exchange, the Corporation has delivered to the First Fidelity Subordinated Trustee an opinion of counsel to the effect that such deposit, defeasance and discharge will not cause such debt securities to be delisted. (Section 403). In the event of any such defeasance, holders of debt securities of such series would be able to look only to such trust fund for payment of principal and premium, if any, and interest, if any, on their debt securities.

     Defeasance of Certain Obligations. The First Fidelity Subordinated Indenture provides that, if so specified with respect to the debt securities of any series issued thereunder and the Corporation deposits or causes to be deposited with the First Fidelity Subordinated Trustee, irrevocably, in trust, money or Government Obligations, which through the payment of principal, premium if any, and interest in respect thereof in accordance with their terms will provide money in an amount sufficient to pay and discharge in the same currency as such obligation (1) all principal and premium, if any, and interest on the outstanding debt securities of such series on the stated maturity of such principal and premium, if any, or interest (or on the redemption date of the outstanding debt securities of such series, if applicable), and (2) any mandatory (or, if applicable, optional) sinking fund payments or analogous payments applicable to the outstanding debt securities of such series on the day on which such payments are due and payable, then the Corporation may omit to comply with the restrictive covenants described under ";Restriction on Sale or Issuance of Stock of Major Subsidiary Banks and Subsidiaries Owning Major Subsidiary Banks" and ";Restriction on Merger by or Sale of Assets of Major Subsidiary Banks" above and any such omission shall not be an Event of Default with respect to the debt securities of such series under the First Fidelity Subordinated Indenture. The obligations of the Corporation under the First Fidelity Subordinated Indenture and the debt securities of such series other than with respect to such covenants shall remain in full force and effect. Such a trust may be established only if, among other things, (1) the Corporation has delivered to the First Fidelity Subordinated Trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and (2) if the debt securities of such series are then listed on any domestic or foreign securities exchange, the Corporation has delivered to the First Fidelity Subordinated Trustee an opinion of counsel to the effect that such deposit and defeasance will not cause such debt securities to be delisted. (Section 1011).

     In the event the Corporation exercises its option to omit compliance with the covenants referred to in the preceding paragraph with respect to the debt securities of any series as described above and the debt securities of such series are declared due and payable because of the occurrence of any Event of Default, then the amount of money and Government Obligations on deposit with the First Fidelity Subordinated Trustee will be sufficient to pay amounts due on the debt securities of such series of such series at the time of the acceleration of the maturity thereof resulting from such Event of Default. The Corporation shall in any event remain liable for such payments as provided in the First Fidelity Subordinated Indenture. (Section 1011).

     Effect of Defeasance. If the Corporation exercises its option to defease and discharge outstanding debt securities of a particular series issued under the First Fidelity Subordinated Indenture, payment of the outstanding debt securities of such series may not be accelerated because of an Event of Default. If the Corporation exercises its option to defease certain obligations with respect to outstanding debt securities of a particular series, payment of the outstanding debt securities of such series may not be accelerated upon the failure of the Corporation to comply with the covenants described under ";Restriction on Sale or Issuance of Stock of Major Subsidiary Banks and Subsidiaries Owning Major Subsidiary Banks" and ";Restriction on Merger by or Sale of Assets of Major Subsidiary Banks" above. The subordination provisions described under ";Subordination", above are made subject to the provisions for defeasance and discharge and defeasance of certain obligations described above. Upon the defeasance and discharge or defeasance of certain obligations with respect to debt securities of a particular series, the debt securities of such series would cease to be so subordinated.

     Substitution of Collateral. The First Fidelity Subordinated Indenture provides that, if so specified with respect to the debt securities of any series issued thereunder, the Corporation will be permitted at any time to withdraw any Government Obligations deposited pursuant to the foregoing defeasance provisions, provided that the Corporation in substitution therefor has previously deposited money and/or Government Obligations which would then be sufficient to satisfy the Corporation's payment obligations in respect of the debt securities of such series in the manner contemplated by such defeasance provisions. (Section 402).


Dominion Subordinated Capital Notes

     The Corporation acquired Dominion on March 1, 1993, by merging Dominion with and into the Corporation.


     General

     The Dominion 9 5/8% Subordinated Capital Notes due June 15, 1999 (the "Dominion Subordinated Capital Notes"), were issued on June 24, 1987 and will mature on June 15, 1999. The Dominion Subordinated Capital Notes were issued under an Indenture, dated as of June 24, 1987 (as amended and supplemented, the "Dominion Subordinated Indenture"), between Dominion and First Trust of New York, N.A., as Trustee (the "Dominion Subordinated Trustee"), as successor to Morgan Guaranty Trust Company of New York.

     The Dominion Subordinated Capital Notes bear interest at the rate of 9 5/8% per annum, payable semiannually on June 15 and December 15 each year to the registered holders at the close of business on the June 1 and December 1 preceding such June 15 and December 15, respectively. The Dominion Subordinated Capital Notes are limited to $75 million aggregate principal amount.

     The Dominion Subordinated Capital Notes have been issued in registered form only, without coupons. Principal and interest on the Dominion Subordinated Capital Notes will be payable, and the Dominion Subordinated Capital Notes will be transferable, at the corporate trust office maintained by the Dominion Subordinated Trustee in the Borough of Manhattan, The City of New York and at the office of FUNB in Roanoke, Virginia. In addition, the Corporation may make payments of interest by check mailed to the person entitled thereto.


     Dominion Subordinated Indenture

     Redemption of Dominion Subordinated Capital Notes upon Certain Events Relating to Federal Income Taxes. The Dominion Subordinated Capital Notes may not be redeemed prior to maturity, except that the Dominion Subordinated Capital Notes are subject to redemption for cash at any time, in whole but not in part, at the option of the Corporation, at a redemption price equal to 100 percent of the principal amount thereof, together with accrued interest to the date fixed for redemption, upon not less than 30 days' written notice mailed to the holders thereof, if the Corporation shall in good faith determine that it is not, or there is a substantial probability that it will not be, allowed to deduct payments of interest to holders of the Dominion Subordinated Capital Notes on the grounds that the Dominion Subordinated Capital Notes do not constitute indebtedness for purposes of the Code or any successor provision as a result of (1) any change in or amendment to, or officially proposed change in or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States or any change in, or officially proposed change in, operation or official interpretation of such laws, rulings or regulations; (2) any action taken by a taxing authority of the United States on or after the date of issuance of the Dominion Subordinated Capital Notes, which action is generally applied or which is taken with respect to the Corporation;
(3) a decision rendered by a court of competent jurisdiction in the United States, whether or not such decision was rendered with respect to the Corporation; or (4) a technical advice memorandum or published ruling issued by the United States Internal Revenue Service relating to obligations substantially similar to the Dominion Subordinated Capital Notes. Prior to the mailing of any notice of redemption pursuant to this paragraph, the Corporation shall deliver to the Dominion Subordinated Trustee an opinion of counsel that the conditions precedent to the right to so redeem have occurred. (Section 201 and Article Eleven).

     Events of Default and Limited Rights of Acceleration. The Dominion Subordinated Indenture defines an "Event of Default" as being only certain events involving the bankruptcy, insolvency or reorganization of the Corporation. (Section 501). If at any time prior to the payment of the principal of the Dominion Subordinated Capital Notes in cash, or, if required, by the delivery of Capital Securities, an Event of Default shall occur and be continuing, either the Dominion Subordinated Trustee or the holders of at least 25 percent in aggregate principal amount of the Dominion Subordinated Capital Notes at that time outstanding may declare the principal amount of all the Dominion Subordinated Capital Notes to be due and payable immediately in cash. (Section 502). Enforcement of any such right to payment in cash would, in the event of the bankruptcy or insolvency of the Corporation, be subject to the broad equity powers of a Federal bankruptcy court and to the determination by that court of the nature and status of the payment claims of the holders of the Dominion Subordinated Capital Notes. At any time after a declaration of acceleration with respect to Dominion Subordinated Capital Notes has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of Dominion Subordinated Capital Notes at that time outstanding may, under certain circumstances, rescind and annul such acceleration. (Section 502). For information as to waiver of defaults see ";Modification and Waiver", below.

     The Dominion Subordinated Indenture does not provide for any right of acceleration of the payment of principal of the Dominion Subordinated Capital Notes upon a default in the payment of principal or interest or in the performance of any covenant or agreement in the Dominion Subordinated Capital Notes or Dominion Subordinated Indenture. The Dominion Subordinated Indenture defines a "Default" as being (1) the failure to pay any interest on any Dominion Subordinated Capital Notes when due, whether or not such payment is prohibited by the subordination provisions of the Dominion Subordinated Indenture, (2) the failure to pay principal (including any obligation to exchange Capital Securities for Dominion Subordinated Capital Notes) on any Dominion Subordinated Capital Notes when due, whether or not such payment or exchange is prohibited by the subordination provisions of the Dominion Subordinated Indenture, or (3) the failure to perform any other covenant if continued for 30 days after written notice is given as provided in the Dominion Subordinated Indenture. If a Default shall occur and be continuing, the Dominion Subordinated Trustee may, subject to certain limitations and conditions, seek to enforce payment of such principal or accrued interest or the performance of such covenant or agreement. (Section
503).

     Modification and Waiver. Modifications and amendments of the Dominion Subordinated Indenture may be made by the Corporation and the Dominion Subordinated Trustee with the consent of the holders of a majority in aggregate principal amount of the Dominion Subordinated Capital Notes at that time outstanding; provided, however, that no such modification or amendment may, without the consent of the holders of all Dominion Subordinated Capital Notes affected thereby, (1) change the stated maturity date of the principal of, or any installment of interest on, any Dominion Subordinated Capital Note; (2) reduce the principal amount of, or rate of interest on, any Dominion Subordinated Capital Note; (3) change the place or currency of payment of principal of, or interest on, any Dominion Subordinated Capital Note; (4) impair the right to institute suit for the enforcement of any payment (including the delivery of Capital Securities exchanged for Dominion Subordinated Capital Notes) on or with respect to any Dominion Subordinated Capital Note; (5) modify the subordination provisions in a manner adverse to the holders of Dominion Subordinated Capital Notes; (6) impair any right to the delivery of Capital Securities in exchange for any Dominion Subordinated Capital Note or to the obligation of the Corporation to any holder to effect the Secondary Offering (as defined in the Dominion Subordinated Indenture); or
(7) reduce the percentage in principal amount of Dominion Subordinated Capital Notes at that time outstanding, the consent of whose holders is required for modification or amendment of the Dominion Subordinated Indenture or for waiver of compliance with certain provisions of the Dominion Subordinated Indenture or for waiver of certain defaults. (Section 902).

     The holders of a majority in aggregate principal amount of the Dominion Subordinated Capital Notes at that time outstanding may, on behalf of all holders of Dominion Subordinated Capital Notes, waive compliance by the Corporation with certain restrictive provisions of the Dominion Subordinated Indenture. (Section 1008). The holders of a majority in aggregate principal amount of the Dominion Subordinated Capital Notes may, on behalf of all holders of Dominion Subordinated Capital Notes, waive any past default under the Dominion Subordinated Indenture with respect to Dominion Subordinated Capital Notes, except a default in the payment (including any obligation to exchange Dominion Subordinated Capital Notes for Capital Securities) of principal or interest or a default in respect of a covenant or provision in the Dominion Subordinated Indenture which cannot be modified or amended without the consent of each holder affected thereby. (Section 513).

     Indemnification. In connection with any Secondary Offering of the Capital Securities issued in exchange for any Dominion Subordinated Capital Notes, the Corporation and the holders of Dominion Subordinated Capital Notes will indemnify each other from liability as described below.

     Each holder of Dominion Subordinated Capital Notes for whom Capital Securities are being offered in any Secondary Offering will agree, to the extent enforceable under applicable law, to indemnify and hold harmless the Corporation, the Exchange Agent (as defined in the Dominion Subordinated Indenture), the Dominion Subordinated Trustee, any other such holder and any underwriter, agent or other similar person from and against any and all losses, claims, damages and liabilities resulting from or based upon any untrue statement or alleged untrue statement of any material fact contained in any notice of exchange, any offering memorandum or selling document or registration statement relating to the Secondary Offering, any preliminary prospectus or prospectus contained therein, or any amendment thereof or supplement thereto, or resulting from or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement, alleged untrue statement, omission or alleged omission is made therein (1) in reliance upon and in conformity with any written information furnished to the Corporation by or on behalf of such holder specifically for use in connection with the preparation thereof, or (2) because of such holder's failure to advise the Corporation in writing that any of the assumptions described in the notice of exchange is incorrect. (Section 1304).

     The Corporation will agree, to the extent enforceable under applicable law, to indemnify and hold harmless, in connection with any Secondary Offering, each holder of Dominion Subordinated Capital Notes for whose account Capital Securities are being offered and sold and any underwriter agent, the Dominion Subordinated Trustee, the Exchange Agent or other similar person from and against any and all losses, claims, damages and liabilities resulting from or based upon any untrue statement or alleged untrue statement of any material fact contained in any notice of exchange, any offering memorandum or selling document or registration statement relating to the Secondary Offering, any preliminary prospectus or prospectus contained therein, or any amendment thereof or supplement thereto, or resulting from or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or resulting from the Corporation's failure to register the Capital Securities with or gain the approval for the sale of the Capital Securities of any appropriate governmental authority, provided, however, that the Corporation will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement, alleged untrue statement, omission or alleged omission made therein (1) in reliance upon and in conformity with any written information furnished to the Corporation by or on behalf of such holder specifically for use in connection with the preparation thereof, or (2) because of such holder's failure to advise the Corporation in writing that any of the assumptions described in the notice of exchange is incorrect. In connection with any Secondary Offering, the Corporation agrees to obtain the usual indemnification of such holder of Dominion Subordinated Capital Notes for the account of whom Capital Securities are being offered and sold in any Secondary Offering from any underwriter, agent or other similar person. (Section 1308).

     Consolidation, Merger and Sale of Assets. The Corporation may not consolidate with or merge into any other corporation or transfer its properties and assets substantially as an entirety to any person unless (1) the corporation formed by such consolidation or into which the Corporation is merged or the person to which the properties and assets of the Corporation are so transferred shall be a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume the payment of the principal of and interest on the Dominion Subordinated Capital Notes and the performance of the other covenants of the Corporation under the Dominion Subordinated Indenture, (2) immediately after giving effect to such transaction, no Event of Default or Default and no event which, after notice or lapse of time or both, would become an Event of Default or Default, shall have occurred and be continuing, and (3) certain other conditions are met. (Section 801).

     Restriction on Sale or Issuance of Capital Stock of Major Constituent Bank. The Dominion Subordinated Indenture prohibits the issuance, sale or other disposition of shares of, or securities convertible into, Voting Stock (as defined in the Dominion Subordinated Indenture) of a Major Constituent Bank (as defined below with respect to the Dominion Subordinated Indenture), the merger or consolidation of any Major Constituent Bank with or into any other corporation, and the sale or other disposition of all or substantially all of the assets of any Major Constituent Bank, if, after giving effect to any such transaction and to the issuance of the maximum number of shares of Voting Stock issuable upon the conversion of all such convertible securities, the Corporation would own, directly or indirectly, 80 percent or less of the shares of Voting Stock of such Major Constituent Bank, its successor in merger or consolidation or the person that acquires all or substantially all of its assets, except that the covenant will not prohibit sales or other dispositions:
(1) made in compliance with an order of a court or regulatory authority of competent jurisdiction or made as a condition imposed by such court or authority to the receipt of such order or to the acquisition by the Corporation, directly or indirectly, of any other banking institution or entity the activities of which are legally permissible for a bank holding company or a subsidiary thereof to engage in; or (2) if such Major Constituent Bank, having obtained any necessary regulatory approvals, unconditionally guarantees payment when due of the principal of and interest on the Dominion Subordinated Capital Notes. (Section 1006).

     "Major Constituent Bank" is defined in the Dominion Subordinated Indenture as any banking subsidiary of the Corporation whose consolidated banking assets constitute 30 percent or more of the Corporation's consolidated banking assets. As of the date of this Prospectus, the term Major Constituent Bank includes FUNB.

     Control by Holders. Subject to the provisions of the Dominion Subordinated Indenture relating to the duties of the Dominion Subordinated Trustee, in case an Event of Default or Default shall occur and be continuing, the Dominion Subordinated Trustee will be under no obligation to exercise any of its rights or powers under the Dominion Subordinated Indenture at the request or direction of any of the holders of the Dominion

Subordinated Capital Notes unless such holders shall have offered reasonable indemnity to the Dominion Subordinated Trustee. (Section 603). Subject to such provisions for the indemnification of the Dominion Subordinated Trustee, the holders of a majority in aggregate principal amount of the Dominion Subordinated Capital Notes at that time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Dominion Subordinated Trustee or exercising any trust or power conferred on the Dominion Subordinated Trustee, provided that such direction is not in conflict with any rule of law or with the Dominion Subordinated Indenture, the Dominion Subordinated Trustee determines that such proceeding will not involve it in any personal liability and the Dominion Subordinated Trustee may take any other action deemed proper by it which is not inconsistent with such direction (Section 512).

     No holder of any Dominion Subordinated Capital Note will have any right to institute any proceeding with respect to the Dominion Subordinated Indenture or for any remedy thereunder, unless such holder shall have previously given to the Dominion Subordinated Trustee written notice of a continuing Event of Default or Default and unless also the holders of at least 25 percent in aggregate principal amount of the Dominion Subordinated Capital Notes at that time outstanding shall have made written request, and offered reasonable indemnity, to the Dominion Subordinated Trustee to institute such proceeding as trustee, and the Dominion Subordinated Trustee shall not have received from the holders of a majority in aggregate principal amount of the Dominion Subordinated Capital Notes at that time outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507). However, such limitations do not apply to a suit instituted by a holder of a Dominion Subordinated Capital Note for enforcement of payment of the principal of or interest on such Dominion Subordinated Capital Note on or after the respective due dates expressed in such Dominion Subordinated Capital Note or for the enforcement of the exchange of such Dominion Subordinated Capital Note for Capital Securities and the sale of such Capital Securities in a Secondary Offering at the time and in the manner provided for in the Dominion Subordinated Indenture. (Section 508).

     Reports by the Corporation. The Corporation is required to furnish to the Dominion Subordinated Trustee annually a statement as to the performance by the Corporation of certain of its obligations under the Dominion Subordinated Indenture and as to any default in such performance. (Section 1007).

     Subordination. The obligations of the Corporation to make any payment (including the obligation to deliver Capital Securities exchanged for Dominion Subordinated Capital Notes as described above) on account of the principal of and interest on the Dominion Subordinated Capital Notes shall be subordinate and junior in right of payment to the Corporation's obligations to the holders of Senior Indebtedness (as defined below) of the Corporation. (Section 1201). "Senior Indebtedness" is defined in the Dominion Subordinated Indenture as the principal of and premium, if any, and interest on (1) all "indebtedness for money borrowed" by the Corporation, whether previously outstanding or thereafter created, assumed or incurred, except the Dominion Subordinated Capital Notes, the Corporation's guaranty of a 6 3/4% Note due 2001 issued by Dominion Bankshares Properties, Inc., such indebtedness as is by its terms expressly stated to rank pari passu in right of payment with the Dominion Subordinated Capital Notes, and (2) any deferral, renewals or extensions of any such Senior Indebtedness. The term "indebtedness for money borrowed" is defined in the Dominion Subordinated Indenture to mean any obligation of, or any obligation guaranteed by, the Corporation for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation of or guaranteed by the Corporation for the payment of the purchase price of property or assets. (Article Twelve). The Dominion Subordinated Indenture does not limit the amount of debt, including Senior Indebtedness, that may be incurred by the Corporation or any of its subsidiaries and does not contain financial or any similar restrictive covenants.

     No exchange for Capital Securities or payment on account of principal or interest on the Dominion Subordinated Capital Notes shall be made by the Corporation unless full payment of amounts then due for principal (and premium, if any), sinking funds, and interest on Senior Indebtedness of the Corporation has been made or duly provided for in accordance with its terms and, at the time of such payment or exchange or immediately after giving effect thereto, there shall not exist with respect to any Senior Indebtedness of the Corporation an event of default permitting the holders thereof (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof, written notice of which shall have been given to the Dominion Subordinated Trustee, and such event of default shall not have been cured or waived. (Section 1202). Upon any distribution of the assets of the Corporation upon dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership, conservatorship or other proceedings, the holder of Senior Indebtedness will be entitled to receive payment in full of principal, premium, if any, and interest before any payment is made on or exchange is made for the Dominion Subordinated Capital Notes. Subject to the payment in full of all Senior Indebtedness, the holders of Dominion Subordinated Capital Notes are to be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Corporation applicable to Senior Indebtedness until the Dominion Subordinated Capital Notes are paid in full.

     As of      , 1998, the Corporation had approximately $   million aggregate
principal amount of indebtedness outstanding that qualified as Senior Indebtedness under the Dominion Subordinated Indenture. The Corporation expects from time to time to issue additional indebtedness and to incur other obligations that may constitute Senior Indebtedness under the Dominion Subordinated Indenture.


     Certain Federal Income Tax Consequences of Dominion Subordinated Capital Notes

     The United States Internal Revenue Service has issued Revenue Ruling 85-119 to the effect that "mandatory convertible debt" issued by a bank holding company under the circumstances described in the ruling is debt of the bank holding company for federal income tax purposes. The Dominion Subordinated Capital Notes are substantially similar to the mandatory convertible debt described in the ruling and under current cases, regulations and rulings, should represent debt of the Corporation with the result that interest payable on the Dominion Subordinated Capital Notes should be taxable as interest rather than dividends for federal income tax purposes. However, revenue rulings may be relied upon as precedent only as to the specific fact pattern of the ruling, and the Dominion Subordinated Capital Notes are not identical to the mandatory convertible debt described in the ruling.

     A holder of Dominion Subordinated Capital Notes will have a basis in such Dominion Subordinated Capital Note generally equal to the amount paid for such Dominion Subordinated Capital Note. Upon the sale, redemption, or retirement of the Dominion Subordinated Capital Note, gain or loss will be recognized for federal income tax purposes equal to the difference between the amount realized on such sale, redemption or retirement and such holder's tax basis in the Dominion Subordinated Capital Note, except that consideration for accrued interest which has not been taxed as income to such holder will generally result in interest income to such holder equal to the fair market value of such consideration.

     The tax effects of the purchase of the Dominion Subordinated Capital Notes under state and local tax laws may vary. In addition, the preceding discussion of Federal income tax consequences is a summary of general information. Accordingly, purchasers are advised to consult their own tax advisors with respect to Federal, state, and local income tax effects. Purchasers of Dominion Subordinated Capital Notes who are nonresident alien individuals, foreign corporations, or other non-United States persons should also consult their own advisors with respect to the possible applicability of United States withholding and other taxes upon income realized in respect of the Dominion Subordinated Capital Notes.


Meridian 7 7/8% Subordinated Debentures

     General

     The Meridian 7 7/8% Subordinated Debentures due July 15, 2002 (the "Meridian 7 7/8% Subordinated Debentures"), were issued under an Indenture, dated as of March 9, 1992 (as amended and supplemented, the "Meridian Subordinated Indenture"), between Meridian and The First National Bank of Chicago, as subordinated trustee (the "Meridian Subordinated Trustee").

     The Meridian 7 7/8% Subordinated Debentures were issued on July 22, 1992 and will mature on July 15, 2002. The Meridian 7 7/8% Subordinated Debentures bear interest at the rate of 7 7/8% per annum, payable semiannually on January 15 and July 15 each year to the registered holders at the close of business on the January 1 and July 1 preceding such January 15 and July 15, respectively. The Meridian 7 7/8% Subordinated Debentures are limited to $100 million aggregate principal amount.


     Meridian Subordinated Indenture

     Except as expressly limited therein to the Meridian Senior Indenture, the description of the Meridian Indentures set forth under "Summary of Assumed Senior Debt Securities -- Meridian 6 5/8% Senior Notes;

Meridian Indentures" applies to the Meridian Subordinated Indenture as well. Set forth below is a description of certain additional provisions of the Meridian Subordinated Indenture.

     Acceleration. The Meridian Subordinated Indenture does not permit acceleration of the payment of principal of the Meridian 7 7/8% Subordinated Debentures upon the occurrence of an "Event of Default" described in clauses (1), (2) or (3) of the first paragraph under "Summary of Assumed Senior Debt Securities -- Meridian 6 5/8% Senior Notes; Meridian Indentures; Events of Default; Acceleration; Waiver," above. (Section 501). The Meridian Subordinated Indenture provides that if any Event of Default under clause (4) of such paragraph occurs and is continuing with respect to the Meridian 7 7/8% Subordinated Debentures, then either the Meridian Subordinated Trustee or the holders of not less than 25 percent in principal amount of the outstanding Meridian 7 7/8% Subordinated Debentures may declare the principal amount of all of the Meridian 7 7/8% Subordinated Debentures to be due and payable immediately.

     Subordination. The Meridian 7 7/8% Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness (as defined below) of the Corporation. (Section 101). "Senior Indebtedness" is defined in the Meridian Subordinated Indenture as any obligation of the Corporation to its creditors, whether previously outstanding or subsequently incurred, except (1) any obligation as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligation is not Senior Indebtedness, and (2) subordinated debt securities issued under the Meridian Subordinated Indenture.

     In the event that the Corporation shall default in the payment of any principal of or interest on any Senior Indebtedness of the Corporation when due and payable, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment shall be made or agreed to be made on account of the principal of or interest on the Meridian 7 7/8% Subordinated Debentures, or in respect of any redemption, retirement, purchase or other acquisition of any of the Meridian 7 7/8% Subordinated Debentures. If certain events of bankruptcy, insolvency or reorganization of the Corporation occur, all Senior Indebtedness of the Corporation shall first be paid in full before any payment or distribution shall be made to any holder of any of the Meridian 7 7/8% Subordinated Debentures on account thereof. (Section 1301).

     As of        , 1998, the Corporation had approximately $     million
aggregate principal amount of indebtedness outstanding that qualified as Senior Indebtedness under the Meridian Subordinated Indenture. The Corporation expects from time to time to issue additional indebtedness and to incur other obligations that may constitute Senior Indebtedness under the Meridian Subordinated Indenture.


                 SUMMARY OF TMS DEBT SECURITIES AND GUARANTEES

     The Corporation acquired TMS on June 30, 1998. TMS continues to operate as a wholly-owned subsidiary of the Corporation. Pursuant to supplements to the TMS Indentures (as defined herein), the Corporation has guaranteed the payment of the obligations on the TMS Debt Securities (as defined herein) to the extent set forth under " -- The Guarantees" below.

     The following descriptions of the terms of the particular TMS Debt Securities (which term includes the TMS Senior Notes and the TMS Subordinated Notes, each as defined herein) and the Guarantees are summaries of the provisions thereof, do not purport to be complete and are qualified in their entirety by reference to the Applicable Indentures, the applicable TMS Debt Securities and the Guarantees.



Series                                     Issue Dates        Interest Payment Dates      Regular Record Dates
------------------------------------   ------------------   -------------------------   -----------------------
8.05% Senior Notes of TMS due
  April 15, 2002 ...................   April 15, 1997       April 15 and October 15     April 1 and October 1
8.375% Senior Notes TMS due
  April 15, 2004 ...................   April 15, 1997       April 15 and October 15     April 1 and October 1
7.30% Subordinated Notes of
  TMS due December 1, 2002 .........   December 1, 1997     June 1 and December 1       May 15 and November 15
7.95% Subordinated Notes of
  TMS due December 1, 2007 .........   December 1, 2007     June 1 and December 1       May 15 and November 15

TMS Senior Notes

     General

     The TMS Senior Notes (which term includes the TMS 8.05% Senior Notes and the TMS 8.375% Senior Notes, each as defined below) were issued under an Indenture, dated as of April 15, 1997 (as amended and supplemented, the "TMS Senior Indenture", and together with the TMS Subordinated Indenture (as defined below), the "TMS Indentures") between TMS and The Chase Manhattan Bank, as Trustee (the "TMS Senior Trustee", and together with the TMS Subordinated Trustee (as defined below), the "TMS Trustees"). Pursuant to a supplemental indenture, dated as of June 30, 1998 (the "Senior Guarantee", and together with the Subordinated Guaranteee (as defined below), the "Guarantees"), to the TMS Senior Indenture, the Corporation has guaranteed the payment of the obligations of TMS pursuant to the TMS Senior Notes. See " -- The Guarantees", below.


     TMS 8.05% Senior Notes

     The TMS 8.05% Notes due April 15, 2002 (the "TMS 8.05% Senior Notes") were issued on April 15, 1997 and will mature on April 15, 2002. The TMS 8.05% Senior Notes bear interest at the rate of 8.05% per annum, payable semiannually on April 15 and October 15 of each year to the registered holders at the close of business on the April 1 and October 1 preceding such April 15 or October 15, respectively. The TMS 8.05% Senior Notes are limited to $175 million aggregate principal amount.


     TMS 8.375% Senior Notes

     The TMS 8.375% Notes due April 15, 2004 (the "TMS 8.375% Senior Notes") were issued on April 15, 1997 and will mature on April 15, 2004. The TMS 8.375% Senior Notes bear interest at the rate of 8.375% per annum, payable semiannually on April 15 and October 15 of each year to the registered holders at the close of business on the April 1 and October 1 preceding such April 15 or October 15, respectively. The TMS 8.375% Senior Notes are limited to $125 million aggregate principal amount.


     TMS Indentures

     The following description of certain terms of the TMS Indentures applies to the TMS Senior Indenture and, except as expressly limited to the TMS Senior Indenture, also applies to the TMS Subordinated Indenture.

     Discharge, Legal Defeasance and Covenant Defeasance. The Applicable Indenture with respect to the TMS Debt Securities of any series issued thereunder may be discharged, subject to certain terms and conditions, when either all TMS Debt Securities of such series have been delivered to the Applicable Trustee for cancellation, or all TMS Debt Securities of such series not theretofore delivered to the Applicable Trustee for cancellation have become due and payable, or will become due and payable at their stated maturity within one year, and TMS has irrevocably deposited or caused to be deposited with the Applicable Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such TMS Debt Securities for principal (and premium, if any) and interest to the date of such deposit (in the case of TMS Debt Securities which have become due and payable) or to the stated maturity, as the case may be; provided, however, in the event a petition for relief under the applicable Federal or state bankruptcy, insolvency or other similar law is filed with respect to TMS within 91 days after the deposit and the Applicable Trustee is required to return the deposited money to TMS, the obligations of TMS under the Applicable Indenture with respect to such TMS Debt Securities will not be deemed terminated or discharged; (2) TMS has paid or caused to be paid all other sums payable under the Applicable Indenture by TMS; (3) TMS has delivered to the Applicable Trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent therein provided relating to the satisfaction and discharge of the Applicable Indenture with respect to such series have been complied with; and (4) TMS has delivered to the Applicable Trustee an opinion of counsel or a ruling of the United States Internal Revenue Service to the effect that such deposit and discharge will not cause the holders of the TMS Debt Securities of the series to recognize income, gain or loss for Federal income tax purposes. (Section 4.01).

     If provision is made for the defeasance of TMS Debt Securities of a series, and if the TMS Debt Securities of such series are registered securities and denominated and payable only in United States dollars, then the provisions of each TMS Indenture relating to defeasance shall be applicable for the defeasance of the TMS Debt Securities of such series. (Section 15.01).

     At TMS's option, either (a) TMS shall be deemed to have been Discharged (as defined below) from its obligations with respect to TMS Debt Securities of any series ("legal defeasance option"), or (b) TMS shall cease to be under any obligation to comply with any obligation of TMS in the Applicable Indenture including any other covenants applicable to the TMS Debt Securities which are subject to covenant defeasance ("covenant defeasance option") at any time after the applicable conditions set forth below have been satisfied: (1) TMS shall have deposited or caused to be deposited irrevocably with the Applicable Trustee as trust funds in trust, for such purpose (a) money in an amount, or
(b) U.S. Government Obligations (as defined below) which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination of (a) and (b), sufficient, in the opinion (with respect to (a) and (b) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Applicable Trustee, to pay and discharge each installment of principal (including any mandatory sinking fund payments) of (and premium, if any) and interest on, the TMS Debt Securities of such series at the time outstanding on the dates such installments of interest or principal and premium are due; (2) such deposit shall not cause the Applicable Trustee to have a conflicting interest with respect to the TMS Debt Securities of any series; (3) such deposit will not result in a breach or violation of, or constitute a default under, the Applicable Indenture or any other agreement or instruction to which TMS is a party or by which it is bound; (4) if the TMS Debt Securities of such series are then listed on any national securities exchange, TMS shall have delivered to the Applicable Trustee an opinion of counsel or a letter or other document from such exchange to the effect that TMS's exercise of its legal defeasance option or the covenant defeasance option, as the case may be, would not cause such TMS Debt Securities to be delisted; (5) no Event of Default (as defined below) or event (including such deposit) which, with notice or lapse of time or both, would become an Event of Default with respect to the TMS Debt Securities of such series shall have occurred and be continuing on the date of such deposit and, with respect to the legal defeasance option only, no Event of Default under the provisions of the Applicable Indenture relating to certain events of bankruptcy or insolvency or event which with the giving of notice or lapse of time, or both, would become an Event of Default under such bankruptcy or insolvency provisions shall have occurred and be continuing on the 91st day after such date; and (6) certain other opinions, officers' certificates and other documents specified in the Applicable Indenture, including an opinion of counsel or a ruling of the United States Internal Revenue Service to the effect that such deposit, defeasance or Discharge will not cause the holders of the TMS Debt Securities of such series to recognize income, gain or loss for Federal income tax purposes. Notwithstanding the foregoing, if TMS exercises its covenant defeasance option and an Event of Default under the provisions of the TMS Indentures relating to certain events of bankruptcy or insolvency or event which with the giving of notice or lapse of time, or both, would become an Event of Default under such bankruptcy or insolvency provisions shall have occurred and be continuing on the 91st day after the date of such deposit, the obligations of TMS referred to under the definition of covenant defeasance option with respect to such TMS Debt Securities shall be reinstated in full. (Section 15.02).

     Events of Default. An "Event of Default" with respect to the TMS Debt Securities of any series means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (1) default in the payment of any interest upon any TMS Debt Security of such series when it becomes due and payable, and continuance of such default for a period of 30 days; (2) default in the payment of the principal of (and premium, if any, on) any TMS Debt Security of such series at its maturity; (3) default in the deposit of any sinking fund payment, when and as due by the terms of any TMS Debt Security of such series; (4) default in the performance, or breach of any covenant or warranty in the Applicable Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the Applicable Indenture specifically dealt with or which expressly has been included in the Applicable Indenture solely for the benefit of TMS Debt Securities of a series other than such series), and continuance of such default or breach for a period of 60 days after there has been given to TMS by the Applicable Trustee or to TMS and the Applicable Trustee by the holders of at least 25 percent in principal amount of the TMS Debt Securities of such series at the time outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default"; (5) certain events of bankruptcy, insolvency or reorganization with respect to TMS; or

(6) any other Event of Default provided with respect to TMS Debt Securities of such series pursuant to the Applicable Indenture. (Section 5.01).

     Acceleration. If an Event of Default with respect to TMS Debt Securities of any series at the time outstanding occurs and is continuing, then in every case the Applicable Trustee or the holders of not less than 25 percent in principal amount of the TMS Debt Securities of such series at the time outstanding may declare the principal amount of the TMS Debt Securities of such series to be due and payable immediately, by a notice in writing to TMS (and to the Applicable Trustee if given by holders), and upon any such declaration such principal amount (or specified amount), plus accrued and unpaid interest (and premium, if any) shall become immediately due and payable. Upon payment of such amount in the currency in which such TMS Debt Securities are denominated (except as otherwise provided in the Applicable Indenture), all obligations of TMS in respect of the payment of principal of the TMS Debt Securities of such series shall terminate. (Section 5.02).

     At any time after such a declaration of acceleration with respect to TMS Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Applicable Trustee as provided in the Applicable Indenture, the holders of a majority in principal amount of the TMS Debt Securities of such series, by written notice to TMS and the Applicable Trustee, may rescind and annul such declaration and its consequences if (1) TMS has paid or deposited with the Applicable Trustee a sum in the currency in which such TMS Debt Securities are denominated (except as otherwise provided in the Applicable Indenture) sufficient to pay (a) all overdue installments of interest on all TMS Debt Securities, (b) the principal of (and premium, if any, on) any TMS Debt Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such TMS Debt Securities,
(c) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on each TMS Debt Security of such series at a rate established for such series, and (d) all sums paid or advanced by the Applicable Trustee and the reasonable compensation, expenses, disbursements and advances of the Applicable Trustee, its agents and counsel; and (2) all Events of Default with respect to TMS Debt Securities of such series, other than the nonpayment of the principal of TMS Debt Securities of such series which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Applicable Indenture. No such rescission, annullment or waiver will affect any subsequent default or impair any right consequent thereon. (Section 5.02).

     Reports by TMS. Each TMS Indenture requires TMS to file with the Applicable Trustee, annually, an officers' certificate as to TMS's compliance with all conditions and covenants under the Applicable Indenture. (Section 12.02). Each TMS Indenture provides that the Applicable Trustee may withhold notice to the holders of a series of TMS Debt Securities of any default (except payment defaults on such TMS Debt Securities) if it considers such withholding to be in the interest of the holders of such series of TMS Debt Securities to do so. (Section 6.02).

     Control by Holders. Subject to the provisions of each TMS Indenture relating to the duties of the Applicable Trustee, in case an Event of Default with respect to TMS Debt Securities of a particular series shall occur and be continuing, the Applicable Trustee shall be under no obligation to exercise any of its rights or powers under the Applicable Indenture at the request, order or direction of any of the holders of TMS Debt Securities of that series, unless such holders shall have offered to the Applicable Trustee reasonable indemnity against the expenses and liabilities which might be incurred by it in compliance with such request. (Section 5.07). Subject to such provisions for the indemnification of the Applicable Trustee, the holders of a majority in principal amount of the TMS Debt Securities of such series at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Applicable Trustee under the Applicable Indenture, or exercising any trust or power conferred on the Applicable Trustee with respect to the TMS Debt Securities of that series provided that such direction does not conflict with law or with the Applicable Indenture. (Section 5.12).

     Modification or Waiver. Without prior notice to or consent of any holders, TMS and the Applicable Trustee, at any time and from time to time, may modify the Applicable Indenture for any of the following purposes: (1) to evidence the succession of another corporation to the rights of TMS and the assumption by such successor of the covenants and obligations of TMS in the Applicable Indenture and in the TMS Debt Securities issued thereunder; (2) to add to the covenants of TMS for the benefit of the holders of all or any series of TMS Debt Securities (and if such covenants are to be for the benefit of less than all series, stating that such covenants are expressly being included solely for the benefit of such series) issued thereunder, or to surrender any right or power conferred in the Applicable Indenture upon TMS; (3) to add any additional Events of Default (and if such Events of Default are to be applicable to less than all series, stating that such Events of Default are expressly being included solely to be applicable to such series); (4) to add or change any of the provisions of the Applicable Indenture to such extent as shall be necessary to permit or facilitate the issuance thereunder of TMS Debt Securities of any series in bearer form, registrable or not registrable, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations or to permit the issuance of TMS Debt Securities of any series in uncertificated form, provided that any such action shall not adversely affect the interests of the holders of TMS Debt Securities of any series in any material respect; (5) to change or eliminate any of the provisions of the Applicable Indenture, provided that any such change or elimination will become effective only when there is no TMS Debt Security issued thereunder of any series at the time outstanding created prior to such modification which is entitled to the benefit of such provision and as to which such modification would apply; (6) to secure the TMS Debt Securities issued thereunder; (7) to supplement any of the provisions of the Applicable Indenture to such extent as is necessary to permit or facilitate the defeasance and discharge of any series of TMS Debt Securities issued thereunder, provided that any such action will not adversely affect the interests of the holders of TMS Debt Securities of such series or any other series of TMS Debt Securities issued under the Applicable Indenture in any material respect; (8) to establish the form or terms of TMS debt securities as permitted by the Applicable Indenture; (9) to evidence and provide for the acceptance of appointment thereunder by a successor TMS Trustee with respect to one or more series of TMS Debt Securities issued thereunder and to add to or change any of the provisions of the Applicable Indenture as is necessary to provide for or facilitate the administration of the trusts thereunder by more than one TMS Trustee; (10) to cure any ambiguity, to correct or supplement any provision in the Applicable Indenture which may be defective or inconsistent with any other provision therein, to eliminate any conflict between the terms of the Applicable Indenture and the TMS Debt Securities issued thereunder or to make any other provisions with respect to matters or questions arising under the Applicable Indenture which will not be inconsistent with any provision of the Applicable Indenture; provided such other provisions shall not adversely affect the interests of the holders of TMS Debt Securities, of any series at the time outstanding created thereunder prior to such modification in any material respect. (Section 11.01).

     With the written consent of the holders of not less than a majority in principal amount of the TMS Debt Securities of each series at the time outstanding affected by such modification voting separately, TMS and the Applicable Trustee may modify the Applicable Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Applicable Indenture or of modifying in any manner the rights of the holders of TMS Debt Securities, under the Applicable Indenture; provided, however, that no such modification may, without the consent of the holder of each TMS Debt Security of each such series at the time outstanding affected thereby (1) change the stated maturity of the principal of, or any installment of interest on, any TMS Debt Security, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof, or change the stated maturity of, or change the currency or currencies in which the principal of (and premium, if any) or interest on such TMS Debt Security is denominated or payable, or adversely affect the right of repayment or repurchase, if any, at the option of the holder, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any TMS Debt Security, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof, or limit the obligation of TMS to maintain a paying agency outside the United States for payments on bearer securities, (2) reduce the percentage in principal amount of the TMS Debt Securities of any series at the time outstanding, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Applicable Indenture or certain defaults or Events of Default thereunder and their consequences provided for in the Applicable Indenture; or (3) modify any of the provisions of the Applicable Indenture relating to modifications and waivers of defaults and covenants, except to increase such percentage or to provide that certain other provisions of the Applicable Indenture cannot be modified or waived without the consent of the holder of each TMS Debt Security of each series at the time outstanding affected thereby; provided, however, that certain of such modifications may be made without the consent of any holder of any TMS Debt Security. (Section 11.02).

     A modification which changes or eliminates any covenant or other provision of a TMS Indenture with respect to one or more particular series of TMS Debt Securities, or which modifies the rights of the holders of

TMS Debt Securities with respect to such covenant or other provision, shall be deemed not to affect the rights under such TMS Indenture of the holders of TMS Debt Securities of any other series. (Section 11.02).

     The holders of not less than a majority in principal amount of the TMS Debt Securities of any series at the time outstanding may on behalf of the holders of all the TMS Debt Securities of any such series waive, by notice to the Applicable Trustee and TMS, any past default or Event of Default under the Applicable Indenture with respect to such series and its consequences, except a default (1) in the payment of the principal of (or premium, if any) or interest on any TMS Debt Security of such series, or in the payment of any sinking fund installment or analogous obligation with respect to the TMS Debt Securities of such series, or (2) in respect of a convenant or provision hereof which pursuant to the second paragraph under ";Modification or Waiver", above, cannot be modified or amended without the consent of the holder of each TMS Debt Security of such series at the time outstanding affected thereby. Upon any such waiver, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, for every purpose of the TMS Debt Securities of such series under the Applicable Indenture, but no such waiver will extend to any subsequent or other default or Event of Default or impair any right consequent thereon. (Section 5.13).

     TMS may omit in any particular instance to comply with certain covenants in a TMS Indenture (including the covenants relating to the maintenance by TMS of its existence, rights and franchises), if before the time for such compliance the holders of at least a majority in principal amount of the TMS Debt Securities of such series at the time outstanding either waive such compliance in such instance or generally waive compliance with such provisions, but no such waiver may extend to or affect any term, provision or condition except to the extent expressly so waived, and, until such waiver becomes effective, the obligations of TMS and the duties of the Applicable Trustee in respect of any such provision will remain in full force and effect. (Section 12.09).

     Limitation upon Merger or Consolidation. The TMS Senior Indenture provides that TMS may not consolidate with or merge into any other corporation, or convey all or substantially all of its assets as an entirety to any person, unless (1) the corporation formed by such consolidation or into which TMS is merged or the person which acquires by conveyance or transfer, or which leases, all or substantially all of the assets of TMS as an entirety (the "successor corporation") is a corporation organized and existing under the laws of the United States or any state or the District of Columbia and expressly assumes, by a supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all the TMS Senior Notes and the performance of every covenant in the TMS Senior Indenture on the part of TMS to be performed or observed; (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and (3) TMS has delivered to the TMS Senior Trustee an officers' certificate and an opinion of counsel each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the TMS Senior Indenture provisions and that all conditions precedent therein provided for relating to such transaction have been complied with. For purposes of the foregoing, assets of TMS which did not account for at least 50 percent of the consolidated net income of TMS for its most recent fiscal year ending prior to the consummation of such transaction shall not in any event be deemed to be all or substantially all of the assets of TMS.

     Limitation upon Liens. The TMS Senior Indenture also provides that TMS may not create or assume, except in favor of TMS or a subsidiary of TMS, any pledge, lien or encumbrance upon any stock of any TMS Subsidiary (as defined below) directly owned by TMS without equally and ratably securing the TMS Senior Notes. "TMS Subsidiary" means a subsidiary which accounted for at least 25 percent of the consolidated net income of TMS for its most recent fiscal year ending prior to the creation or assumption of such pledge, lien or encumbrance, of which all of the outstanding voting stock (other than directors' qualifying shares) is at the time, directly or indirectly, owned by TMS, or by one or more TMS Subsidiaries.

     Neither the TMS Debt Securities nor the TMS Indentures contain any provisions other than the foregoing which will restrict TMS, the Corporation or any of their respective subsidiaries from incurring, assuming or becoming liable with respect to any indebtedness or other obligations, whether secured or unsecured, or from paying dividends or making other distributions on its or their capital stock or purchasing or redeeming its or their capital stock. Neither the TMS Debt Securities nor the TMS Indentures contain any financial ratios or specified levels of liquidity to which TMS must adhere. In addition, neither the TMS Debt Securities nor the TMS Indentures contain any provision which requires TMS to repurchase, redeem or modify the terms of the

TMS Debt Securities upon a change in control or other events involving TMS which may adversely affect the creditworthiness of the TMS Debt Securities.

     "Discharged" means that TMS shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the TMS Debt Securities of such series and to have satisfied all the obligations under the Applicable Indenture relating to the TMS Debt Securities of such series, except
(1) the right of holders of TMS Debt Securities of such series to receive, from the trust fund described under ";Discharge, Legal Defeasance and Covenant Defeasance" above, payment of the principal of (and premium, if any) and interest on such TMS Debt Securities when such payments are due, (2) TMS's obligations with respect to the TMS Debt Securities of such series under the provisions relating to exchanges, transfers and replacement of TMS Debt Securities, the maintenance of an office or agency of TMS and the defeasance trust fund, the provisions relating to compensation and reimbursement of the Applicable Trustee, and (3) the rights, powers, trusts, duties and immunities of the Applicable Trustee thereunder. (Section 15.02).

     "U.S. Government Obligations" means securities that are (1) direct obligations of the United States for the timely payment of which its full faith and credit is pledged, or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on (or principal of) any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt. (Section 15.02).


TMS Subordinated Notes

     General

     The TMS Subordinated Notes (which term includes the TMS 7.30% Subordinated Notes and the TMS 7.95% Subordinated Notes, each as defined herein) were issued under a Subordinated Indenture, dated as of December 1, 1997 (as amended and supplemented, the "TMS Subordinated Indenture"), between TMS and The Bank of New York, as Trustee (the "TMS Subordinated Trustee"). Pursuant to a supplemental indenture to the TMS Subordinated Indenture, dated as of June 30, 1998 (the "Subordinated Guarantee"), the Corporation guaranteed the payment of the obligations of TMS under the TMS Subordinated Notes.

     Except as expressly limited therein to the TMS Senior Indenture, the description of the TMS Indentures set forth under " -- TMS Senior Notes;TMS Indentures", above, applies to the TMS Subordinated Indenture as well. Set forth below is a description of certain additional provisions of the TMS Subordinated Indenture.


     TMS 7.30% Subordinated Notes

     The TMS 7.30% Subordinated Notes due December 1, 2002 (the "TMS 7.30% Subordinated Notes") were issued on December 1, 1997 and will mature on December 1, 2002. The TMS 7.30% Subordinated Notes bear interest at the rate of 7.30% per annum, payable semiannually on June 1 and December 1 of each year to the registered holders at the close of business on the May 15 and November 15 preceding such June 1 or December 1, respectively. The TMS 7.30% Subordinated Notes are limited to $150 million aggregate principal amount.


     TMS 7.95% Subordinated Notes

     The TMS 7.95% Subordinated Notes due December 1, 2007 (the "TMS 7.95% Subordinated Notes") were issued on December 1, 1997 and will mature on December 1, 2007. The TMS 7.95% Subordinated Notes bear interest at the rate of 7.95% per annum, payable semiannually on June 1 and December 1 of each year to the registered holders at the close of business on the May 15 and November 15 preceding such June 1 or December 1, respectively. The TMS 7.95% Subordinated Notes are limited to $100 million aggregate principal amount.

 TMS Subordinated Indenture

     Discharge, Legal Defeasance and Covenant Defeasance. Under the TMS Subordinated Indentures, the covenant defeasance option and the legal defeasance option described under " -- TMS Senior Notes;TMS
Indentures;Discharge, Legal Defeasance and Covenant Defeasance" will discharge or cease to obligate, respectively, TMS with respect to the subordination provisions described below under ";Subordination".

     Event of Default.In addition to the Events of Default set forth under " -- TMS Senior Notes; TMS Indentures; Events of Default", it shall be an Event of Default under each of the TMS Subordinated Notes if there shall be a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by TMS or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by TMS or under any guarantee of payment by TMS of indebtedness for money borrowed, whether such indebtedness or guarantee now exists or shall hereafter be created, which default relates to the obligation to pay the principal of or interest on any such indebtedness or guarantee when due and payable; provided, however, that in the case of a default in the payment of interest, such default shall continue for a period of 30 days; and provided, further, that no default under either of the TMS Subordinated Notes shall exist unless the amount of such default or defaults, either individually or in the aggregate, is in excess of $15 million.

     Modification or Waiver. In addition to the circumstances described under " -- TMS Senior Notes; TMS Indentures; Modification or Waiver", and subject to the limitations set forth therein, TMS and the TMS Subordinated Trustee may, at any time and from time to time, without prior notice to or consent of any holders of TMS Subordinated Notes, modify the TMS Subordinated Indentures to make provision with respect to any conversion rights of such holders. (Section 11.01). No modification of the TMS Subordinated Indenture made with the consent of holders of a majority in principal amount of the TMS Subordinated Notes of any series may adversely affect the rights of any holder of Senior Indebtedness under the subordination provisions of the TMS Subordinated Indenture without the consent of such holder. (Section 11.08).

     Subordination. Upon any distribution of assets of TMS upon the dissolution, winding up, liquidation or reorganization of TMS, the payment of the principal of (and premium, if any) and interest on the TMS Subordinated Notes will be subordinated to the extent provided in the TMS Subordinated Indenture in right of payment to the prior payment in full of all TMS Senior Indebtedness (as defined below), including the TMS Senior Notes (Sections 16.01 and 16.02), but the obligation of TMS to make payment of principal (and premium, if any) or interest on the TMS Subordinated Notes will not otherwise be affected. (Section 16.02). No payment on account of principal (or premium, if any), sinking funds or interest may be made on the TMS Subordinated Notes unless full payment of amounts then due for principal, premium, if any, sinking funds and interest on TMS Senior Indebtedness has been made or duly provided for. (Section 16.03). In the event that, notwithstanding the foregoing, any payment by TMS described in the foregoing sentence is received by the TMS Subordinated Trustee under the TMS Subordinated Indenture, any paying agent or the holders of any of the TMS Subordinated Notes before all TMS Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the holders of such TMS Senior Indebtedness or on their behalf for application to the payment of all such TMS Senior Indebtedness remaining unpaid until all such TMS Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such TMS Senior Indebtedness. Subject to payment in full of TMS Senior Indebtedness, the holders of the TMS Subordinated Notes will be subrogated to the rights of the holders of the TMS Senior Indebtedness to the extent of payments made to the holders of such TMS Senior Indebtedness out of the distributive share of the TMS Subordinated Notes. (Section 16.02). The TMS Subordinated Indenture provides that the subordination provisions thereof shall not apply to money and securities held in trust pursuant to the satisfaction and discharge and the legal defeasance provisions of the TMS Subordinated Indenture. (Sections 4.02 and 15.02).

     "TMS Senior Indebtedness" means the principal of (and premium, if any) and unpaid interest on (1) TMS Indebtedness whether outstanding on the date of the TMS Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed (other than the Indebtedness evidenced by the TMS Subordinated Notes), unless in the instrument creating or evidencing the same pursuant to which the same is outstanding it is provided that such TMS Indebtedness is not senior or prior in right of payment to the TMS Subordinated Notes or is pari passu or subordinate by its terms in right of payment to the TMS Subordinated

Notes, and (2) renewals, extensions and modifications of any such TMS Indebtedness. (Section 1.01 of the TMS Subordinated Indenture).

     "TMS Indebtedness" means (1) any liability of any persons (a) for borrowed money, or (b) evidenced by a bond, note, debenture or similar instrument (including purchase money obligations but excluding trade payables), or (c) for the payment of money relating to a lease that is required to be classified as a capitalized lease obligation in accordance with generally accepted accounting principles, or (d) preferred or preference stock of a TMS Subsidiary held by persons other than TMS or a TMS Subsidiary; (2) any liability of others described in the preceding clause (1) that the person has guaranteed, that is recourse to such person or that is otherwise its legal liability; and (3) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (1) and (2) above.

     As of         , 1998, TMS had approximately $   million aggregate
principal amount of indebtedness outstanding that qualified as TMS Senior Indebtedness under the TMS Subordinated Indenture. TMS expects from time to time to issue additional indebtedness and to incur other obligations that may constitute TMS Senior Indebtedness under the TMS Subordinated Indenture.


The Guarantees

     Pursuant to supplemental indentures, each dated as of June 30, 1998, to the TMS Senior Indenture and the TMS Subordinated Indenture, the Corporation has fully and unconditionally guaranteed the due and punctual payment of the principal of (and premium, if any) and interest on the TMS Debt Securities when and as it shall become due and payable.

     The Corporation's obligations under the Senior Guarantee are unsecured and rank equally in right of payment with all existing and future unsecured and unsubordinated indebtedness of the Corporation.

     The Corporation's obligations under the Subordinated Guarantee are subordinated in right of payment, to the extent set forth therein, to the Corporation's obligations to the holders of Guarantor Senior Indebtedness (as defined below). No payment on account of the Subordinated Guarantee shall be made by the Corporation unless full payment of amounts then due for principal (and premium, if any), sinking fund payments, and interest on Guarantor Senior Indebtedness has been made or duly provided for in money or money's worth in accordance with its terms. No payment on account of the Subordinated Guarantee shall be made by the Corporation if, at the time of such payment or immediately after giving effect thereto, there shall have occurred an event of default with respect to any Guarantor Senior Indebtedness or any instrument under which the same is outstanding, permitting the holders thereof (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof, written notice of which shall have been given to the TMS Subordinated Trustee by the Corporation or to the Corporation and the TMS Subordinated Trustee by any holder or holders (or a trustee on their behalf) of any Guarantor Senior Indebtedness entitled to accelerate the maturity thereof by reason of such event of default, and such event of default shall not have been cured or waived.

     "Guarantor Senior Indebtedness" is defined in the TMS Subordinated Indenture as the principal of and premium, if any, and interest on (1) all indebtedness for money borrowed, whether previously outstanding or thereafter created, assumed or incurred, except (a) the Subordinated Guarantee, (b) Existing Guarantor Subordinated Indebtedness (as defined in the Subordinated Guarantee), (c) such indebtedness as is by its terms expressly stated to be junior in right of payment to the Subordinated Guarantee, and (d) such indebtedness as is by its terms expressly stated to be not superior in right of payment to the Subordinated Guarantee or to rank pari passu in right of payment with the Subordinated Guarantee, and (2) any deferrals, renewals or extensions of any thereof.

     As of      , 1998, the Corporation had approximately $   million aggregate
principal amount of indebtedness that qualified as Guarantor Senior Indebtedness under the Subordinated Guarantee. The Corporation expects from time to time to issue additional indebtedness and to incur other obligations that may constitute Guarantor Senior Indebtedness under the Subordinated Guarantee.

                                    EXPERTS

     The supplemental consolidated balance sheets of the Corporation as of December 31, 1997 and 1996, and the related supplemental consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, included in the Corporation's 1997 Supplemental Annual Report to Stockholders which is included in First Union Corporation's Form 8-K dated May 26, 1998 and incorporated by reference herein, have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                              PLAN OF DISTRIBUTION

     This Prospectus will be used by First Union Capital Markets, a division of Wheat First Securities, Inc. ("First Union Capital Markets"), an affiliate of the Corporation, in connection with offers and sales related to market-making and other transactions in the Debt Securities. First Union Capital Markets may act as principal or agent in such transactions. Such sales will be made at prices relating to prevailing market prices at the time of sale or otherwise.


                             VALIDITY OF SECURITIES

     The validity of the assumptions of the Debt Securities and the Guarantees, as applicable, has been passed upon for the Corporation by Marion A. Cowell, Jr., Esq., Executive Vice President, Secretary and General Counsel of the Corporation. Mr. Cowell owns shares of the Corporation's Common Stock and holds options to purchase additional shares of such Common Stock.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.


          Registration fee ........................................    $    100
          Printing and engraving expenses .........................      25,000
          Accounting fees .........................................      15,000
          Legal fees and expenses .................................     100,000
          Blue sky and legal investment fees and expenses .........       7,500
          Miscellaneous ...........................................      10,400
                                                                       --------
                 Total ............................................    $170,000
                                                                       ========

     All expenses are estimated except the registration fee.


Item 15. Indemnification of Directors and Officers.

     Sections 55-8-50 through 55-8-58 of the revised North Carolina Business Corporation Act (the "NCBCA"), which became effective on July 1, 1990, contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer against reasonable expenses who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation or liable on the basis of receiving a personal benefit, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

     The Corporation's Bylaws provide for the indemnification of the Corporation's directors and executive officers by the Corporation against liabilities arising out of his status as such, excluding any liability relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the Corporation.

     The Corporation's Articles of Incorporation provides for the elimination of the personal liability of each director of the Corporation to the fullest extent permitted by the provisions of the NCBCA, as the same may from time to time be in effect.

     The Corporation maintains directors and officers liability insurance, which provides coverage of up to $80,000,000, subject to certain deductible amounts. In general, the policy insures (i) the Corporation's directors and officers against loss by reason of any of their wrongful acts, and/or (ii) the Corporation against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

     Under agreements which may be entered into by the Corporation, certain controlling persons, directors and officers of the Corporation may be entitled to indemnification by underwriters and agents who participate in the distribution of Debt Securities covered by the Registration Statement against certain liabilities, including liabilities under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise (other than insurance), the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than insurance and the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits.


         Exhibit No.                                                       Description
----------------------------      ---------------------------------------------------------------------------------------------
        (4)(a)(i)            --   Copy of the CoreStates Subordinated Indenture. (Incorporated by reference to Exhibit 4.2 to
                                  CoreStates' Current Report on Form 8-K dated January 29, 1991, to Exhibit 4 to
                                  CoreStates' Current Report on Form 8-K dated April 20, 1993, and to Exhibit 4.5 to
                                  Registrant's Annual Report on Form 10-K for the year ended December 31, 1994.)
        (4)(a)(ii)           --   Copy of the assumption of the CoreStates Subordinated Indenture.
        (4)(a)(iii)          --   Specimen of CoreStates Subordinated Medium-Term Note. (Incorporated by reference to
                                  Exhibit 4.5 to CoreStates' Current Report on Form 8-K dated January 29, 1991.)
        (4)(a)(iv)           --   Specimen of CoreStates 9 5/8% Subordinated Note. (Incorporated by reference to Exhibit 4.7 to CoreStates' Current Report on Form 8-K dated January 29, 1991.)
        (4)(a)(v)            --   Specimen of CoreStates 9 3/8% Subordinated Note. (Incorporated by reference to Exhibit (4)
                                  to CoreStates' Current Report on Form 8-K dated April 21, 1991.)
        (4)(a)(vi)           --   Specimen of CoreStates 6 5/8% Subordinated Note. (Incorporated by reference to Exhibit 4 to
                                  CoreStates' Current Report on Form 8-K dated March 18, 1993.)
        (4)(a)(vii)          --   Specimen of CoreStates 5 7/8% Subordinated Note. (Incorporated by reference to Exhibit 4 of
                                  CoreStates' Current Report on Form 8-K dated October 21, 1993.)
        (4)(a)(viii)         --   Specimen of CoreStates Subordinated Medium-Term Note. (Incorporated by reference to
                                  Exhibit 4(f) to CoreStates' Registration Statement No. 33-54049.)
        (4)(a)(ix)           --   Form of CoreStates Subordinated Medium-Term Note. (Incorporated by reference to
                                  Exhibit 4(f)(5) to CoreStates' Registration Statement Nos. 333-2297 and 33-54049.)
        (4)(b)(i)            --   Copy of the CoreStates Senior Indenture. (Incorporated by reference to Exhibit 4.1 to
                                  CoreStates' Current Report on Form 8-K dated January 29, 1991.)
        (4)(b)(ii)           --   Copy of the assumption of the CoreStates Senior Indenture.
        (4)(b)(iii)          --   Specimen of CoreStates Senior Medium-Term Note. (Incorporated by reference to Exhibit 4.3 to CoreStates' Current Report on Form 8-K dated January 29, 1991.)
        (4)(b)(iv)           --   Specimen of CoreStates Senior Medium-Term Note. (Incorporated by reference to
                                  Exhibit 4(d) to CoreStates' Registration Statement No. 33-54049.)
        (4)(b)(v)            --   Form of CoreStates Senior Medium-Term Note. (Incorporated by reference to Exhibit 4
                                  (d)(5) to CoreStates' Registration Statement Nos. 333-2297 and 33-54049.)
        (4)(c)(i)            --   Copy of the Meridian Subordinated Indenture. (Incorporated by reference to Exhibit 4.1 to
                                  Meridian's Registration Statement No. 33-45562.)
        (4)(c)(ii)           --   Copy of the assumption of the Meridian Subordinated Indenture.
        (4)(d)(i)            --   Copy of the Meridian Senior Indenture. (Incorporated by reference to Exhibit 4.2 to
                                  Meridian's Registration Statement No. 33-45562.)
        (4)(d)(ii)           --   Copy of the assumption of the Meridian Senior Indenture.
        (4)(e)(i)            --   Copy of the First Fidelity Subordinated Indenture. (Incorporated by reference to Exhibit 4.3 to First Fidelity's Registration Statement No. 33-21480 and Exhibit No. 4.2 to
                                  Post-Effective Amendment No. 1 to Registration Statement No. 33-21480.)
        (4)(e)(ii)           --   Copy of the first assumption of the First Fidelity Subordinated Indenture.
        (4)(e)(iii)          --   Copy of the second assumption of the First Fidelity Subordinated Indenture.
        (4)(f)(i)            --   Copy of the TMS Subordinated Indenture. (Incorporated by reference to Exhibit 4.1,
                                  Exhibit 4.2 and Exhibit 4.3 to TMS's Current Report on Form 8-K dated December 1,
                                  1997, and to Exhibit 4.4 to TMS's Registration Statement No. 33-98972.)
        (4)(f)(ii)           --   Copy of the Subordinated Guarantee.
        (4)(f)(iii)          --   Form of TMS Subordinated Note. (Incorporated by reference to Exhibit 4.4 to TMS's
                                  Registration Statement No. 33-98972.)
        (4)(f)(iv)           --   Form of TMS 7.30% Subordinated Note. (Incorporated by reference to Exhibit 4.2 to TMS's
                                  Current Report on Form 8-K dated December 1, 1997.)
        (4)(f)(v)            --   Form of TMS 7.95% Subordinated Note. (Incorporated by reference to Exhibit 4.3 to TMS's
                                  Current Report on Form 8-K dated December 1, 1997.)
        (4)(g)(i)            --   Copy of The TMS Senior Indenture. (Incorporated by reference to Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3 to TMS's Current Report on Form 8-K dated April 15, 1997 and to
                                  Exhibit 4.2 to TMS's Registration Statement No. 333-24807.)

        Exhibit No.                                                         Description
--------------------------        ----------------------------------------------------------------------------------------------
         (4)(g)(ii)          --   Copy of the Senior Guarantee.
         (4)(g)(iii)         --   Form of TMS Senior Note. (Incorporated by reference to Exhibit 4.2 to TMS's Registration
                                  Statement No. 333-24807.)
         (4)(g)(iv)          --   Form of TMS 8.05% Senior Note. (Incorporated by reference to Exhibit 4.2 to TMS's
                                  Current Report on Form 8-K dated April 15, 1997.)
         (4)(g)(v)           --   Form of TMS 8.375% Senior Note. (Incorporated by reference to Exhibit 4.3 to TMS's
                                  Current Report on Form 8-K dated April 15, 1997.)
         (4)(h)(i)           --   Copy of the Signet Subordinated Indenture. (Incorporated by reference to Exhibit 4(f) to
                                  Signet's Registration Statement No. 33-4491.)
         (4)(h)(ii)          --   Copy of the assumption of the Signet Subordinated Indenture.
         (4)(i)(i)           --   Copy of the Dominion Subordinated Indenture. (Incorporated by reference to Exhibit 4 to
                                  Amendment No. 1 to Dominion's Registration Statement No. 33-14858.)
         (4)(i)(ii)          --   Copy of the first assumption of the Dominion Subordinated Indenture.
         (4)(i)(iii)         --   Copy of the second assumption of the Dominion Subordinated Indenture.
         (4)(j)(i)           --   Copy of the Florida National Subordinated Indenture. (Incorporated by reference to Exhibit
                                  4(a) to Florida National's Registration Statement No. 33-13757.)
         (4)(j)(ii)          --   Copy of the first assumption of the Florida National Subordinated Indenture.
         (4)(j)(iii)         --   Copy of the second assumption of the Florida National Subordinated Indenture.
         (4)(j)(iv)          --   Form of Florida National Capital Notes. (Incorporated by reference to Exhibit 4(b) to Florida
                                  National's Registration Statement No. 33-13757.
         (5)                 --   Opinion of Marion A. Cowell, Jr., Esq.
         (12)                --   Computations of Consolidated Ratios of Earnings to Fixed Charges. (Incorporated by
                                  reference to Exhibit (12) to the Corporation's 1998 Third Quarter Report on Form 10-Q.)
         (23)(a)             --   Consent of KPMG Peat Marwick LLP.
         (23)(b)             --   Consent of Marion A. Cowell, Jr., Esq. (Included in Exhibit (5).)
         (24)                --   Power of Attorney. (Incorporated by reference to Exhibit (24) to the Corporation's
                                  Registration Statement No. 333-58299.)
         (25)(a)             --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the CoreStates
                                  Subordinated Trustees. (Incorporated by reference to Exhibit 26(b) to CoreStates'
                                  Registration Statement No. 33-57034 and Exhibit 26(b) to CoreStates' Registration
                                  Statement No. 33-54049.)
         (25)(b)             --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the CoreStates
                                  Senior Trustee. (Incorporated by reference to Exhibit 25 to CoreStates' Registration
                                  Statement No. 333-02297.)
         (25)(c)             --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Meridian
                                  Subordinated Trustee. (Incorporated by reference to Exhibit 26.1 to Meridian's
                                  Registration Statement No. 33-58690.)
         (25)(d)             --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Meridian
                                  Senior Trustee. (Incorporated by reference to Exhibit 26.2 to Meridian's Registration
                                  Statement No. 33-58690.)
         (25)(e)             --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the First Fidelity
                                  Subordinated Trustee. (Incorporated by reference to Exhibit 26.1 to First Fidelity's
                                  Registration Statement No. 33-21480.)
         (25)(f)             --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the TMS
                                  Subordinated Trustee.
         (25)(g)             --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the TMS Senior
                                  Trustee. (Incorporated by reference to Exhibit 25.1 to TMS's Registration Statement
                                  No. 333-24807.)
         (25)(h)             --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Signet
                                  Subordinated Trustee. (Incorporated by reference to Exhibit 26(b) to Signet's Registration
                                  Statement No. 33-28089.)
         (25)(i)             --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Dominion
                                  Subordinated Trustee.
         (25)(j)             --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Florida
                                  National Subordinated Trustee. (Incorporated by reference to Exhibit 26 to Florida
                                  National's Registration Statement No. 33-13757.)
         (27)                --   The Corporation's Financial Data Schedule. (Incorporated by reference to Exhibit (27) to the Corporation's 1998 Third Quarter Report on Form 10-Q.)

Item 17. Undertakings.

A. Undertakings to Update Annually.

       (1) The undersigned registrant hereby undertakes:

          (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of the 1933 (as amended, the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       provided, however, that paragraphs (1)(A)(i) and (1)(A)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
       Section 15(d) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") that are incorporated by reference in the registration statement.

          (B) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses in the defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on January 12, 1999.

                                     FIRST UNION CORPORATION



                                     By:   MARION A. COWELL, JR.
                                        ---------------------------------------

                                        Marion A. Cowell, Jr.
                                        Executive Vice President, Secretary
                                        and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.



                 Signature                   Capacity
------------------------------------------   ------------------------------------
    EDWARD E. CRUTCHFIELD*                   Chairman and Chief Executive Officer
    -------------------------------------     and Director
    Edward E. Crutchfield

    ROBERT T. ATWOOD*                        Executive Vice President and Chief
    -------------------------------------     Financial Officer
    Robert T. Atwood

    JAMES H. HATCH*                          Senior Vice President and Corporate
    -------------------------------------     Controller (Principal Accounting
    James H. Hatch                            Officer)


    EDWARD E. BARR*                          Director
    -------------------------------------
    Edward E. Barr

                                             Director
    -------------------------------------
    G. Alex Bernhardt

    W. WALDO BRADLEY*                        Director
    -------------------------------------
    W. Waldo Bradley

    ROBERT J. BROWN*                         Director
    -------------------------------------
    Robert J. Brown

    A. DANO DAVIS*                           Director
    -------------------------------------
    A. Dano Davis

                                             Director
    -------------------------------------
    Norwood H. Davis

    R. STUART DICKSON*                       Director
    -------------------------------------
    R. Stuart Dickson

    B. F. DOLAN*                             Director
    -------------------------------------
    B. F. Dolan

    RODDEY DOWD, SR.*                        Director
    -------------------------------------
    Roddey Dowd, Sr.

                                             Director
    -------------------------------------
    John R. Georgius

                    Signature                       Capacity
-------------------------------------------------   ---------
    ARTHUR M. GOLDBERG*                             Director
    -------------------------------------
    Arthur M. Goldberg

    WILLIAM H. GOODWIN, JR.*                        Director
    -------------------------------------
    William H. Goodwin, Jr.

    FRANK M. HENRY*                                Director
    -------------------------------------
    Frank M. Henry

    ERNEST E. JONES*                               Director
    -------------------------------------
    Ernest E. Jones

    TERRENCE A. LARSEN*                            Director
    -------------------------------------
    Terrence A. Larsen

    HERBERT LOTMAN*                                Director
    -------------------------------------
    Herbert Lotman

    RADFORD D. LOVETT*                             Director
    -------------------------------------
    Radford D. Lovett

    MACKEY J. MCDONALD*                            Director
    -------------------------------------
    Mackey J. McDonald

    MALCOLM S. MCDONALD*                           Director
    -------------------------------------
    Malcom S. McDonald

    PATRICIA A. MCFATE*                            Director
    -------------------------------------
    Patricia A. McFate

    JOSEPH NEUBAUER*                               Director
    -------------------------------------
    Joseph Neubauer

    RANDOLPH N. REYNOLDS*                          Director
    -------------------------------------
    Randolph N. Reynolds

    JAMES M. SEABROOK*                             Director
    -------------------------------------
    James M. Seabrook
                                                   Director
    -------------------------------------
    Ruth G. Shaw

    CHARLES M. SHELTON, SR.*                       Director
    -------------------------------------
    Charles M. Shelton, Sr.

    LANTY L. SMITH*                                Director
    -------------------------------------
    Lanty L. Smith

    RAYMOND W. SMITH*                              Director
    -------------------------------------
    Raymond W. Smith

      *By Marion A. Cowell, Jr., Attorney-in-Fact
     MARION A. COWELL, JR.
    -------------------------------------
     Marion A. Cowell, Jr.

   Date: January 12, 1999

                                 EXHIBIT INDEX




         Exhibit No.                                                    Description
---------------------------- ---------------------------------------------------------------------------------------------
        (4)(a)(i)         -- Copy of the CoreStates Subordinated Indenture. (Incorporated by reference to Exhibit 4.2 to
                             CoreStates' Current Report on Form 8-K dated January 29, 1991, to Exhibit 4 to
                             CoreStates' Current Report on Form 8-K dated April 20, 1993, and to Exhibit 4.5 to
                             Registrant's Annual Report on Form 10-K for the year ended December 31, 1994.)
        (4)(a)(ii)        -- Copy of the assumption of the CoreStates Subordinated Indenture.
        (4)(a)(iii)       -- Specimen of CoreStates Subordinated Medium-Term Note. (Incorporated by reference to
                             Exhibit 4.5 to CoreStates' Current Report on Form 8-K dated January 29, 1991.)
        (4)(a)(iv)        -- Specimen of CoreStates 9 5/8% Subordinated Note. (Incorporated by reference to Exhibit 4.7 to CoreStates' Current Report on Form 8-K dated January 29, 1991.)
        (4)(a)(v)         -- Specimen of CoreStates 9 3/8% Subordinated Note. (Incorporated by reference to Exhibit (4)
                             to CoreStates' Current Report on Form 8-K dated April 21, 1991.)
        (4)(a)(vi)        -- Specimen of CoreStates 6 5/8% Subordinated Note. (Incorporated by reference to Exhibit 4 to
                             CoreStates' Current Report on Form 8-K dated March 18, 1993.)
        (4)(a)(vii)       -- Specimen of CoreStates 5 7/8% Subordinated Note. (Incorporated by reference to Exhibit 4 of CoreStates' Current Report on Form 8-K dated October 21, 1993.)
        (4)(a)(viii)      -- Specimen of CoreStates Subordinated Medium-Term Note. (Incorporated by reference to
                             Exhibit 4(f) to CoreStates' Registration Statement No. 33-54049.)
        (4)(a)(ix)        -- Form of CoreStates Subordinated Medium-Term Note. (Incorporated by reference to
                             Exhibit 4(f)(5) to CoreStates' Registration Statement Nos. 333-2297 and 33-54049.)
        (4)(b)(i)         -- Copy of the CoreStates Senior Indenture. (Incorporated by reference to Exhibit 4.1 to
                             CoreStates' Current Report on Form 8-K dated January 29, 1991.)
        (4)(b)(ii)        -- Copy of the assumption of the CoreStates Senior Indenture.
        (4)(b)(iii)       -- Specimen of CoreStates Senior Medium-Term Note. (Incorporated by reference to
                             Exhibit 4.3 to CoreStates' Current Report on Form 8-K dated January 29, 1991.)
        (4)(b)(iv)        -- Specimen of CoreStates Senior Medium-Term Note. (Incorporated by reference to
                             Exhibit 4(d) to CoreStates' Registration Statement No. 33-54049.)
        (4)(b)(v)         -- Form of CoreStates Senior Medium-Term Note. (Incorporated by reference to
                             Exhibit 4(d)(5) to CoreStates' Registration Statement Nos. 333-2297 and 33-54049.)
        (4)(c)(i)         -- Copy of the Meridian Subordinated Indenture. (Incorporated by reference to Exhibit 4.1 to
                             Meridian's Registration Statement No. 33-45562.)
        (4)(c)(ii)        -- Copy of the assumption of the Meridian Subordinated Indenture.
        (4)(d)(i)         -- Copy of the Meridian Senior Indenture. (Incorporated by reference to Exhibit 4.2 to
                             Meridian's Registration Statement No. 33-45562.)
        (4)(d)(ii)        -- Copy of the assumption of the Meridian Senior Indenture.
        (4)(e)(i)         -- Copy of the First Fidelity Subordinated Indenture. (Incorporated by reference to Exhibit 4.3 to
                             First Fidelity's Registration Statement No. 33-21480 and Exhibit No. 4.2 to Post-Effective
                             Amendment No. 1 to Registration Statement No. 33-21480.)
        (4)(e)(ii)        -- Copy of the first assumption of the First Fidelity Subordinated Indenture.
        (4)(e)(iii)       -- Copy of the second assumption of the First Fidelity Subordinated Indenture.
        (4)(f)(i)         -- Copy of the TMS Subordinated Indenture. (Incorporated by reference to Exhibit 4.1,
                             Exhibit 4.2 and Exhibit 4.3 to TMS's Current Report on Form 8-K dated December 1,
                             1997, and to Exhibit 4.4 to TMS's Registration Statement No. 33-98972.)
        (4)(f)(ii)        -- Copy of the Subordinated Guarantee.
        (4)(f)(iii)       -- Form of TMS Subordinated Note. (Incorporated by reference to Exhibit 4.4 to TMS's
                             Registration Statement No. 33-98972.)
        (4)(f)(iv)        -- Form of TMS 7.30% Subordinated Note. (Incorporated by reference to Exhibit 4.2 to
                             TMS's Current Report on Form 8-K dated December 1, 1997.)
        (4)(f)(v)         -- Form of TMS 7.95% Subordinated Note. (Incorporated by reference to Exhibit 4.3 to
                             TMS's Current Report on Form 8-K dated December 1, 1997.)
        (4)(g)(i)         -- Copy of the TMS Senior Indenture. (Incorporated by reference to Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3 to TMS's Current Report on Form 8-K dated April 15, 1997 and to
                             Exhibit 4.2 to TMS's Registration Statement No. 333-24807.)
        (4)(g)(ii)        -- Copy of the Senior Guarantee.
        (4)(g)(iii)       -- Form of TMS Senior Note. (Incorporated by reference to Exhibit 4.2 to TMS's Registration
                             Statement No. 333-24807.)

        Exhibit No.                                                         Description
--------------------------        ----------------------------------------------------------------------------------------------
         (4)(g)(iv)          --   Form of TMS 8.05% Senior Note. (Incorporated by reference to Exhibit 4.2 to TMS's
                                  Current Report on Form 8-K dated April 15, 1997.)
         (4)(g)(v)           --   Form of TMS 8.375% Senior Note. (Incorporated by reference to Exhibit 4.3 to TMS's
                                  Current Report on Form 8-K dated April 15, 1997.)
         (4)(h)(i)           --   Copy of the Signet Subordinated Indenture. (Incorporated by reference to Exhibit 4(f) to
                                  Signet's Registration Statement No. 33-4491.)
         (4)(h)(ii)          --   Copy of the assumption of the Signet Subordinated Indenture.
         (4)(i)(i)           --   Copy of the Dominion Subordinated Indenture. (Incorporated by reference to Exhibit 4 to
                                  Amendment No. 1 to Dominion's Registration Statement No. 33-14858.)
         (4)(i)(ii)          --   Copy of the first assumption of the Dominion Subordinated Indenture.
         (4)(i)(iii)         --   Copy of the second assumption of the Dominion Subordinated Indenture.
         (4)(j)(i)           --   Copy of the Florida National Subordinated Indenture. (Incorporated by reference to Exhibit
                                  4(a) to Florida National's Registration Statement No. 33-13757.)
         (4)(j)(ii)          --   Copy of the first assumption of the Florida National Subordinated Indenture.*
         (4)(j)(iii)         --   Copy of the second assumption of the Florida National Subordinated Indenture.
         (4)(j)(iv)          --   Form of Florida National Capital Notes. (Incorporated by reference to Exhibit 4(b) to
                                  Florida National's Registration Statement No. 33-13757.)
         (5)                 --   Opinion of Marion A. Cowell, Jr., Esq.
        (12)                 --   Computations of Consolidated Ratios of Earnings to Fixed Charges. (Incorporated by
                                  reference to Exhibit (12) to the Corporation's 1998 Third Quarter Report on Form 10-Q.)
        (23)(a)              --   Consent of KPMG Peat Marwick LLP.
        (23)(b)              --   Consent of Marion A. Cowell, Jr., Esq. (Included in Exhibit (5).)
        (24)                 --   Power of Attorney. (Incorporated by reference to Exhibit (24) to the Corporation's
                                  Registration Statement No. 333-58299.)
        (25)(a)              --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the CoreStates
                                  Subordinated Trustees. (Incorporated by reference to Exhibit 26(b) to CoreStates'
                                  Registration Statement No. 33-57034 and Exhibit 26(b) to CoreStates' Registration
                                  Statement No. 33-54049.)
        (25)(b)              --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the CoreStates
                                  Senior Trustee. (Incorporated by reference to Exhibit 25 to CoreStates' Registration
                                  Statement No. 333-02297.)
        (25)(c)              --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Meridian
                                  Subordinated Trustee. (Incorporated by reference to Exhibit 26.1 to Meridian's
                                  Registration Statement No. 33-58690.)
        (25)(d)              --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Meridian
                                  Senior Trustee. (Incorporated by reference to Exhibit 26.2 to Meridian's Registration
                                  Statement No. 33-58690.)
        (25)(e)              --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the First Fidelity
                                  Subordinated Trustee. (Incorporated by reference to Exhibit 26.1 to First Fidelity's
                                  Registration Statement No. 33-21480.)
        (25)(f)              --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the TMS
                                  Subordinated Trustee.*
        (25)(g)              --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the TMS Senior
                                  Trustee. (Incorporated by reference to Exhibit 25.1 to TMS's Registration Statement
                                  No. 333-24807.)
        (25)(h)              --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Signet
                                  Subordinated Trustee. (Incorporated by reference to Exhibit 26(b) to Signet's Registration
                                  Statement No. 33-28089.)
        (25)(i)              --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Dominion
                                  Subordinated Trustee.*
        (25)(j)              --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Florida
                                  National Subordinated Trustee. (Incorporated by reference to Exhibit 26 to Florida
                                  National's Registration Statement No. 33-13757.)
        (27)                 --   The Corporation's Financial Data Schedule. (Incorporated by reference to Exhibit (27) to the Corporation's 1998 Third Quarter Report on Form 10-Q.)

----------
* To be filed by amendment.